Exhibit 10.2

MEZZANINE LOAN AGREEMENT

Dated as of February 6, 2018

Between

CINDAT HERSHA OWNER JV ASSOCIATES, LLC, as Borrower

and

CINDAT HERSHA LESSEE JV ASSOCIATES, LLC, as Op Co Pledgor

and

CMTG LENDER 12 LLC, as Lender

MEZZANINE LOAN AGREEMENT			1

I.	DEFINITIONS; PRINCIPLES OF CONSTRUCTION		2

	Section 1.1	Definitions	2

	Section 1.2	Principles of Construction	33

II.	THE LOAN		34

	Section 2.1	The Loan	34

	2.1.1	Agreement to Lend and Borrow	34

	2.1.2	Single Disbursement to Borrower	34

	2.1.3	The Note	34

	2.1.4	Use of Proceeds	34

	Section 2.2	Interest Rate	34

	2.2.1	Applicable Interest Rate	34

	2.2.2	Interest Calculation	34

	2.2.3	Determination of Interest Rate	35

	2.2.4	Usury Savings	38

	Section 2.3	Loan Payments	38

	2.3.1	Payment Before Maturity Date	38

	2.3.2	Payment on Maturity Date	38

	2.3.3	Allocation of Payments	39

	2.3.4	Interest Rate and Payment after Default	39

	2.3.5	Late Payment Charge	39

	2.3.6	Method and Place of Payment	39

	Section 2.4	Prepayments	40

	2.4.1	Voluntary Prepayments	40

	2.4.2	Liquidation Events; Mandatory Prepayments	41

	2.4.3	Intentionally Omitted	41

	2.4.4	Mandatory Prepayments; Transfer of Property	41

	Section 2.5	Interest Rate Protection Agreement	42

	Section 2.6	Release of Collateral	45

	2.6.1	Release of Collateral	45

	2.6.2	Release on Payment in Full	45

	2.6.3	Intentionally Omitted	45

	2.6.4	Release of Individual Property	45

i

	Section 2.7	Clearing Account/Cash Management Account	48

	2.7.1	Clearing Account	48

	2.7.2	Cash Management Account	48

	2.7.3	Cash Management	48

	2.7.4	Payments Received Under this Agreement	49

	Section 2.8	Extension of the Initial Maturity Date	50

	Section 2.9	Withholding Taxes	51

III.	REPRESENTATIONS AND WARRANTIES		55

	Section 3.1	Borrower Representations	55

	3.1.1	Organization	55

	3.1.2	Proceedings	56

	3.1.3	No Conflicts	56

	3.1.4	Litigation	56

	3.1.5	Agreements	56

	3.1.6	Consents	57

	3.1.7	Title	57

	3.1.8	No Plan Assets	57

	3.1.9	Compliance	57

	3.1.10	Financial Information	58

	3.1.11	Condemnation	58

	3.1.12	Affiliates	58

	3.1.13	No Contractual Obligations	58

	3.1.14	Intentionally Omitted	59

	3.1.15	Enforceability	59

	3.1.16	Intentionally Omitted	59

	3.1.17	Insurance	59

	3.1.18	Licenses	59

	3.1.19	Intentionally Omitted	59

	3.1.20	Intentionally Omitted	59

	3.1.21	Intentionally Omitted	59

	3.1.22	Leases	59

	3.1.23	Filing, Recording and Other Taxes	60

	3.1.24	Single Purpose	60

	3.1.25	Tax Filings	68

	3.1.26	Solvency	68

	3.1.27	Federal Reserve Regulations	68

	3.1.28	Organizational Chart	68

	3.1.29	Bank Holding Company	68

	3.1.30	Intentionally Omitted	69

	3.1.31	Investment Company Act	69

	3.1.32	Intentionally Omitted	69

	3.1.33	No Bankruptcy Filing	69

	3.1.34	Full and Accurate Disclosure	69

	3.1.35	Foreign Person	69

	3.1.36	No Change in Facts or Circumstances; Disclosure	69

	3.1.37	Management Agreement	70

	3.1.38	Perfection of Accounts	70

	3.1.39	Intentionally Omitted	70

	3.1.40	Intentionally Omitted	70

	3.1.41	Patriot Act	70

	3.1.42	Franchise Agreement	71

	3.1.43	No Casualty	71

	3.1.44	Purchase Options	71

	3.1.45	Use of Property	71

	3.1.46	Fiscal Year	71

	3.1.47	Material Agreements	71

	3.1.48	Other Obligations and Liabilities	72

	3.1.49	Illegal Activity	72

	3.1.50	Intentionally Omitted	72

	3.1.51	Intentionally Omitted	72

	3.1.52	Operating Lease	72

	3.1.53	Mortgage Loan Representations and Warranties	73

	Section 3.2	Survival of Representations	73

IV.	BORROWER COVENANTS		73

	Section 4.1	Borrower Affirmative Covenants	73

	4.1.1	Existence; Compliance with Legal Requirements	73

4.1.2	Taxes and Other Charges	74

4.1.3	Litigation	75

4.1.4	Access to Property	75

4.1.5	Further Assurances; Supplemental Mortgage Affidavits	75

4.1.6	Financial Reporting	76

4.1.7	Title to Property and the Collateral	79

4.1.8	Estoppel Statement	80

4.1.9	Leases	80

4.1.10	Alterations	82

4.1.11	Net Liquidation Proceeds After Debt Service	83

4.1.12	Material Agreements	83

4.1.13	Performance by Borrower	83

4.1.14	Costs of Enforcement/Remedying Defaults	83

4.1.15	Business and Operations	83

4.1.16	Intentionally Omitted	84

4.1.17	Intentionally Omitted	84

4.1.18	Handicapped Access	84

4.1.19	Additional Reports	84

4.1.20	Notice of Certain Events	84

4.1.21	Further Assurances; Power of Attorney	84

4.1.22	Taxes on Security	85

4.1.23	Intentionally Omitted	85

4.1.24	Intentionally Omitted	85

4.1.25	Patriot Act Compliance	85

4.1.26	Operating Lease	85

4.1.27	Liquor License	88

4.1.28	Required Repairs	89

4.1.29	Building Violations	89

4.1.30	Special Distributions	89

4.1.31	Reserve Funds	89

4.1.32	Notices	89

4.1.33	Mortgage Borrower Covenants	90

4.1.34	Curing	90

	4.1.35	Refinancing	90

	4.1.36	Mortgage Borrower’s Title Insurance Policy	90

	4.1.37	Acquisition of the Mortgage Loan	90

	4.1.38	Mortgage Loan Defaults	91

	Section 4.2	Borrower Negative Covenants	92

	4.2.1	Liens	92

	4.2.2	Intentionally Omitted	93

	4.2.3	Change in Business	93

	4.2.4	Debt Cancellation	93

	4.2.5	Intentionally Omitted	93

	4.2.6	Zoning	94

	4.2.7	Intentionally Omitted	94

	4.2.8	No Joint Assessment	94

	4.2.9	Principal Place of Business	94

	4.2.10	ERISA	94

	4.2.11	Material Agreements	95

	4.2.12	Change of Name, Identity or Structure	95

	4.2.13	Special Purpose	95

	4.2.14	Prohibited Person	95

	4.2.15	Intentionally Omitted	96

	4.2.16	Intentionally Omitted	96

	4.2.17	Hotel Trade Name	96

	4.2.18	Collective Bargaining Agreements	96

	4.2.19	Operating Lease	96

	4.2.20	Joint Venture Agreements	96

	4.2.21	No Contractual Obligations	96

	4.2.22	Limitation on Securities Issuances	97

	4.2.23	Limitations on Distributions	97

	4.2.24	Other Limitations	97

V.	INSURANCE, CASUALTY AND CONDEMNATION		97

	Section 5.1	Insurance	97

	Section 5.2	Casualty and Condemnation	98

	5.2.1	Casualty	98

v

	5.2.2	Condemnation	99

	5.2.3	Lender Rights	99

	Section 5.3	Restoration	100

VI.	RESERVE FUNDS AND CASH MANAGEMENT		100

	Section 6.1	Intentionally Omitted	100

	Section 6.2	Tax Funds	100

	Section 6.3	Insurance Funds	100

	Section 6.4	Capital Expenditure Funds	101

	Section 6.5	Debt Yield Cure Funds	101

	Section 6.6	PIP Funds	101

	Section 6.7	Excess Cash Flow Funds	102

	Section 6.8	Mezzanine Debt Yield Cure Funds	102

	6.8.1	Deposits of Mezzanine Debt Yield Cure Funds	102

	6.8.2	Release of Mezzanine Debt Yield Cure Funds	102

	Section 6.9	Mezzanine Loan Excess Cash Flow Funds	104

	6.9.1	Deposits of Mezzanine Loan Excess Cash Flow Funds	104

	6.9.2	Release of Mezzanine Loan Excess Cash Flow Funds	104

	Section 6.10	Reserve Funds	104

	6.10.1	Security Interest	104

	6.10.2	Investments; Income Taxes	104

	6.10.3	Indemnity	105

	6.10.4	Transfer of Funds In Mortgage Reserve Accounts	105

	Section 6.11	Provisions Regarding Letters of Credit	105

	6.11.1	Event of Default	105

	6.11.2	Security for Debt	105

	6.11.3	Limitations on Letters of Credit	106

	6.11.4	Additional Rights of Lender	106

VII.	PROPERTY MANAGEMENT		106

	Section 7.1	Management Agreement and Franchise Agreement	106

	Section 7.2	Prohibition Against Termination or Modification	107

	Section 7.3	Replacement of Manager	108

	Section 7.4	Matters Concerning Manager	108

	Section 7.5	Matters Concerning Franchisor	108

SCHEDULES

Schedule I Schedule II Schedule III Schedule IV	– – – –	Borrower Operating Lessee Allocated Loan Amounts Franchise Agreements
Schedule V	–	Rent Roll
Schedule VI	–	Required Repairs
Schedule VII Schedule VIII	– –	Organizational Chart Intentionally Omitted
Schedule IX Schedule X Schedule XI Schedule XII	– – – –	Updated Information Smith Travel Research Reports Prohibited Lenders Franchise Agreement Exceptions

MEZZANINE LOAN AGREEMENT

THIS MEZZANINE LOAN AGREEMENT, dated as of February 6, 2018 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), between CMTG LENDER 12 LLC, a Delaware limited liability company, having an address at c/o Mack Real Estate Credit Strategies, L.P., 60 Columbus Circle, New York, New York 10023 (together with its successors and assigns, “Lender”), and CINDAT HERSHA OWNER JV ASSOCIATES, LLC, a Delaware limited liability company, having its principal place of business at 44 Hersha Drive, Harrisburg, Pennsylvania 17102 (“Borrower”) and CINDAT HERSHA LESSEE JV ASSOCIATES, LLC, a Delaware limited liability company, having its principal place of business at 44 Hersha Drive, Harrisburg, Pennsylvania 17102 (“Op Co Pledgor”).

All capitalized terms used herein shall have the respective meanings set forth in Article I hereof.

W I T N E S S E T H :

WHEREAS, UBS AG, by and through its branch office located at 1285 Avenue of the Americas, New York, New York and having an address at 1285 Avenue of the Americas, New York, New York, 10019 and China Merchants Bank Co., Ltd. New York Branch, a bank organized under the laws of the People’s Republic of China, acting by and through its New York Branch and having an address at 535 Madison Avenue, 18th Floor, New York, New York 10022, collectively as mortgage lender (collectively, “Mortgage Lender”), are making a mortgage loan in the original principal amount of $300,000,000 (the “Mortgage Loan”) to each of the entities on Schedule I attached hereto, each a Delaware limited liability company (collectively, “Mortgage Borrower”) pursuant to a Loan Agreement, dated as of the date hereof, among Mortgage Borrower, each of the entities on Schedule II attached hereto, each a Delaware limited liability company (collectively, “Operating Lessee”) and Mortgage Lender, and secured by, among other things, that certain Consolidated, Amended, and Restated Fee and Leasehold Mortgage and Security Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Security Instrument”), by Mortgage Borrower and Operating Lessee in favor of Mortgage Lender pursuant to which Mortgage Borrower and Operating Lessee have granted to Mortgage Lender a first priority security interest on, among other things, the real property and other collateral as more fully described in the Security Instrument (collectively, the “Property”);

WHEREAS, Borrower is the legal and beneficial owner of all of the equity interests in Mortgage Borrower, consisting of 100% of the limited liability company interests therein;

WHEREAS, Op Co Pledgor is the legal and beneficial owner of all of the equity interests in Operating Lessee, consisting of 100% of the limited liability company interests therein;

WHEREAS, Borrower desires to obtain the Loan from Lender;

WHEREAS, as a condition precedent to the obligation of Lender to make the Loan to Borrower, each of Borrower and Op Co Pledgor has entered into that certain Pledge and Security Agreement (Mezzanine Loan), dated as of the date hereof, in favor of Lender (as amended, supplemented or otherwise modified from time to time, the “Pledge Agreement”), pursuant to which Borrower and Op Co Pledgor have granted to Lender a first priority security interest in the Collateral (as hereinafter defined) as collateral security for the Debt (as hereinafter defined); and

WHEREAS, subject to and in accordance with the terms and conditions of this Agreement and the other Loan Documents and based upon the representations, warranties, covenants and undertakings of Borrower herein and therein contained, Lender is willing to make the Loan to Borrower.

NOW, THEREFORE, in consideration of the covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, represent and warrant as follows:

I. DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1 Definitions.

For all purposes of this Agreement, except as otherwise expressly provided:

“Acceptable Replacement Guarantor” shall mean either (x) one or more Affiliates of HHT reasonably acceptable to Lender or (y) any other Person(s) acceptable to Lender in its sole discretion, provided, that, if the Acceptable Replacement Guarantor consists of more than one Person, such Persons shall be jointly and severally liable under the Guaranty and Environmental Indemnity.

“Access Laws” shall have the meaning set forth in Section 4.1.18 hereof

“Accounts” shall mean, collectively, the Mezzanine Deposit Account and any other account now or hereafter established by this Agreement or the other Loan Documents.

“Act” shall have the meaning set forth in Section 3.1.24(s) hereof.

“Actual Knowledge” shall mean, with respect to Borrower, Op Co Pledgor, Mortgage Borrower, Operating Lessee, Guarantor, Sponsor, or any other indemnitor hereunder, the actual knowledge of (i) Ashish Parikh, after due inquiry and investigation with Manager, or (ii) any individuals that shall have succeeded to the current position of Ashish Parikh. Borrower represents and warrants that Ashish Parikh is currently the Person in executive management responsible for oversight of Borrower and Mortgage Borrower. “Actually Known” shall have a correlative meaning.

“Affiliate” shall mean, as to any Person, any other Person that (i) directly or indirectly, owns twenty-five percent (25%) or more of legal, beneficial or economic interests in such Person, (ii) is in control of, is controlled by or is under common ownership or control with such Person, (iii) is a director or officer of such Person or of an Affiliate of such Person and/or

(iv) is the spouse, issue or parent of such Person or of an Affiliate of such Person. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management, or policies of a Person, whether through ownership of voting securities, by contract or otherwise and the terms “controlled” and “controlling” shall have correlative meanings.

“Affiliated Manager” shall mean any Manager that is an Affiliate of Borrower, Mortgage Borrower, Op Co Pledgor, Operating Lessee, or Guarantor; provided, however, that HHM shall be deemed not to be an “Affiliated Manager” unless (i) HHT owns more than fifty percent (50%) of the direct or indirect legal, beneficial or economic interests in HHM or (ii) HHT has sole Control of HHM.

“Agreement” shall have the meaning set forth in the introductory paragraph hereto.

“Allocated Loan Amount” shall mean the portion of the principal amount of the Loan allocated to the Collateral relating to each applicable Individual Property as set forth on Schedule III hereof.

“ALTA” shall mean American Land Title Association or any successor thereto.

“Alteration Threshold” shall mean, with respect to each Individual Property, an amount equal to five percent (5%) of the Allocated Loan Amount attributable to the Collateral relating to such Individual Property, excluding any PIP Work.

“Alternate Index” shall mean a floating rate index (a) that is commonly accepted by market participants in CMBS loans as an alternative to LIBOR and (b) is a Floating Rate Option that is a Rate Option under the 2006 ISDA Definitions (as may be amended from time to time) or successor definitions to the 2006 ISDA Definitions as published by the ISDA.

“Alternate Rate” shall mean, with respect to each Interest Period, the per annum rate of interest of the Alternate Index, determined as of the Determination Date immediately preceding the commencement of such Interest Period.

“Alternate Rate Loan” shall mean the Loan at such time as interest thereon accrues at a per annum rate of interest equal to the Alternate Rate plus the Alternate Rate Spread in accordance with the provisions of Article II hereof.

“Alternate Rate Spread” shall mean, in connection with any conversion of the Loan from a LIBOR Loan to an Alternate Rate Loan, the difference (expressed as the number of basis points) between (a) LIBOR plus the Spread applicable to the Loan as of the Determination Date for which LIBOR was last available and (b) the Alternate Rate as of such Determination Date; provided, however, that if such difference is a negative number, then the Alternate Rate Spread shall be zero.

“Annual Budget” shall mean the operating and capital budget for the Property prepared by Mortgage Borrower in accordance with Section 4.1.6(h) hereof for the applicable period or Fiscal Year.

“Applicable Interest Rate” shall mean 9.33% per annum for the initial Interest Period, and thereafter either (i) the LIBOR Interest Rate plus the Spread for the Loan, with respect to any period when the Loan is a LIBOR Loan, (ii) the Alternate Rate plus the Alternate Rate Spread for the Loan, with respect to any period when the Loan is an Alternate Rate Loan, or (iii) the Base Rate plus the Base Rate Spread for the Loan, with respect to any period when the Loan is a Base Rate Loan. For the avoidance of doubt, in no event shall the Applicable Interest Rate ever be less than 9.25%.

“Approved Annual Budget” shall have the meaning set forth in Section 4.1.6(h) hereof.

“Approved Bank” shall mean a depository institution or trust company insured by the Federal Deposit Insurance Corporation the short term unsecured debt obligations or commercial paper of which are rated at least “A-1+” by S&P, “P-1” by Moody’s, and “F-1+” by Fitch in the case of accounts in which funds are held for thirty (30) days or less or, in the case of Letters of Credit or accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least “AA-” by S&P, “Aa3” by Moody’s and “AA-” by Fitch.

“Assignment of Leases” shall have the meaning set forth in the Mortgage Loan Agreement.

“Assignment of Protection Agreement” shall mean that certain Collateral Assignment of Interest Rate Protection Agreement of even date herewith between Borrower and Lender and acknowledged by Goldman Sachs Bank USA and any other Collateral Assignment of Interest Rate Protection Agreement hereafter delivered.

“Award” shall mean any compensation paid by any Governmental Authority in connection with a Condemnation.

“Bankruptcy Action” shall mean, with respect to any Person, (i) such Person filing a voluntary petition under the Bankruptcy Law; (ii) the filing of an involuntary petition against such Person under the Bankruptcy Law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition against such Person; (iii) such Person filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Law; (iv) such Person consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for such Person or any portion of the Property or the Collateral; or (v) such Person making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due.

“Bankruptcy Law” shall mean the U.S. Bankruptcy Code, any other federal, state or foreign bankruptcy or insolvency law and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights.

“Base Rate” shall mean, with respect to each Interest Period, the greater of (a) the Prime Rate and (b) the Federal Funds Rate, plus one half of one percent (0.50%), determined as of the Determination Date immediately preceding the commencement of such Interest Period.

“Base Rate Loan” shall mean the Loan at such time as interest thereon accrues at a rate of interest based upon the Base Rate plus the Base Rate Spread for the Loan in accordance with the provisions of Article II hereof.

“Base Rate Spread” shall mean, the difference (expressed as the number of basis points) between (a) LIBOR plus the Spread applicable to the Loan determined as of the Determination Date for which LIBOR was last available and (b) the Base Rate as of such Determination Date; provided, however, that if such difference is a negative number, then the Base Rate Spread shall be zero.

“Borrower” shall have the meaning set forth in the introductory paragraph hereto.

“Borrower Control Party” shall have the meaning set forth in Section 11.22 hereof.

“Borrower’s Recourse Liabilities” shall have the meaning set forth in Section 11.22 hereof.

“Borrower’s Sole Member” shall mean Cindat Hersha Owner JV LLC, a Delaware limited liability company, the sole member of Borrower.

“Breakage Costs” shall have the meaning set forth in Section 2.2.3(g).

“Broker” shall have the meaning set forth in Section 11.21 hereof.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday on which national banks are not open for general business in (i) the State of New York, (ii) intentionally omitted, or (iii) the state where the servicing offices of the Servicer are located.

“Capital Expenditure Account” shall have the meaning set forth in the Mortgage Loan Agreement.

“Capital Expenditures” shall mean, for any period, the amounts expended for items required to be capitalized under GAAP and the Uniform System of Accounts (including expenditures for replacements, building improvements, major repairs, alterations, tenant improvements and leasing commissions).

“Capped LIBOR Rate” shall mean (a) for the period from the Closing Date through and including the Initial Maturity Date, a rate as of the Closing Date equal to three percent (3%) (the “Initial Capped LIBOR Rate”) and (b) as of the commencement date for any Extension Term, a rate not more than the greater of (i) the Initial Capped LIBOR Rate and (ii) the rate that when added to the Spread (or the Alternate Rate Spread or the Base Rate Spread, as applicable) and the Mortgage Spread (or the Alternate Rate Spread or the Base Rate Spread under the Mortgage Loan, as applicable), yields a per annum interest rate for each of the Loan and the Mortgage Loan that would result in the Debt Service Coverage Ratio being no less than 1.15:1.00 (calculated assuming that for all times, LIBOR (or the Alternate Rate or the Base Rate, as applicable) is equal to the new Capped LIBOR Rate (rather than the then current Capped LIBOR Rate) for purposes of determining the Debt Service and the Mortgage Debt Service.

“Cash Management Account” shall have the meaning set forth in Section 2.7.2 hereof.

“Cash Management Agreement” shall have the meaning set forth in the Mortgage Loan Agreement.

“Cash Management Bank” shall have the meaning set forth in the Mortgage Loan Agreement.

“Cash Management Trigger Event Cure” shall have the meaning set forth in the Mortgage Loan Agreement.

“Cash Sweep Event Cure” shall have the meaning set forth in the Mortgage Loan Agreement.

“Casualty” shall mean any casualty, damage or injury, by fire or otherwise, to the Property or any part thereof.

“Cause” shall mean, with respect to an Independent Director, (i) any acts or omissions by such Independent Director that constitute systematic, persistent or willful disregard of such Independent Director’s duties, or (ii) such Independent Director has been indicted or convicted for any crime or crimes of moral turpitude or dishonesty or for any violation of any Legal Requirements.

“Cindat” shall mean Cindat Capital Management Limited, a Cayman Islands company limited by shares.

“Cindat JV Member” shall mean Cindat Manhattan Hotel Portfolio (US) LLC, a Delaware limited liability company.

“Cindat Manhattan Hotel Portfolio Limited” shall mean Cindat Manhattan Hotel Portfolio Limited, a Cayman Islands company limited by shares.

“Clearing Account” shall have the meaning set forth in Section 2.7.1 hereof.

“Clearing Account Agreement” shall have the meaning set forth in the Mortgage Loan Agreement.

“Clearing Bank” shall have the meaning set forth in the Mortgage Loan Agreement.

“Closing Date” shall mean the date hereof.

“Closing Date Debt Yield” shall mean 7.4%.

“Code” shall mean the Internal Revenue Code of 1986, as amended and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Collateral” shall mean the “Collateral” as such term is defined in the Pledge Agreement and shall also include all amounts on deposit in any Account and any and all other property or collateral in which Lender is granted a security interest under any of the Loan Documents, in each case whether existing on the date hereof or hereafter pledged or assigned to Lender.

“Condemnation” shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.

“Contractual Obligation” shall mean as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound, or any provision of the foregoing.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise and the terms “Controlled” and “Controlling” shall have correlative meanings.

“Controlled Affiliate” shall mean, as to any Person, any other Person that (i) directly or indirectly, owns fifty-one percent (51%) or more of the legal, beneficial or economic interests in such Person, and (ii) is in Control of, is Controlled by or is under common Control with such Person.

“Converted Interest Rate Protection Agreement” shall have the meaning set forth in Section 2.5(g) hereof.

“Counterparty” shall mean (a) the counterparty under the Interest Rate Protection Agreement and (b) a Person that guarantees such counterparty’s obligations under the Interest Rate Protection Agreement or otherwise provides to such counterparty credit support acceptable to Lender or, after a Securitization, the Rating Agencies (as evidenced by a Rating Agency Confirmation), provided, however, that such guarantor shall be deemed the “Counterparty” for so long as the long-term credit rating and short-term credit rating issued by the Rating Agencies to such guarantor is better than the long-term credit rating and short-term credit rating of the actual counterparty under the Interest Rate Protection Agreement.

“Covered Party” shall have the meaning set forth in Section 3.1.41 hereof.

“Crowdfunded Person” shall mean a Person capitalized primarily by monetary contributions (A) of less than $15,000.00 each from more than 35 investors who are individuals and (B) which are funded primarily (I) in reliance upon Regulation Crowdfunding promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended and/or (II) though internet-mediated registries, platforms or similar portals, mail-order subscriptions, benefit events and/or other similar methods.

“Debt” shall mean the Outstanding Principal Balance, together with all interest accrued and unpaid thereon, and all other sums due to Lender in respect of the Loan under the Note, this Agreement or any other Loan Document.

“Debt Service” shall mean, with respect to any particular period of time, the aggregate amount of scheduled interest payments due and payable under the Note.

“Debt Service Coverage Ratio” shall have the meaning set forth in the Mortgage Loan Agreement.

“Debt Yield” shall have the meaning set forth in the Mortgage Loan Agreement.

“Debt Yield Cash Management Trigger Event Cure” shall mean Borrower’s deposit with Lender of Debt Yield Cure Collateral (Mezzanine Loan) in connection with Mortgage Borrower’s exercise of a Cash Management Trigger Event Cure arising out of clause (vi) of the definition of “Cash Management Trigger Event Cure” in the Mortgage Loan Agreement.

“Debt Yield Cash Sweep Event Cure” shall mean Borrower’s deposit with Lender of Debt Yield Cure Collateral (Mezzanine Loan) in connection with Mortgage Borrower’s exercise of a Cash Sweep Event Cure arising out of clause (v) of the definition of “Cash Sweep Event Cure” in the Mortgage Loan Agreement.

“Debt Yield Cure Amount” shall mean an amount that, if applied to the reduction of the Outstanding Principal Balance and the Mortgage Outstanding Principal Balance on a pro rata basis (based on the Outstanding Principal Balance and the Mortgage Outstanding Principal Balance), (i) with respect to a Debt Yield Cash Management Trigger Event Cure or Debt Yield Cash Sweep Event Cure, as applicable, would result in a Debt Yield equal to (x) during the period beginning on the Closing Date and ending on the Initial Maturity Date, 6.8%, (y) during the period beginning on the Initial Maturity Date and ending on the First Extended Maturity Date, 7.2%, or (z) during the period beginning on the First Extended Maturity Date and ending on the Second Extended Maturity Date, 7.7%, and (ii) with respect to a Debt Yield Cure Prepayment (Mezzanine Loan) and a Debt Yield Cure Prepayment (Mortgage Loan) relating to the exercise of an Extension Option in accordance with Section 2.8(e), would result in a Debt Yield equal to the applicable Required Extension Term Debt Yield.

“Debt Yield Cure Amount (Mezzanine Loan)” shall mean the portion of the Debt Yield Cure Amount that is allocable to the Loan on a pro rata basis (based on the Outstanding Principal Balance and the Mortgage Outstanding Principal Balance).

“Debt Yield Cure Amount (Mortgage Loan)” shall mean the portion of the Debt Yield Cure Amount that is allocable to the Mortgage Loan on a pro rata basis (based on the Outstanding Principal Balance and the Mortgage Outstanding Principal Balance).

“Debt Yield Cure Collateral (Mezzanine Loan)” shall mean cash or a Letter of Credit in an amount equal to the applicable Debt Yield Cure Amount (Mezzanine Loan) plus any related Prepayment Fee, if any.

“Debt Yield Cure Collateral (Mortgage Loan)” shall mean cash or a Letter of Credit in an amount equal to the applicable Debt Yield Cure Amount (Mortgage Loan) plus any related Mortgage Prepayment Fee, if any.

“Debt Yield Cure Prepayment (Mezzanine Loan)” shall mean a prepayment of a certain portion of the Loan by Borrower in accordance with the terms of Section 2.4.1(b) or Section 6.8.2(f) of this Agreement in an amount equal to the applicable Debt Yield Cure Amount (Mezzanine Loan).

“Debt Yield Cure Prepayment (Mortgage Loan)” shall mean a prepayment of a portion of the Loan by Borrower in accordance with the terms of Section 2.4.1(b) or Section 6.5.2(f) of the Mortgage Loan Agreement in an amount equal to the applicable Debt Yield Cure Amount (Mortgage Loan).

“Deemed Approval Requirements” shall mean, with respect to any matter, that (i) no Event of Default shall have occurred and be continuing (either at the date of any notices specified below or as of the effective date of any deemed approval), (ii) Borrower shall have sent Lender a written request for approval with respect to such matter in accordance with the applicable terms and conditions hereof (the “Initial Notice”), which such Initial Notice shall have been (A) accompanied by any and all reasonably required information and documentation relating thereto as may be necessary in order to approve or disapprove such matter (the “Approval Information”) and (B) marked in bold lettering with the following language: “LENDER’S RESPONSE IS REQUIRED WITHIN TEN (10) BUSINESS DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF A LOAN AGREEMENT BETWEEN THE UNDERSIGNED AND LENDER” and the envelope containing the Initial Notice shall have been marked “PRIORITY-DEEMED APPROVAL MAY APPLY”; (iii) Lender shall have failed to respond to the Initial Notice within the aforesaid time-frame; (iv) Borrower shall have submitted a second request for approval with respect to such matter in accordance with the applicable terms and conditions hereof (the “Second Notice”), which such Second Notice shall have been (A) accompanied by the Approval Information and (B) marked in bold lettering with the following language: “LENDER’S RESPONSE IS REQUIRED WITHIN TEN (10) BUSINESS DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF A LOAN AGREEMENT BETWEEN THE UNDERSIGNED AND LENDER” and the envelope containing the Second Notice shall have been marked “PRIORITY-DEEMED APPROVAL MAY APPLY”; and (v) Lender shall have failed to respond to the Second Notice within the aforesaid time-frame. For purposes of clarification, Lender reasonably requesting additional and/or clarified information, in addition to approving or denying any request (in whole or in part), shall be deemed a response by Lender for purposes of the foregoing.

“Default” shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

“Default Rate” shall mean, with respect to the Loan, a rate per annum equal to the lesser of (i) the Maximum Legal Rate or (ii) four percent (4%) above the Interest Rate.

“Determination Date” shall mean, with respect to any Interest Period, the date that is two (2) London Business Days prior to the fifteenth (15th) day of the month in which such Interest Period commences; provided, however, that Lender shall have the right to change the Determination Date to any other day upon notice to Borrower (which change shall be deemed effective upon Borrower’s receipt of such notice, provided that the Determination Date may not be changed by Lender more than one (1) time in any twelve (12) month period), and, if requested by Lender, Borrower shall promptly execute an amendment to this Agreement to evidence such change.

“Disclosure Documents” shall mean, collectively, any written materials used or provided to any prospective investors and/or NRSROs in connection with any public offering or private placement in connection with a Securitization (including, without limitation, a prospectus, prospectus supplement, private placement memorandum, offering memorandum, offering circular, term sheet, road show presentation materials or other offering documents, marketing materials or information provided to prospective investors), in each case in preliminary or final form and including any amendments, supplements, exhibits, annexes and other attachments thereto.

“Distributions” shall have the meaning set forth in Section 4.2.23(a) hereof.

“Eligible Account” shall mean a separate and identifiable account from all other funds held by the holding institution that is either (i) an account or accounts (or subaccounts thereof) maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (ii) a segregated trust account or accounts (or subaccounts thereof) maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity that has a Moody’s rating of at least “Baa3” and that, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. §9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority. An Eligible Account shall not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Institution” shall mean a depository institution or trust company insured by the Federal Deposit Insurance Corporation the short term unsecured debt obligations or commercial paper of which are rated at least “A-1” by S&P, “P-1” by Moody’s, and “F-1” by Fitch in the case of accounts in which funds are held for thirty (30) days or less or, in the case of Letters of Credit or accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least “A+” by S&P, “A2” by Moody’s and “AA-” by Fitch.

“Environmental Indemnity” shall mean that certain Environmental Indemnity Agreement (Mezzanine Loan), dated as of the date hereof, executed by Borrower and Guarantor in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, or any replacement indemnity executed by Borrower and an Acceptable Replacement Guarantor in accordance with the terms and provisions of this Agreement.

“Environmental Law” shall have the meaning set forth in the Environmental Indemnity.

“ERISA” shall have the meaning set forth in Section 4.2.10 hereof.

“Event of Default” shall have the meaning set forth in Section 10.1 hereof.

“Excess Cash Flow Account” shall have the meaning set forth in the Mortgage Loan Agreement.

“Excess Cash Flow Funds” shall have the meaning set forth in Section 6.7.1 hereof.

“Exchange Act” shall have the meaning set forth in Section 9.2(a) hereof.

“Exchange Act Filing” shall mean a filing pursuant to the Exchange Act in connection with or relating to a Securitization.

“Excluded Taxes” means any of the following Impositions imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Impositions imposed on or measured by net income (however denominated), Impositions that are franchise taxes and Impositions that are branch profit taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Impositions (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding taxes imposed on amounts payable to or for the account of such Lender with respect to any interest in the Loan pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or (ii) such Lender changes its lending office, except in each case to the extent that amounts with respect to such U.S. federal withholding taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or otherwise acquired such interest in the Loan or to such Lender immediately before it changed its lending office, (c) Impositions attributable to such Recipient’s failure to comply with Section 2.9(e), and (d) any Impositions imposed under FATCA.

“Executive Order” shall mean an Executive Order of the President of the United States of America.

“Extended Maturity Date” shall have the meaning set forth in Section 2.8 hereof.

“Extension Option” shall have the meaning set forth in Section 2.8 hereof.

“Extension Term” shall have the meaning set forth in Section 2.8 hereof.

“Extraordinary Expense” shall have the meaning set forth in Section 4.1.6(h) hereof.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantially comparable and not materially more onerous to comply with), any current or future regulations issued thereunder or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any law, regulation, rule, promulgation, guidance notes, practices or official agreement implementing an official government agreement with respect to the foregoing.

“First Extended Maturity Date” shall mean the Monthly Payment Date occurring in February, 2022.

“First Extension Option” shall have the meaning set forth in Section 2.8 hereof.

“Fiscal Year” shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the Term.

“Fitch” shall mean Fitch, Inc.

“Force Majeure” shall mean the delay of Borrower, Op Co Pledgor, Mortgage Borrower, or Operating Lessee, as the case may be, to timely perform or cause to be performed the applicable non-monetary obligation hereunder or under any of the other Loan Documents by reason of any act of God, enemy or hostile government action, terrorist attacks, civil commotion, insurrection, sabotage, strikes or lockouts or other similar causes, provided, that in each case, such cause or causes were beyond the reasonable control of Borrower, Op Co Pledgor, Mortgage Borrower, or Operating Lessee or any Affiliate of Borrower, Op Co Pledgor, Mortgage Borrower, or Operating Lessee, as the case may be, and Borrower gives notice of such event to Lender within five (5) Business Days of the occurrence thereof.

“Foreign Lender” shall mean a Lender that is not a U.S. Person.

“Franchise Agreement” shall mean, with respect to each Individual Property, the applicable franchise agreement more particularly described on Schedule IV attached hereto, between the applicable Operating Lessee and Franchisor, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms and provisions of this Agreement, or, if the context requires, a Replacement Franchise Agreement executed in accordance with the terms and provisions of this Agreement.

“Franchisor” shall mean, with respect to each Individual Property, the applicable franchisor identified on Schedule IV attached hereto, or, if the context requires, a Qualified Franchisor that is the franchisor under a Replacement Franchise Agreement.

“GAAP” shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession.

“Government Lists” shall mean, collectively, (i) the Specially Designated Nationals and Blocked Persons Lists maintained by OFAC, (ii) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC, and (iii) any similar lists maintained by the United States Department of State, the United States Department of Commerce or any other Governmental Authority or pursuant to any Executive Order.

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof, any court, agency, board, bureau, commission, department, office or other authority of any nature whatsoever of any governmental unit (foreign, federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

“Gross Income from Operations” shall have the meaning set forth in the Mortgage Loan Agreement.

“Guarantor” shall mean HHT, or any Acceptable Replacement Guarantor in accordance with the terms and provisions of this Agreement.

“Guaranty” shall mean that certain Guaranty of Recourse Obligations (Mezzanine Loan), dated as of the date hereof, executed by Guarantor in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, or any replacement guaranty executed by an Acceptable Replacement Guarantor in accordance with the terms and provisions of this Agreement.

“Hazardous Substances” shall have the meaning set forth in the Environmental Indemnity.

“HHM” shall mean Hersha Hospitality Management L.P., a Pennsylvania limited partnership.

“HHT” shall mean Hersha Hospitality Trust, a Maryland real estate investment trust.

“Impositions” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholdings), assessments, fees or other charges in the nature of a tax imposed, levied, collected, withheld or assessed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Improvements” shall have the meaning set forth in the granting clause of the Security Instrument.

“Indebtedness” shall mean, for any Person, without duplication: (i) all indebtedness or liability of such Person (including, without limitation, for borrowed money, for amounts drawn under a letter of credit, or for deferred purchase price of property or services (including trade obligations) for which such Person or its assets is liable), (ii) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person would be liable if such amounts were advanced thereunder, (iii) all amounts required to be paid by such Person pursuant to any agreement to purchase, to provide funds for payment, to supply funds, or to invest in any Person, (iv) all indebtedness or liabilities guaranteed by such Person, directly or indirectly, (v) all obligations under leases that constitute capital leases for which such Person is liable, and (vi) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures any other Person against loss.

“Indemnified Liabilities” shall have the meaning set forth in Section 11.13(b) hereof.

“Indemnified Taxes” means (a) Impositions, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower or Guarantor under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Independent Director” shall have the meaning set forth in Section 3.1.24(o) hereof.

“Individual Property” shall mean each parcel of real property, the Improvements thereon and all personal property owned by Mortgage Borrower that is encumbered by the Security Instrument, together with all rights pertaining to such property (real and personal) and Improvements, as more particularly described in the granting clauses of the applicable Security Instrument and referred to therein as the “Property”.

“Initial Maturity Date” shall mean the Payment Date occurring in February, 2021.

“Insolvency Opinion” shall mean, as the context may require, (i) that certain bankruptcy non-consolidation opinion letter, dated the date hereof, rendered by Hunton & Williams LLP in connection with the Loan or (ii) any other bankruptcy non-consolidation opinion delivered to Lender in connection with the Loan (including any bankruptcy non-consolidation opinion delivered to Lender subsequent to the closing of the Loan in accordance with the Loan Documents).

“Insurance Account” shall have the meaning set forth in the Mortgage Loan Agreement.

“Insurance Premiums” shall have the meaning set forth in the Mortgage Loan Agreement.

“Insurance Proceeds” shall have the meaning set forth in the Mortgage Loan Agreement.

“Intercreditor Agreement” shall mean that certain intercreditor agreement, dated as of the date hereof, among Lender and Mortgage Lender, as such agreement may be amended, modified, replaced and/or otherwise changed from time to time, and which agreement (as the same may be modified, replaced, restated and/or otherwise changed from time to time) may be on such terms as Lender and Mortgage Lender agree in their respective sole discretion.

“Interest Period” shall mean, with respect to any Monthly Payment Date, the period commencing on the fifteenth (15th) day of the preceding calendar month and terminating on the fourteenth (14th) day of the calendar month in which such Monthly Payment Date occurs; provided, however, that the initial Interest Period shall begin on the Closing Date and shall end on the immediately following fourteenth (14th) day of the calendar month.

“Interest Rate Protection Agreement” shall mean one or more interest rate caps (together with the schedules relating thereto) in form and substance satisfactory to Lender, together with the confirmation thereto, between Borrower and a Counterparty reasonably acceptable to Lender with a Minimum Counterparty Rating, and all amendments, restatements, replacements, supplements and modifications thereto.

“IRS” shall mean the United States Internal Revenue Service.

“ISDA” shall mean the International Swaps and Derivatives Association, or any successor organization.

“Lease” shall mean any lease, sublease, subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect), but specifically excluding any Operating Lease, pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in the Property (but, for purposes of Sections 4.1.9, 2.7.1(b)(i), 3.1.22 (a-h) and (k-n), and 4.1.8 hereof, excluding guest bookings in the ordinary course of business of the hotel), and every modification, amendment or other agreement relating to such lease, sublease, subsublease, letting, license, concession or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

“Legal Requirements” shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees, demands and injunctions of Governmental Authorities affecting the Loan, any Secondary Market Transactions with respect to the Loan, Borrower, Op Co Pledgor, Mortgage Borrower, Operating Lessee, Guarantor, the Collateral, or the Property or any part thereof or the ownership, construction, alteration, use, management or operation of the Property or any part thereof, whether now or hereafter enacted and in force, including, without limitation, the Securities Act, the Exchange Act, Regulation AB, the rules and regulations promulgated pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, zoning and land use laws and the Americans with Disabilities Act of 1990, and all permits, licenses and authorizations and regulations relating thereto, and all landmark preservation requirements, covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting Borrower, Op Co Pledgor, Mortgage Borrower, Operating Lessee, Guarantor, the Collateral, or the Property or any part thereof, including, without limitation, any which may (i) require repairs, modifications or alterations in or to the Property or any part thereof or (ii) in any way limit the use and enjoyment thereof.

“Lender” shall have the meaning set forth in the introductory paragraph hereto.

“Lender Indemnitees” shall mean (i) Lender and any designee of Lender with respect to any of Lender’s rights and obligations regarding the Loan, (ii) any Affiliate of Lender that has filed any registration statement relating to a Securitization or has acted as the sponsor or depositor in connection with such Securitization, (iii) any Affiliate of Lender that acts as an underwriter, placement agent or initial purchaser in connection with a Securitization, (iv) any other co-underwriters, co-placement agents or co-initial purchasers in connection with a Securitization, (v) each Person who controls (within the meaning of Section 15 of the Exchange Act) any Person described in any of the foregoing clauses, (vi) any Person who is or will have been involved in the origination of the Loan on behalf of Lender, (vii) any Person who is or will have been involved in the servicing of the Loan, (viii) any Person in whose name the Lien created by the Pledge Agreement and the other Loan Documents are or will be filed, (ix) any Person who holds or acquires (or held) a full or partial interest in the Loan (including, but not limited to, investors, in the Securities, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan evidenced for the benefit of third parties), (x) any Person who holds or acquires or has held a participation or other full or partial interest in the Loan, whether during the term of the Loan or as a part of or following a foreclosure of the Loan, (xi) any successors by merger, consolidation or acquisition of all or a substantial portion of Lender’s assets and business and (xii) the respective officers, directors, shareholders, partners, members, employees, agents, representatives, contractors, subcontractors, Affiliates, participants, successors and assigns of any Person described in any of the foregoing clauses.

“Letter of Credit” shall mean an irrevocable, unconditional, transferable (without payment of any transfer fee), clean sight draft letter of credit acceptable to Lender and the Rating Agencies (either an evergreen letter of credit or one which does not expire until at least thirty (30) days after (i) the Initial Maturity Date or the Extended Maturity Date, as applicable, or (ii) such earlier date as such Letter of Credit is no longer required pursuant to the terms of this Agreement and the other Loan Documents) in favor of Lender and entitling Lender to draw thereon in New York, New York based solely on a statement purportedly executed by an officer of Lender stating that it has the right to draw thereon, issued by an Approved Bank. If at any time the bank issuing any such Letter of Credit shall cease to be an Approved Bank, Lender shall have the right immediately to draw down the same in full and hold the proceeds of such draw in accordance with the applicable provisions of this Agreement.

“LIBOR” shall mean, for each Interest Period, the rate (expressed as a percentage per annum and rounded upward, if necessary, to the next nearest 1/1000 of 1%) for deposits in U.S. dollars, for a one-month period, that appears on Reuters Screen LIBOR01 Page (or the successor thereto) as of 11:00 a.m., London time, on the related Determination Date. If such rate does not appear on Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on such Determination Date, LIBOR shall be the arithmetic mean of the offered rates (expressed as a percentage per annum) for deposits in U.S. dollars for a one-month period that appear on the Reuters Screen Libor Page as of 11:00 a.m., London time, on such Determination Date, if at least two such offered rates so appear. If fewer than two such offered rates appear on the Reuters Screen Libor Page as of 11:00 a.m., London time, on such Determination Date, Lender shall request the principal London office of any four major reference banks in the London interbank market selected by Lender to provide such bank’s offered quotation (expressed as a percentage per annum) to prime banks in the London interbank market for deposits in U.S. dollars for a one-month period as of 11:00 a.m., London time, on such Determination Date for the amounts of not less than U.S. $1,000,000. If at least two such offered quotations are so provided, LIBOR shall be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, Lender shall request any three major banks in New York City selected by Lender to provide such bank’s rate (expressed as a percentage per annum) for loans in U.S. dollars to leading European banks for a one-month period as of approximately 11:00 a.m., New York City time on the applicable Determination Date for amounts of not less than U.S. $1,000,000. If at least two such rates are so provided, LIBOR shall be the arithmetic mean of such rates.

“LIBOR Conversion” shall have the meaning set forth in Section 2.5(g) hereof.

“LIBOR Interest Rate” shall mean with respect to each Interest Period, the greater of (i) one hundred fifty basis points (1.50%), and (ii) the quotient of (A) LIBOR applicable to the Interest Period divided by (B) a percentage equal to one hundred percent (100%) minus the Reserve Requirement applicable to the Interest Period.

“LIBOR Loan” shall mean the Loan at any time in which the Applicable Interest Rate is calculated at LIBOR Interest Rate plus the Spread for the Loan in accordance with the provisions of Article II hereof.

“Lien” shall mean any mortgage, deed of trust, deed to secure debt, indemnity deed of trust, lien (statutory or otherwise), pledge, hypothecation, assignment, security interest, easement, restrictive covenant, preference, or any other encumbrance, charge or transfer of, or any agreement to enter into or create any of the foregoing affecting (i) all or any portion of the Property or the Collateral or any interest therein or (ii) any direct or indirect interest in Borrower or Mortgage Borrower, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialman’s and other similar liens and encumbrances.

“Liquidation Event” shall have the meaning set forth in Section 2.4.2(a) hereof.

“Loan” shall mean the loan in the original principal amount of EIGHTY-FIVE MILLION and No/100 Dollars ($85,000,000) made by Lender to Borrower pursuant to this Agreement.

“Loan Documents” shall mean, collectively, this Agreement, the Note, the Pledge Agreement, the Assignment of Protection Agreement, the Guaranty, the Environmental Indemnity, the Subordination of Management Agreement, and all other documents, agreements, certificates and instruments now or hereafter executed and/or delivered by or on behalf of Borrower, Op Co Pledgor, and/or Guarantor in connection with the Loan.

“London Business Day” shall mean any day other than a Saturday, Sunday or any other day on which commercial banks in London, England or New York, New York are not open for business.

“Management Agreement” shall mean, individually and/or collectively, as the context may require, each of those certain Hotel Management Agreements, dated as of April 29, 2016, between Operating Lessee and Manager, pursuant to which Manager is to provide management and other services with respect to the Property, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms and provisions of this Agreement, or, if the context requires, the Replacement Management Agreement executed in accordance with the terms and provisions of this Agreement.

“Manager” shall mean HHM, or, if the context requires, a Qualified Manager that manages the Property in accordance with the terms and provisions of this Agreement and the other Loan Documents pursuant to a Replacement Management Agreement.

“Material Adverse Effect” shall mean any material adverse effect upon (i) the business operations or economic performance of Borrower, Op Co Pledgor, Mortgage Borrower, or Operating Lessee, or the business operations, economic performance of or title to the Property or title to the Collateral, (ii) the ability of Borrower, Op Co Pledgor, Mortgage Borrower, Operating Lessee, or Guarantor to perform its obligations under any Loan Document to which it is a party, (iii) the enforceability or validity of any Loan Document, the perfection or priority of any Lien created under any Loan Document or the rights, interests and remedies of Lender under any Loan Document or (iv) the value, use or operation of the Property or the Collateral or the cash flows from the Property.

“Material Agreements” shall mean (i) each management, franchise, brokerage or leasing agreement (other than the Management Agreement and the Franchise Agreement), and (ii) any cleaning, maintenance, service or other contract or agreement of any kind (other than the Leases) (A) involving the payment of $250,000 or more and (B)(1) with a term longer than one year or (2) not cancelable on thirty (30) days’ or less notice without the payment of any termination fee or payments of any kind), in either case relating to the ownership, development, leasing, management, use, operation, maintenance, repair, improvement or restoration of the Property, whether written or oral.

“Maturity Date” shall mean the Initial Maturity Date or, following an exercise by Borrower of an Extension Option described in Section 2.8 hereof, the applicable Extended Maturity Date, or such other date on which the final payment of principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

“Maximum Legal Rate” shall mean the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or in the other Loan Documents, under the laws of such Governmental Authorities whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

“Mezzanine Debt Yield Cure Funds” shall have the meaning set forth in Section 6.8.1 hereof.

“Mezzanine Debt Yield Cure Reserve Account” shall have the meaning set forth in Section 6.8.1 hereof.

“Mezzanine Deposit Account” shall have the meaning set forth in Section 2.7.2(a) hereof.

“Mezzanine Loan Excess Cash Flow” shall have the meaning set forth in Section 2.7.3(b) hereof.

“Mezzanine Loan Excess Cash Flow Account” shall have the meaning set forth in Section 6.9.1 hereof.

“Mezzanine Loan Excess Cash Flow Funds” shall have the meaning set forth in Section 6.9.1 hereof.

“Minimum Counterparty Rating” shall mean a long-term unsecured debt rating of not less than “A” by S&P and “A2” from Moody’s. If S&P or Moody’s withdraws or downgrades the credit rating of the Counterparty below the ratings required by this definition, Borrower shall replace the Interest Rate Protection Agreement not later than ten (10) days following such downgrade or withdrawal with an Interest Rate Protection Agreement in form and substance satisfactory to Lender (and meeting the requirements set forth in this Section 2.5) from a Counterparty acceptable to Lender having a Minimum Counterparty Rating.

“Monthly Debt Service Payment Amount” shall mean a monthly payment amount of equal to the Debt Service payable with respect to the applicable month.

“Monthly Payment Date” shall mean the ninth (9th) day of every calendar month occurring during the term of the Loan commencing with March 9, 2018; provided, however, that Lender shall have the right to change the Monthly Payment Date to any other day of a calendar month selected by Lender, in its sole and absolute discretion (including in connection with a Securitization) upon notice to Borrower (which change shall be deemed effective upon Borrower’s receipt of such notice, provided that Lender may not change the Monthly Payment Date more than one (1) time in any twelve (12) month period) and, if requested by Lender, Borrower shall promptly execute an amendment to this Agreement to evidence such change; provided that if Lender shall have elected to change the Monthly Payment Date as aforesaid, Lender shall have the option, but not the obligation, to adjust the Interest Period accordingly.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgage Borrower” shall have the meaning set forth in the Recitals to this Agreement.

“Mortgage Borrower Company Agreement” shall mean the limited liability company agreement of Mortgage Borrower as the same may be amended from time to time to the extent permitted under the Mortgage Loan Agreement and this Agreement.

“Mortgage Debt Service” shall have the meaning given the term “Debt Service” in the Mortgage Loan Agreement.

“Mortgage Lender” shall have the meaning set forth in the Recitals to this Agreement.

“Mortgage Loan” shall have the meaning set forth in the Recitals to this Agreement.

“Mortgage Loan Agreement” shall have the meaning set forth in the Recitals to this Agreement.

“Mortgage Loan Documents” shall mean the “Loan Documents” as defined in the Mortgage Loan Agreement.

“Mortgage Loan Event of Default” shall mean an “Event of Default” under and as defined in the Mortgage Loan Agreement.

“Mortgage Loan Restoration Provisions” shall mean the terms and conditions of the Mortgage Loan Agreement relating to Restoration in connection with a Casualty and/or Condemnation to the Property.

“Mortgage Note” shall have the meaning given the term “Note” in the Mortgage Loan Agreement.

“Mortgage Outstanding Principal Balance” shall mean, as of any date, the outstanding principal balance of the Mortgage Loan.

“Mortgage Prepayment Fee” shall have the meaning ascribed to the term “Prepayment Fee” in the Mortgage Loan Agreement.

“Mortgage Release Amount” shall have the meaning ascribed to the term “Release Amount” in the Mortgage Loan Agreement.

“Mortgage Spread” shall have the meaning ascribed to the term “Spread” in the Mortgage Loan Agreement.

“Net Cash Flow” shall mean, for any period, the amount obtained by subtracting Operating Expenses and Capital Expenditures for such period from Gross Income from Operations for such period.

“Net Liquidation Proceeds After Debt Service” shall mean, with respect to any Liquidation Event, all amounts paid to or received by or on behalf of Mortgage Borrower or Operating Lessee in connection with such Liquidation Event, including, without limitation, proceeds of any sale, refinancing or other disposition or liquidation, less (i) Lender’s and/or Mortgage Lender’s reasonable costs actually incurred in connection with the recovery thereof, (ii) if the Liquidation Event was a Casualty or Condemnation, the costs incurred by Mortgage Borrower or Operating Lessee in connection with a Restoration of all or any portion of the Property made in accordance with the Mortgage Loan Documents, (iii) amounts required or permitted to be deducted therefrom and amounts paid pursuant to the Mortgage Loan Documents to Mortgage Lender, (iv) in the case of a foreclosure sale, disposition or Transfer of the Property in connection with realization thereon following a Mortgage Loan Event of Default, such reasonable and customary costs and expenses of sale or other disposition (including attorneys’ fees and brokerage commissions), (v) in the case of a foreclosure sale, such costs and expenses incurred by Mortgage Lender under the Mortgage Loan Documents as Mortgage Lender shall be entitled to receive reimbursement for under the terms of the Mortgage Loan Documents, (vi) in the case of a refinancing of the Mortgage Loan, such costs and expenses (including attorneys’ fees) of such refinancing as shall be reasonably approved by Lender and (vii) the amount of any prepayments required pursuant to the Mortgage Loan Documents and/or the Loan Documents, in connection with any such Liquidation Event.

“Net Operating Income” shall have the meaning set forth in the Mortgage Loan Agreement.

“Net Proceeds” shall have the meaning set forth in the Mortgage Loan Agreement.

“New Mezzanine Borrower” shall have the meaning set forth in Section 11.30 hereof.

“New Mezzanine Loan” shall have the meaning set forth in Section 11.30 hereof.

“Note” shall mean that certain Promissory Note (Mezzanine Loan), dated the date hereof, in the stated principal amount of EIGHTY-FIVE MILLION and No/100 Dollars ($85,000,000), made by Borrower in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Notice” shall have the meaning set forth in Section 11.6 hereof.

“NRSRO” shall mean any credit rating agency that has elected to be treated as a nationally recognized statistical rating organization for purposes of Section 15E of the Exchange Act, without regard to whether or not such credit rating agency has been engaged by Lender or other Securitization Indemnified Parties in connection with, or in anticipation of, a Securitization.

“Obligations” shall mean, collectively, Borrower’s obligations for the payment of the Debt and the performance of the Other Obligations.

“OFAC” shall mean the Office of Foreign Assets Control or, if the context requires, any successor Governmental Authority.

“Officer’s Certificate” shall mean a certificate delivered to Lender by Borrower which is signed by an authorized senior officer of Borrower.

“Open Prepayment Commencement Date” shall mean the Monthly Payment Date occurring in August, 2019.

“Op Co Pledgor” shall have the meaning set forth in the introductory paragraph hereto.

“Op Co Pledgor’s Sole Member” shall mean Cindat Hersha Lessee JV, LLC, a Delaware limited liability company, the sole member of Op Co Pledgor.

“Operating Agreements” shall mean any covenants, restrictions or agreements of record relating to the construction, operation or use of the Property.

“Operating Expenses” shall have the meaning set forth in the Mortgage Loan Agreement.

“Operating Lease” shall mean, individually and/or collectively, as the context may require, each of those certain Lease Agreements, dated as of April 29, 2016, by and among each applicable Mortgage Borrower, as landlord, and each applicable Operating Lessee, as tenant, each as amended by those certain First Amendment to Lease Agreements, dated as of even date herewith, as each may be amended, assigned, restated, replaced, supplemented or modified from time to time in accordance with the terms and conditions of hereof and the other Loan Documents.

“Operating Lessee” shall have the meaning set forth in the Recitals to this Agreement.

“Organizational Documents” shall mean, as to any Person, the organizational or governing documents of such Person, including the certificate of incorporation and by-laws with respect to a corporation; the certificate of formation or organization and operating agreement with respect to a limited liability company; and the certificate of limited partnership and partnership agreement with respect to a limited partnership.

“Other Charges” shall have the meaning set forth in the Mortgage Loan Agreement.

“Other Connection Taxes” means, with respect to any Recipient, Impositions imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Imposition (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in the Loan or any Loan Document).

“Other Obligations” shall mean: (i) all obligations of Borrower contained in this Agreement, the Note or any other Loan Document, and (ii) all obligations of Borrower contained in any renewal, extension, amendment, restatement, modification, consolidation, change of, or substitution or replacement for all or any part of this Agreement, the Note or any other Loan Document, excluding, in each case, Borrower’s obligation for the payment of the Debt.

“Other Taxes” shall have the meaning set forth in the Mortgage Loan Agreement.

“Outstanding Principal Balance” shall mean, as of any date, the outstanding principal balance of the Loan.

“PACE Loan” shall mean any Property-Assessed Clean Energy loan or any similar financing.

“Patriot Act” shall mean, collectively, all laws relating to terrorism or money laundering, including Executive Order No. 13224 on Terrorist Financing (effective September 24, 2001) and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56), as the same may be amended, replaced, supplemented or otherwise modified from time to time.

“Patriot Act Offense” shall mean (i) any violation of the laws of the United States of America or of any of the several states, or any act or omission that would constitute a violation of such laws if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or money laundering, including any offense under (a) the laws against terrorism; (b) the laws against money laundering, (c) the Bank Secrecy Act, as amended, (d) the Money Laundering Control Act of 1986, as amended, or (e) the Patriot Act, or (ii) the conspiracy to commit, or aiding and abetting another to commit, any violation of any such laws.

“Permitted Cindat Transfer” shall mean (A) with respect to Cindat Manhattan Hotel Portfolio Limited, the Transfer of all or any portion of the direct or indirect ownership interests in Cindat Manhattan Hotel Portfolio Limited, or (B) with respect to Cindat JV Member, the transfer, sale, assignment, or conveyance (but not the pledge, encumbrance, or hypothecation) of all or any portion of the direct or indirect ownership interests in Cindat JV Member, or (C) with respect to Cindat JV Member, the transfer, sale, assignment, or conveyance (but not the pledge, encumbrance, or hypothecation) of Cindat JV Member’s ownership interests in Borrower’s Sole Member and Op Co Pledgor’s Sole Member to HHT or a Person in which HHT owns all of the direct or indirect ownership interests of such Person; provided, that (x) in the case of each of the foregoing clauses (A), (B), or (C), after giving effect to such Permitted Cindat Transfer, to the extent the transferee owns twenty percent (20%) or more of the direct or indirect interests in any Restricted Party immediately following such Transfer (provided that such Transferee did not own 20% or more of the direct or indirect ownership interests in such Restricted Party as of the Closing Date), Borrower shall deliver, at Borrower’s sole cost and expense, customary OFAC and KYC searches reasonably acceptable to Lender with respect to such transferee and its Affiliates as Lender may reasonably require with the results thereof reasonably satisfactory to Lender; (y) in the case of each of the foregoing clauses (A) or (B), either (1) (i) Cindat continues to Control Cindat JV Member; (ii) Gang (Greg) Peng and Erh-Fei Liu continue to Control Cindat; and (iii) Cindat Manhattan Hotel Portfolio Limited shall not be a Prohibited Entity or (2) (X) HHT shall continue to own, directly or indirectly, at least twenty-five percent (25%) of all legal, beneficial and economic interests in Borrower, Mortgage Borrower, Op Co Pledgor, and Operating Lessee and (Y) HHT shall solely Control Borrower, Mortgage Borrower, Op Co Pledgor, and Operating Lessee and Lender shall have approved (which approval shall not be unreasonably withheld, conditioned, or delated) amendments to the Organizational Documents of Borrower’s Sole Member and Op Co Pledgor’s Sole Member, to reflect such required sole Control by HHT; and (z) in the case of the foregoing clause (C), HHT shall solely Control Borrower, Mortgage Borrower, Op Co Pledgor, and Operating Lessee and Lender shall have approved (which approval shall not be unreasonably withheld, conditioned, or delated) amendments to the Organizational Documents of Borrower’s Sole Member and Op Co Pledgor’s Sole Member, to reflect such required sole Control by HHT.

“Permitted Encumbrances” shall mean (A) with respect to the Collateral, the Liens and security interests created by the Loan Documents and (B) with respect to the Property, (i) all Liens, encumbrances and other matters expressly set forth on Schedule A or Schedule B of the Title Insurance Policy, (ii) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent, and other than Liens securing a PACE Loan, (iii) the Liens and security interests created by the Mortgage Loan Documents, (iv) such other title and survey exceptions as Lender has approved or may approve in writing in Lender’s sole discretion or which are otherwise expressly permitted under the Loan Documents, and (v) Liens being contested in accordance with the Loan Documents.

“Permitted Indebtedness” shall mean liabilities incurred in the ordinary course of business relating to the ownership and management of the Collateral and the routine administration of the Collateral, in amounts not to exceed $50,000.00 and which liabilities are not more than ninety (90) days past the date incurred, are not evidenced by a note and are paid when due, and which amounts are normal and reasonable under the circumstances.

“Permitted Investments” shall have the meaning set forth in the Cash Management Agreement.

“Permitted REIT Transfer” shall mean (i) with respect to Hersha Hospitality Limited Partnership, a Virginia limited partnership, the Transfer of all or any portion of the direct or indirect ownership interests in such limited partnership, provided, however, that after such Permitted REIT Transfer (a) HHT continues to Control such limited partnership and own at least fifty-one percent (51%) of the direct or indirect ownership interests in such limited partnership, (b) such limited partnership continues to be in compliance with Section 4.2.14 hereof, and (c) to the extent any transferee owns twenty percent (20%) or more of the direct or indirect interests in any Restricted Party immediately following such Transfer (provided that such Transferee did not own 20% or more of the direct or indirect ownership interests in such Restricted Party as of the Closing Date), Borrower shall deliver, at Borrower’s sole cost and expense, customary OFAC and KYC searches reasonably acceptable to Lender with respect to such transferee and its Affiliates as Lender may reasonably require with the results thereof reasonably satisfactory to Lender; and (ii) with respect to the HHT, the Transfer of all or any portion of the direct or indirect ownership interests in HHT, provided, however, that after such Permitted REIT Transfer (a) HHT remains a publicly traded company and (b) HHT shall not be a Prohibited Entity.

“Permitted Transfer” shall mean any of the following: (i) any transfer, directly as a result of the death of a natural person, of stock, membership interests, partnership interests or other ownership interests previously held by the decedent in question to the Person or Persons lawfully entitled thereto (other than a transfer of any direct interests in Mortgage Borrower, Operating Lessee, or the Collateral), (ii) any transfer, directly as a result of the legal incapacity of a natural person, of stock, membership interests, partnership interests or other ownership interests previously held by such natural person to the Person or Persons lawfully entitled thereto (other than a transfer of any direct interests in Mortgage Borrower, Operating Lessee, or the Collateral), (iii) any Lease of space in the Improvements to Tenants in accordance with the terms and provisions of Section 4.1.9 hereof, or in the case of guest bookings, in the ordinary course of business of the hotel, (iv) any Transfer permitted without Lender’s prior consent in accordance with the terms and provisions of Section 8.2 hereof, (v) intentionally omitted, (vi) the Operating Lease or a Lease in accordance with the provisions of Section 4.1.9, (vii) Permitted Encumbrances, (viii) a Permitted REIT Transfer, (ix) a Permitted Cindat Transfer, or (x) the Transfer of the Collateral relating to an Individual Property in connection with the release of such Collateral in accordance with Section 2.6.4 hereof.

“Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other entity, any Governmental Authority and any fiduciary acting in such capacity on behalf of any of the foregoing.

“PIP Account” shall have the meaning set forth in the Mortgage Loan Agreement.

“PIP Work” shall mean replacements and/or alterations to the Property as may be required by the Franchisor to be completed from time to time.

“Pledge Agreement” shall have the meaning set forth in the Recitals to this Agreement.

“Pledged Interests” shall have the meaning set forth in the Pledge Agreement.

“Policies” or “Policy” shall have the meaning set forth in the Mortgage Loan Agreement.

“Prepayment Fee” shall mean, with respect to any prepayment received by Lender prior to the Open Prepayment Commencement Date, an amount equal to the product of (a) the Spread (or the Alternate Rate Spread or the Base Rate Spread, as applicable), (b) the amount of the Outstanding Principal Balance being prepaid, and (c) a ratio (1) the numerator of which is equal to the number of days from and including the date of such prepayment through and including the end of the Interest Period in which the Open Prepayment Commencement Date occurs and (2) the denominator of which is equal to 360.

“Prime Rate” shall mean the rate of interest published in The Wall Street Journal from time to time as the “Prime Rate.” If The Wall Street Journal ceases to publish the “Prime Rate,” the Lender shall select an equivalent publication that publishes such “Prime Rate,” and if such “Prime Rates” are no longer generally published or are limited, regulated or administered by a governmental or quasi-governmental body, then Lender shall select a comparable interest rate index.

“Prior Loan” shall mean that certain loan from Hersha Mezz Gap Lender, LLC to Borrower secured by the Collateral, which loan has been paid in full on or prior to the Closing Date.

“Prohibited Entity” shall mean any Person which (i) is a Delaware statutory trust or similar Person (formed primarily for purposes of effectuating an Internal Revenue Code Section 1031 like-kind exchange), (ii) owns a direct or indirect interest in Borrower, any prospective Transferee, or the Property through a tenancy-in-common, statutory trust, or other similar form of ownership interest, and/or (iii) is a Crowdfunded Person or owns a direct or indirect interest in Borrower, any prospective Transferee, or the Property through a Crowdfunded Person.

“Prohibited Lenders” shall have the meaning set forth in Section 11.1 hereof.

“Prohibited Person” shall mean any Person:

(i)	listed in the Annex to, or is otherwise subject to the prohibitions of, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism or any other similar prohibitions contained in the rules and regulations of OFAC or in any enabling legislation or other Executive Orders;

(ii)	that is owned or Controlled by, or acting for or on behalf of, any Person that is listed in the Annex to, or is otherwise subject to the prohibitions of, Executive Order No. 13224;

(iii)	with whom Lender is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including Executive Order No. 13224;

(iv)	who commits, threatens, conspires to commit or supports “terrorism” as defined in Executive Order No. 13224;

(v)	that is named as a “specially designated national and blocked person” on the most current list published by OFAC at its official website or at any replacement website or other replacement official publication of such list;

(vi)	that is subject to trade restrictions under United States law, including, without limitation, the Patriot Act, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder;

(vii)	that is listed on any Government List;

(viii)	that has been previously indicted for or convicted of any felony involving a crime or crimes of moral turpitude or for any Patriot Act Offense;

(ix)	that is currently under investigation by any Governmental Authority for alleged criminal activity consisting of a felony involving a crime or moral turpitude or a Patriot Act Offense; or

(x)	who is an Affiliate of any Person that is described by or that satisfies any of clauses (i) through (ix) above.

“Property” shall have the meaning set forth in the Recitals to this Agreement.

“Qualified Franchisor” shall mean (i) Franchisor or (ii) a reputable and experienced franchisor (which may be an Affiliate of Borrower or Mortgage Borrower) which, in the reasonable judgment of Lender, possesses experience in flagging hotel properties similar in location, size, class, use, operation and value as the Property; provided, that Borrower shall have obtained (a) a Rating Agency Confirmation from the Rating Agencies and (b) if such Person is an Affiliate of Borrower or Mortgage Borrower, a new bankruptcy non-consolidation opinion reasonably acceptable to Lender and acceptable the Rating Agencies in their sole discretion.

“Qualified Manager” shall mean (i) Manager or (ii) a reputable and experienced manager (which may be an Affiliate of Borrower or Mortgage Borrower) which, in the reasonable judgment of Lender, possesses experience in managing properties similar in location, size, class, use, operation and value as the Property; provided, that Borrower shall have obtained (a) a Rating Agency Confirmation from the Rating Agencies and (b) if such Person is an Affiliate of Borrower or Mortgage Borrower, a new bankruptcy non-consolidation opinion reasonably acceptable to Lender and acceptable the Rating Agencies in their sole discretion.

“Rating Agencies” shall mean, prior to the final Securitization of the Loan, each of S&P, Moody’s, Fitch, Morningstar Credit Ratings, LLC and DBRS, Inc. or any other nationally-recognized statistical rating agency which has been designated by Lender and, after the final Securitization of the Loan, shall mean any of the foregoing that has been designated by Lender or any issuer or underwriter of any Securities to rate any of such Securities.

“Rating Agency Confirmation” shall mean, collectively, a written affirmation from each of the Rating Agencies that the rating of the Securities (or any class thereof) by such Rating Agency immediately prior to the occurrence of the event with respect to which such Rating Agency Confirmation is sought will not be qualified, downgraded or withdrawn as a result of the occurrence of such event, which affirmation may be granted or withheld in such Rating Agency’s sole and absolute discretion. In the event that any Rating Agency declines to consider whether to grant or withhold such an affirmation, such Rating Agency shall be deemed to have granted such an affirmation, provided, however that if no Rating Agency has elected to consider whether to grant or withhold such an affirmation, then the term “Rating Agency Confirmation” shall be deemed instead to require the written approval of Lender based on its good faith determination of whether the Rating Agencies would issue a Rating Agency Confirmation; provided, further, that the foregoing shall be inapplicable in any case in which Lender has an independent approval right in respect of the matter at issue pursuant to the terms of this Agreement.

“Recipient” shall mean Lender and/or Servicer, as applicable.

“Regulation AB” shall mean Regulation AB under the Securities Act and the Exchange Act, as such regulation may be amended from time to time.

“Regulation S-K” means Regulation S-K of the Securities Act, as such regulation may be amended from time to time.

“Regulation S-X” means Regulation S-X of the Securities Act, as such regulation may be amended from time to time.

“Regulatory Change” means any change effective after the date of this Agreement in any statute, treaty, rule, regulation, ordinance, executive order or administrative or judicial precedents or authorities (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System of the United States (or any successor)) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including any Lender, of or under any statute, treaty, rule, regulation, ordinance, executive order or administrative or judicial precedents or authorities (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by Lender with any request or directive regarding capital adequacy. Notwithstanding anything herein to the contrary, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (b) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted or issued.

“Related Loan(s)” shall mean (i) a loan made to an Affiliate of Borrower or Guarantor or secured by a Related Property that is included in a Securitization with the Loan or any portion thereof or interest therein or (ii) any loan that is cross-collateralized or cross-defaulted with the Loan.

“Related Propert(y)(ies)” shall mean a parcel of real property, together with improvements thereon and personal property related thereto, that is “related” within the meaning of the definition of “Significant Obligor” to the Property.

“Release” shall have the meaning set forth in Section 2.6.4 hereof.

“Release Amount” shall mean, with respect to the applicable Release Collateral, an amount equal to one hundred fifteen percent (115%) of the Allocated Loan Amount for such Release Collateral.

“Release Collateral” shall have the meaning set forth in Section 2.6.4 hereof.

“Release Date” shall have the meaning set forth in Section 2.6.4 hereof.

“Release Notice Date” shall have the meaning set forth in Section 2.6.4 hereof.

“Release Property” shall have the meaning set forth in Section 2.6.4 hereof.

“Rents” shall have the meaning set forth in the Mortgage Loan Agreement.

“Replacement Franchise Agreement” shall mean, collectively, (i) a franchise, trademark and license agreement with a Qualified Franchisor, which franchise, trademark and license agreement shall be in form and substance reasonably acceptable to Lender; provided, that Lender, at its option, may require that Borrower shall have obtained a Rating Agency Confirmation from the Rating Agencies, and (ii) a comfort letter from such Qualified Franchisor in form and substance reasonably acceptable to Lender.

“Replacement Management Agreement” shall mean, collectively, (i)(a) a management agreement with a Qualified Manager substantially in the same form and substance as the Management Agreement, or (b) a management agreement with a Qualified Manager, which management agreement shall be in form and substance reasonably acceptable to Lender; provided, that Lender, at its option, may require that Borrower shall have obtained a Rating Agency Confirmation from the Rating Agencies, and (ii) a subordination of management agreement and management fees substantially in the form then used by Lender (or in such other form and substance reasonably acceptable to Lender), executed and delivered to Lender by Borrower and such Qualified Manager.

“Required Extension Option Debt Yield” shall mean (i) with respect to the First Extension Option, 7.65% and (ii) with respect to the Second Extension Option, 8.20%.

“Required Repairs” shall have the meaning set forth in Section 4.1.28 hereof.

“Reserve Funds” shall mean, collectively, the Mezzanine Loan Excess Cash Flow Funds and any other escrow or reserve fund (if any) established by this Agreement or the Loan Documents.

“Reserve Requirements” means with respect to any Interest Period, the maximum rate of all reserve requirements (including, without limitation, all basic, marginal, emergency, supplemental, special or other reserves and taking into account any transitional adjustments or other schedule changes in reserve requirements during the Interest Period) which are imposed under Regulation D on eurocurrency liabilities (or against any other category of liabilities which includes deposits by reference to which LIBOR is determined or against any category of extensions of credit or other assets which includes loans by a non-United States office of a depository institution to United States residents or loans which charge interest at a rate determined by reference to such deposits) during the Interest Period and which are applicable to member banks of the Federal Reserve System with deposits exceeding one billion dollars, but without benefit or credit of proration, exemptions or offsets that might otherwise be available from time to time under Regulation D. The determination of the Reserve Requirements shall be based on the assumption that Lender funded 100% of the Loan in the interbank eurodollar market. In the event of any change in the rate of such Reserve Requirements under Regulation D during the Interest Period, or any variation in such requirements based upon amounts or kinds of assets or liabilities, or other factors, including, without limitation, the imposition of Reserve Requirements, or differing Reserve Requirements, on one or more but not all of the holders of the Loan or any participation therein, Lender may use any reasonable averaging and/or attribution methods which it deems appropriate and practical for determining the rate of such Reserve Requirements which shall be used in the computation of the Reserve Requirements. Lender’s computation of same shall be final absent manifest error.

“Restoration” shall mean the repair and restoration of the Property after a Casualty or Condemnation as nearly as possible to the condition the Property was in immediately prior to such Casualty or Condemnation, with such alterations as may be reasonably approved by Lender.

“Restoration Threshold” shall mean the lesser of (x) an amount equal to ten percent (10%) of the Allocated Loan Amount attributable to the applicable Individual Property or (y) five percent (5%) of the Outstanding Principal Balance.

“Restricted Party” shall mean, collectively, (i) each of Borrower, Mortgage Borrower, Op Co Pledgor, Operating Lessee, any Guarantor, any Affiliated Manager, Borrower’s Sole Member, and Op Co Pledgor’s Sole Member, and (ii) any direct or indirect legal or beneficial owner or non-member manager of Borrower, Mortgage Borrower, Op Co Pledgor, Operating Lessee, any Guarantor, any Affiliated Manager, Borrower’s Sole Member and Op Co Pledgor’s Sole Member.

“S&P” shall mean Standard & Poor’s Ratings Services.

“Second Extended Maturity Date” shall mean the Monthly Payment Date occurring in February, 2023.

“Second Extension Option” shall have the meaning set forth in Section 2.8 hereof.

“Secondary Market Transaction” shall have the meaning set forth in Section 9.1(a) hereof.

“Securities” shall have the meaning set forth in Section 9.1(a) hereof.

“Securities Act” shall have the meaning set forth in Section 9.2(a) hereof.

“Securitization” shall have the meaning set forth in Section 9.1(a) hereof.

“Securitization Indemnification Liabilities” shall have the meaning set forth in Section 9.2(b) hereof.

“Securitization Indemnified Parties” shall have the meaning set forth in Section 9.2(b) hereof.

“Securitization Loan Agreement Amendment” shall have the meaning set forth in Section 11.29 hereof.

“Security Instrument” shall have the meaning set forth in the Recitals to this Agreement.

“Servicer” shall have the meaning set forth in Section 11.24(a) hereof.

“Servicing Agreement” shall have the meaning set forth in Section 11.24(a) hereof.

“Severed Loan Documents” shall have the meaning set forth in Section 10.2(c) hereof.

“Significant Obligor” shall have the meaning set forth in Item 1101(k) of Regulation AB under the Securities Act.

“Sole Member” shall have the meaning set forth in Section 3.1.24(q) hereof.

“Special Member” shall have the meaning set forth in Section 3.1.24(q) hereof.

“Sponsor” shall mean, individually and/or collectively, as the context may require, each of Cindat Capital Management Limited, a limited company formed under the laws of the Cayman Islands, and HHT.

“Spread” shall mean 775 basis points.

“Springing Recourse Event” shall have the meaning set forth in Section 11.22 hereof.

“State” shall mean the State or Commonwealth in which the Property or the Collateral, as applicable, or any part thereof is located.

“Subordination of Management Agreement” shall mean that certain Subordination of Management Agreement and Management Fees (Mezzanine Loan), dated as of the date hereof, among Lender, Borrower, Op Co Pledgor, and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Substitute Interest Rate Protection Agreement” shall have the meaning set forth in Section 2.5(g) hereof.

“Survey” shall mean a current land survey for the Property, certified to the title insurance company and Lender and its successors and assigns, in form and substance reasonably satisfactory to Lender and prepared by a professional and properly licensed land surveyor satisfactory to Lender in accordance with the most current Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys together with the surveyor’s seal affixed to the Survey and a certification from the surveyor in form and substance reasonably acceptable to Lender.

“Tax Account” shall have the meaning set forth in the Mortgage Loan Agreement.

“Taxes” shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against the Property or any part thereof, together with all interest and penalties thereon.

“Tenant” shall mean any Person obligated by contract or otherwise to pay monies (including a percentage of gross income, revenue or profits) under any Lease now or hereafter affecting all or any part of the Property.

“Term” shall mean the term of the Loan.

“Title Insurance Policy” shall have the meaning set forth in the Mortgage Loan Agreement.

“Transfer” shall have the meaning set forth in Section 8.1(a) hereof.

“Transferee” shall have the meaning set forth in Section 8.1(f) hereof.

“Transferee’s SPE Constituent Entity” shall mean, with respect to any Transferee, the entity that qualifies as a single purpose, bankruptcy remote entity under criteria established by the Rating Agencies that is (i) the general partner of such Transferee, if such Transferee is a limited partnership, or (ii) the managing member of such Transferee, if such Transferee is a multi-member limited liability company.

“Transferee’s Sponsors” shall mean, with respect to any Transferee, such Transferee’s shareholders, general partners or managing members that, directly or indirectly, (i) own fifty-one percent (51%) or more of legal, beneficial and economic interests in such Transferee and (ii) are in Control of such Transferee.

“Underwritten Net Cash Flow” shall have the meaning set forth in the Mortgage Loan Agreement.

“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the States in which perfection of a security interest in the Collateral or the Accounts, as applicable, is made.

“Uniform System of Accounts” shall mean the most recent edition of the Uniform System of Accounts for Hotels, as adopted by the American Hotel and Motel Association.

“Updated Information” shall have the meaning set forth in Section 9.1(b)(i) hereof.

“U.S. Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder.

“U.S. Obligations” shall mean (i) direct full faith and credit obligations of the United States of America that are not subject to prepayment, call or early redemption or (ii) to the extent acceptable to the Rating Agencies, other “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii) that are not subject to prepayment, call or early redemption.

“U.S. Person” shall mean any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” shall have the meaning set forth in Section 2.9 hereof.

“Waived Restoration Provisions” shall have the meaning set forth in Section 5.3 hereof.

“Withholding Agent” shall mean Borrower or Servicer, as applicable.

Section 1.2 Principles of Construction.

All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word “including” shall mean “including, without limitation,” unless the context shall indicate otherwise. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined. Any term used and not defined hereto shall have the meaning ascribed to such term in the Mortgage Loan Agreement.

With respect to references to the Mortgage Loan Documents (including without limitation terms defined by cross-reference to the Mortgage Loan Documents and terms and provisions of the Mortgage Loan Documents that are incorporated by reference), such references shall refer to the Mortgage Loan Documents as in effect on the Closing Date (and any such defined terms shall have the definitions set forth in the Mortgage Loan Documents as of the Closing Date) and no amendments, restatements, replacements, supplements, waivers or other modifications to or of the Mortgage Loan Documents shall have the effect of changing such references (including without limitation any such definitions) for the purposes of this Agreement unless Lender expressly agrees in writing that such references or definitions, as appearing, incorporated into or used in this Agreement, have been revised.

Notwithstanding anything stated herein to the contrary, any provisions in this Agreement cross-referencing or incorporating by reference provisions of the Mortgage Loan Documents shall be effective notwithstanding the termination of the Mortgage Loan Documents by payment in full of the Mortgage Loan or otherwise.

To the extent that any terms, provisions or definitions of any Mortgage Loan Documents that are incorporated herein by reference are incorporated into the Mortgage Loan Documents by reference to any other document or instrument, such terms, provisions or definitions that are incorporated herein by reference shall at all times be deemed to incorporate each such term, provision and definition of the applicable other document or instrument as the same is set forth in such other document or instrument as of the Closing Date, without regard to any amendments, restatements, replacements, supplements, waivers or other modifications to or of such other document or instrument occurring after the Closing Date, unless Lender expressly agrees that such term, provision or definition as appearing, incorporated into, or used in this Agreement have been revised.

The words “Borrower shall cause” or “Borrower shall not permit” (or words of similar meaning) shall mean “Borrower shall cause Mortgage Borrower to” or “Borrower shall not permit Mortgage Borrower to”, as the case may be, to so act or not to so act, as applicable. The words “Op Co Pledgor shall cause” or “Op Co Pledgor shall not permit” (or words of similar meaning) shall mean “Op Co Pledgor shall cause Operating Lessee to” or “Op Co Pledgor shall not permit Operating Lessee to”, as the case may be, to so act or not to so act, as applicable.

II. THE LOAN

Section 2.1 The Loan.

2.1.1 Agreement to Lend and Borrow. Subject to and upon the terms and conditions set forth herein, Lender shall make the Loan to Borrower and Borrower shall accept the Loan from Lender on the Closing Date.

2.1.2 Single Disbursement to Borrower. Borrower shall receive only one (1) borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.

2.1.3 The Note. The Loan shall be evidenced by the Note and secured by the Pledge Agreement, and shall be repaid in accordance with the terms of this Agreement and the Note.

2.1.4 Use of Proceeds. Borrower shall use the proceeds of the Loan to (a) finance the Collateral, (b) pay costs and expenses incurred in connection with the closing of the Loan, as reasonably approved by Lender, (c) make an equity contribution to Mortgage Borrower in order to cause the Mortgage Borrower to use such amounts for any use permitted pursuant to Section 2.1.4 of the Mortgage Loan Agreement to the extent necessary, and (d) distribute the balance of the proceeds, if any, to Borrower to be used in its sole discretion.

Section 2.2 Interest Rate.

2.2.1 Applicable Interest Rate. Except as herein provided with respect to interest accruing at the Default Rate, interest on the principal balance of the Loan outstanding from time to time shall accrue from (and including) the Closing Date up to and including the end of the last Interest Period at the Applicable Interest Rate.

2.2.2 Interest Calculation. Interest on the Outstanding Principal Balance of the Loan shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate based on a three hundred sixty (360) day year by (c) the Outstanding Principal Balance

2.2.3 Determination of Interest Rate.

(a) Any change in the rate of interest hereunder due to a change in the Applicable Interest Rate shall become effective as of the first day of the new Interest Period. Each determination by Lender of the Applicable Interest Rate shall be conclusive and binding for all purposes, absent manifest error. Borrower hereby agrees promptly to pay Lender, within fifteen (15) days after demand, any additional amounts necessary to compensate Lender for any reasonable out-of-pocket costs incurred by Lender in making any conversion of the Loan to a LIBOR Loan or an Alternate Rate Loan or a Base Rate Loan in accordance with this Agreement, including, without limitation, any interest or fees payable by Lender to lenders of funds obtained by it in order to make or maintain the LIBOR Loan hereunder. Lender’s notice of such costs, as certified to Borrower, shall be set forth in reasonable detail and Lender’s calculation shall be conclusive absent manifest error.

(b) In the event that Lender shall have determined in good faith that by reason of circumstances affecting the interbank eurodollar market LIBOR cannot be determined as provided in the definition of LIBOR as set forth herein, then Lender shall forthwith give notice by telephone of such fact, confirmed in writing, to Borrower at least two (2) Business Days prior to the Determination Date in which such fact shall be determined. If such notice is given, the Loan shall be converted, from and after the first day of the next succeeding Interest Period, to a Base Rate Loan, unless LIBOR has been succeeded by an Alternate Index and the conditions set forth in 2.2.3(c) below have been satisfied.

(c) If at any time the Loan is outstanding as a LIBOR Loan and Lender has determined in good faith that LIBOR cannot be determined and that LIBOR has been succeeded by an Alternate Index, then the Loan shall be converted from a LIBOR Loan to an Alternate Rate Loan, provided that Lender shall have received (i) an opinion of nationally recognized REMIC counsel as to the compliance of such conversion with applicable REMIC requirements as determined under the Code, the regulations, revenue rulings, revenue procedures and other administrative, legislative and judicial guidance relating to the tax treatment of REMIC Trusts (which such opinion shall be, in form and substance and from a provider, in each case, acceptable to Lender in its reasonable discretion and acceptable to the Rating Agencies), and (ii) a Rating Agency Confirmation in connection with such conversion. Lender shall provide notice of the foregoing conversion by giving notice of such determination in writing to Borrower at least five (5) Business Days prior to the next succeeding Determination Date. If such notice is given, the Loan shall be converted, as of the first day of the next succeeding Interest Period, to an Alternate Rate Loan. Notwithstanding any provision of this Agreement to the contrary, in no event shall Borrower have the right to convert a LIBOR Loan to an Alternate Rate Loan, or to convert an Alternate Rate Loan to a LIBOR Loan or a Base Rate Loan.

(d) If, pursuant to Section 2.2.3(b) above, the Loan has been converted to a Base Rate Loan but thereafter:

(i) LIBOR can again be determined as provided in the definition of LIBOR as set forth herein, then Lender shall give notice thereof to Borrower and convert the Base Rate Loan back to a LIBOR Loan by delivering to Borrower notice of such conversion no later than 11:00 a.m. (New York City Time), three (3) Business Days prior to the next succeeding Determination Date, in which event the Base Rate Loan shall be converted to a LIBOR Loan from, after and including the first day of the next succeeding Interest Period; or

(ii) LIBOR cannot be determined and has been succeeded by an Alternate Index pursuant to Section 2.2.3(c) above, then Lender shall give notice thereof to Borrower and convert the Base Rate Loan to an Alternate Rate Loan by delivering to Borrower notice of such conversion no later than 11:00 a.m. (New York City Time), three (3) Business Days prior to the next succeeding Determination Date, in which event the Base Rate Loan shall be converted to an Alternate Rate Loan from, after and including the first day of the next succeeding Interest Period.

Notwithstanding any provision of this Agreement to the contrary, in no event shall Borrower have the right to elect to convert a LIBOR Loan to a Base Rate Loan, or to convert a Base Rate Loan to a LIBOR Loan or an Alternate Rate Loan.

(e) Intentionally omitted.

(f) If any Regulatory Change or change in the interpretation or application of any requirement of law, or compliance by Lender with any request or directive (whether or not having the force of law) shall hereafter make it unlawful for Lender to make or maintain a LIBOR Loan as contemplated hereunder, (i) the obligation of Lender hereunder to make a LIBOR Loan or to convert a Base Rate Loan to a LIBOR Loan shall be canceled forthwith and (ii) any outstanding LIBOR Loan shall be converted automatically to a Base Rate Loan on the first day of the next succeeding Interest Period or within such earlier period as required by law. Borrower hereby agrees promptly to pay Lender, upon demand, any additional amounts necessary to compensate Lender for any costs incurred by Lender in making any conversion in accordance with this Agreement, including, without limitation, any interest or fees payable by Lender to lenders of funds obtained by it in order to make or maintain the LIBOR Loan hereunder. Lender’s notice of such costs, as certified to Borrower, shall be conclusive absent manifest error.

(g) In the event that any Regulatory Change or change in the interpretation or application of any requirement of law, or compliance by Lender with any request or directive (whether or not having the force of law) hereafter issued from any central bank or other Governmental Authority:

(i)	shall hereafter have the effect of reducing the rate of return on Lender’s capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such Regulatory Change, change or compliance (taking into consideration Lender’s policies with respect to capital adequacy) by any amount deemed by Lender to be material;

(ii)	shall hereafter impose, modify, increase or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of Lender which is not otherwise included in the determination of the interest rate hereunder;

(iii)	subject any Recipient to any Impositions (other than (A) Indemnified Taxes, (B) Impositions described in clauses (b) and (c) of the definition of “Excluded Taxes” and (C) Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise taxes or branch profit taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iv)	shall hereafter impose on Lender any other condition and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining loans or extensions of credit or to reduce any amount receivable hereunder or under the Loan Documents;

then, in any such case, Borrower shall promptly pay Lender, upon demand, any additional amounts necessary to compensate Lender for such additional cost or reduced amount receivable which Lender deems to be material as determined by Lender in its reasonable discretion. If Lender becomes entitled to claim any additional amounts pursuant to this Section 2.2.3(f), Borrower shall not be required to pay same unless the requirement for such additional amount is the result of requirements imposed generally on lenders similar to Lender and not the result of some specific reserve or similar requirement imposed on Lender as a result of Lender’s special circumstances. If Lender becomes entitled to claim any additional amounts pursuant to this Section 2.2.3(f), Lender shall provide Borrower with not less than thirty (30) days’ written notice specifying in reasonable detail the event by reason of which it has become so entitled and the additional amounts required to fully compensate Lender for such additional costs or reduced amounts. A certificate as to any additional costs or amounts payable pursuant to the foregoing sentence, executed by an authorized signatory of Lender and submitted by Lender to Borrower shall be conclusive in the absence of manifest error.

(h) If Lender shall have determined that any Regulatory Change with respect to any requirement of law regarding capital adequacy or compliance by Lender or any Person controlling Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on Lender’s or such Person’s capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which Lender or such Person could have achieved but for such Regulatory Change or compliance (taking into consideration Lender’s or such Person’s policies with respect to capital adequacy) by an amount deemed by Lender to be material, then from time to time, after submission by Lender to the Borrower of a written request therefor, the Borrower shall pay to Lender such additional amount or amounts as will compensate Lender or such Person for such reduction.

(i) Borrower agrees to indemnify Lender and to hold Lender harmless from any loss or expense (other than consequential and punitive damages) which Lender sustains or incurs as a consequence of (i) any default by Borrower in payment of the principal of or interest on a LIBOR Loan, including, without limitation, any such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain a LIBOR Loan hereunder, (ii) any prepayment (whether voluntary or mandatory) of the LIBOR Loan on a day that (A) is not the Monthly Payment Date or (B) is a Monthly Payment Date if Borrower did not give the prior written notice of such prepayment required pursuant to the terms of this Agreement, including, without limitation, such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain the LIBOR Loan hereunder and (iii) the conversion (for any reason whatsoever, whether voluntary or involuntary) of the Loan from a LIBOR Loan to an Alternate Rate Loan or a Base Rate Loan on a date other than the first day of an Interest Period, including, without limitation, such loss or expenses arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain a LIBOR Loan or a hereunder (the amounts referred to in clauses (i), (ii) and (iii) are herein referred to collectively as the “Breakage Costs”). Lender will provide to Borrower a statement detailing such Breakage Costs and the calculation thereof.

(j) The provisions of this Section 2.2.3 as it applies to any period during which the Loan was outstanding shall survive payment of the Note in full and the satisfaction of all other obligations of Borrower under this Agreement and the other Loan Documents.

2.2.4 Usury Savings. This Agreement and the other Loan Documents are subject to the express condition that at no time shall Borrower be required or obligated to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan shall, to the extent permitted by the applicable Legal Requirements, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

Section 2.3 Loan Payments.

2.3.1 Payment Before Maturity Date. Borrower shall make a payment to Lender of interest only on the Closing Date for the initial Interest Period. Borrower shall make a payment to Lender of interest for the Interest Period in which the Monthly Payment Date occurs, calculated in the manner set forth herein on the Monthly Payment Date occurring in March, 2018, and on each Monthly Payment Date thereafter to and including the Maturity Date.

2.3.2 Payment on Maturity Date. Borrower shall pay to Lender on the Maturity Date the outstanding principal balance of the Loan, all interest which has accrued or would accrue through and including the last day of the Interest Period in which the Maturity Date occurs and all other amounts due hereunder and under the Note, the Pledge Agreement and the other Loan Documents.

2.3.3 Allocation of Payments. Provided no Event of Default shall have occurred and be continuing, each payment of the Monthly Debt Service Payment Amount shall be applied, pro rata and pari passu, to each Note, first to accrued and unpaid interest at the Applicable Interest Rate and then to the portion of the Outstanding Principal Balance allocable to each Note. Any amounts recovered by or paid to Lender during the continuance of an Event of Default may be applied to the Debt in such order, proportion and priority as Lender may determine in its sole and absolute discretion.

2.3.4 Interest Rate and Payment after Default. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal balance of the Loan shall accrue interest at the Default Rate, calculated from the date the Default occurred which led to such an Event of Default without regard to any grace or cure periods contained herein. If all or any part of the principal amount of the Loan is prepaid upon acceleration of the Loan following the occurrence and during the continuance of an Event of Default prior to the Open Prepayment Commencement Date, Borrower shall be required to pay Lender, in addition to all other amounts then payable hereunder, a prepayment fee equal to one percent (1%) of the amount of principal being repaid together with the applicable Prepayment Fee and the applicable Breakage Costs.

2.3.5 Late Payment Charge. If any principal, interest or any other sum due under the Loan Documents (excluding the Outstanding Principal Balance due and payable on the Maturity Date) is not paid by Borrower on the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of (a) four percent (4%) of such unpaid sum or (b) the Maximum Legal Rate in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Pledge Agreement and the other Loan Documents to the extent permitted by applicable law.

2.3.6 Method and Place of Payment.

(a) Except as otherwise specifically provided herein, all payments and prepayments under this Agreement, the Note and the other Loan Documents shall be made to Lender not later than 1:00 P.M., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender’s office or as otherwise directed by Lender, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.

(b) Whenever any payment to be made hereunder or under any other Loan Document shall be stated to be due on a day which is not a Business Day, the due date thereof shall be the first (1st) Business Day that is immediately preceding such due date (notwithstanding such adjustment of due dates, Borrower shall not be entitled to any deduction of interest due under this Agreement, the Note or any of the other Loan Documents).

(c) All payments required to be made by Borrower hereunder or under the Note or the other Loan Documents shall be made irrespective of, and without deduction for, any setoff, claim or counterclaim and shall be made irrespective of any defense thereto.

Section 2.4 Prepayments.

2.4.1 Voluntary Prepayments.

(a) General. Except as otherwise provided herein, Borrower shall not have the right to prepay the Loan in whole or in part. Borrower may, at its option and upon thirty (30) days’ prior notice to Lender, and in connection with a prepayment of the Mortgage Loan by Mortgage Borrower pursuant to Section 2.4.1(a) of the Mortgage Loan Agreement, Borrower shall, prepay the Debt in whole but not in part; provided, however, any prepayment received by Lender shall be accompanied by (i) if such prepayment is made prior to the Open Prepayment Commencement Date, the applicable Prepayment Fee, (ii) Breakage Costs, if any, and (iii) all interest which would have accrued on the amount of the Loan to be paid through and including the last day of the Interest Period related to the Monthly Payment Date next occurring following the date of such prepayment, or, if such prepayment occurs on a Monthly Payment Date, through and including the last day of the Interest Period related to such Monthly Payment Date. If a notice of prepayment is given by Borrower to Lender pursuant to this Section 2.4.1, unless revoked prior to the proposed prepayment date, the amount designated for prepayment and all other sums required under this Section 2.4 shall be due and payable on the proposed prepayment date. Borrower shall have the right to adjust the proposed prepayment date or to revoke such notice of prepayment, provided that Lender receives notice thereof not less than five (5) Business Days prior to the same and provided that in all cases Borrower shall promptly reimburse Lender for the reasonable out-of-pocket costs and expenses actually incurred by Lender in connection with such adjustment or revocation of the proposed prepayment date. No prepayment shall be permitted on any date during the period commencing on the first calendar day immediately following a Monthly Payment Date to, but not including, the Determination Date in such calendar month, unless consented to by Lender in its sole discretion.

(b) Partial Prepayments. In connection with (w) the release of any applicable Release Collateral pursuant to Section 2.6.4, (x) a Debt Yield Cash Management Trigger Event Cure, (y) a Debt Yield Cash Sweep Event Cure, or (z) the satisfaction of the requirements of Section 2.8(e) relating to the exercise of an Extension Option, provided in each case no Event of Default has occurred and is continuing, Borrower may, at its option and upon ten (10) days’ (or as otherwise set forth in Section 2.6) prior notice to Lender, prepay a portion of the Loan in an amount equal to (X) in the case of the foregoing clause (w), the amount required pursuant to Section 2.6 or (Y) in the case of the foregoing clauses (x), (y), or (z), the Debt Yield Cure Amount (Mezzanine Loan); provided, however, that (A) any prepayment received by Lender shall be accompanied by (I) if such prepayment is made prior to the Open Prepayment Commencement Date, the applicable Prepayment Fee, (II) Breakage Costs, and (III) all interest which would have accrued on the amount of the portion of the Debt being prepaid through and including the last day of the Interest Period related to the Monthly Payment Date next occurring following the date of such prepayment, or, if such prepayment occurs on a Monthly Payment Date, through and including the last day of the Interest Period related to such Monthly Payment Date, and (B) concurrently with any such prepayment by Borrower, Mortgage Borrower shall prepay a portion of the Mortgage Loan in an amount equal to the Debt Yield Cure Amount (Mortgage Loan) pursuant to Section 2.4.1(b) of the Mortgage Loan Agreement.

2.4.2 Liquidation Events; Mandatory Prepayments.

(a) In the event of (i) any Casualty to all or any portion of the Property, (ii) any Condemnation of all or any portion of the Property, (iii) the receipt by Mortgage Borrower of any excess proceeds realized under its owner’s title insurance policy after application of such proceeds by Mortgage Borrower to cure any title defect, (iv) a Transfer of the Property in connection with realization thereon following a Mortgage Loan Event of Default, including, without limitation, a foreclosure sale, or (v) any refinancing of the Property or the Mortgage Loan (each, a “Liquidation Event”), Borrower shall cause such Net Liquidation Proceeds After Debt Service (to the extent permitted by the Mortgage Loan Documents) to be deposited directly into the Mezzanine Deposit Account. On each date on which Lender actually receives a distribution of Net Liquidation Proceeds After Debt Service, the Outstanding Principal Balance shall be prepaid in an amount equal to one hundred percent (100%) of such Net Liquidation Proceeds After Debt Service, together with all interest which would have accrued on the amount of the Loan to be prepaid through and including the last day of the Interest Period related to the Monthly Payment Date next occurring following the date of such prepayment (or, if such prepayment occurs on a Monthly Payment Date, through and including the last day of the Interest Period related to such Monthly Payment Date) in each case, including any Breakage Costs and payment of any applicable Prepayment Fee (if any). Any amounts of Net Liquidation Proceeds After Debt Service in excess of the Debt shall be paid to Borrower. Any prepayment received by Lender pursuant to this Section 2.4.2 on a date other than a Monthly Payment Date shall be held by Lender as collateral security for the Loan and shall be applied by Lender on the next Monthly Payment Date. Other than during the continuance of an Event of Default, no Prepayment Fee shall be due in connection with any prepayment made pursuant to the foregoing Section 2.4.2(a)(i), (ii) or (iii).

(b) Borrower shall notify Lender of any Liquidation Event not later than two (2) Business Days following the first date on which Borrower has knowledge of such event. Borrower shall be deemed to have knowledge of (i) a sale (other than a foreclosure sale) of all or any portion of the Property on the date on which a contract of sale for such sale is entered into, and a foreclosure sale, on the date notice of such foreclosure sale is given, and (ii) a refinancing of all or any portion of the Property, on the date on which a commitment for such refinancing has been entered into. The provisions of this Section 2.4.2 shall not be construed to contravene in any manner the restrictions and other provisions regarding refinancing of the Mortgage Loan or Transfer of the Property set forth in this Agreement, the other Loan Documents and the Mortgage Loan Documents.

2.4.3 Intentionally Omitted.

2.4.4 Mandatory Prepayments; Transfer of Property. Subject to Article VIII hereof, if the Property or Mortgage Borrower’s interests therein or Borrower’s interests in Mortgage Borrower is sold, transferred or otherwise disposed of, voluntarily or involuntarily, or if the Mortgage Loan is repaid other than in accordance with the provisions of the Mortgage Loan Agreement and this Agreement, then, Borrower shall be required to repay the Loan in whole or in part in accordance with Section 2.4.1 hereof plus payment of the applicable Prepayment Fee if such payment occurs prior to the Open Prepayment Commencement Date.

Section 2.5 Interest Rate Protection Agreement.

(a) Prior to or contemporaneously with the Closing Date, Borrower shall enter into an Interest Rate Protection Agreement with a LIBOR strike price equal to the Capped LIBOR Rate. The Interest Rate Protection Agreement (i) shall at all times be in a form and substance reasonably acceptable to Lender, (ii) shall at all times be with a Counterparty reasonably acceptable to Lender having a Minimum Counterparty Rating, (iii) shall direct such Counterparty to deposit directly into the Mezzanine Deposit Account any amounts due Borrower under such Interest Rate Protection Agreement so long as any portion of the Debt exists, provided that the Debt shall be deemed to exist if the Property is transferred by judicial or non-judicial foreclosure or deed in lieu thereof, (iv) shall be for a period equal to or longer than the term of the Loan, and (v) shall at all times have a notional amount equal to or greater than the Outstanding Principal Balance and shall at all times provide for the applicable Capped LIBOR Rate. Borrower shall collaterally assign to Lender, pursuant to the Assignment of Protection Agreement, all of its right, title and interest to receive any and all payments under the Interest Rate Protection Agreement, and shall deliver to Lender an executed counterpart of such Interest Rate Protection Agreement (which shall, by its terms, authorize the assignment to Lender and require that payments be deposited directly into the Mezzanine Deposit Account) and shall notify the Counterparty of such assignment.

(b) Borrower shall comply with all of its obligations under the terms and provisions of the Interest Rate Protection Agreement. All amounts paid by the Counterparty under the Interest Rate Protection Agreement to Borrower or Lender shall be directly deposited immediately into the Mezzanine Deposit Account. Borrower shall take all actions reasonably requested by Lender to enforce Lender’s rights under the Interest Rate Protection Agreement in the event of a default by the Counterparty and shall not waive, amend or otherwise modify any of its rights thereunder.

(c) In the event of any downgrade, withdrawal or qualification of the rating of the Counterparty by any Rating Agency such that such Counterparty no longer satisfies the Minimum Counterparty Rating, Borrower shall (i) replace the Interest Rate Protection Agreement with a replacement Interest Rate Protection Agreement within ten (10) Business Days following such downgrade, withdrawal or qualification or (ii) if provided in such Interest Rate Protection Agreement, in the case of such downgrade, withdrawal or qualification of the rating of such Counterparty below the Minimum Counterparty Rating, cause the Counterparty to provide a guaranty of Counterparty’s obligation by a guarantor possessing the Minimum Counterparty Rating, in each case pursuant to such terms as are reasonably acceptable to Lender and, following a Securitization, acceptable to the Rating Agencies as evidenced by a Rating Agency Confirmation.

(d) In the event that Borrower fails to purchase and deliver to Lender an Interest Rate Protection Agreement or fails to maintain any such Interest Rate Protection Agreement in accordance with the terms and provisions of this Agreement, Lender may purchase such Interest Rate Protection Agreement and the reasonable out-of-pocket cost incurred by Lender in purchasing such Interest Rate Protection Agreement shall be paid by Borrower to Lender with interest thereon at the Default Rate from the date such cost was incurred by Lender until such cost is reimbursed by Borrower to Lender.

(e) In connection with the Interest Rate Protection Agreement, Borrower shall obtain and deliver to Lender (i) a resolution/consent, as applicable, of the Counterparty authorizing the delivery of the Interest Rate Protection Agreement acceptable to Lender, and (ii) an opinion from counsel for the Counterparty (which counsel may be in house counsel for the Counterparty) (upon which Lender and its successors and assigns may rely) which shall provide, in relevant part, that:

(i)	the Counterparty is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation or formation and has the organizational power and authority to execute and deliver, and to perform its obligations under, the Interest Rate Protection Agreement;

(ii)	the execution and delivery of the Interest Rate Protection Agreement by the Counterparty, and any other agreement which the Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been and remain duly authorized by all necessary action and do not contravene any provision of its certificate of incorporation or by laws (or equivalent organizational documents) or any law, regulation or contractual restriction binding on or affecting it or its property;

(iii)	no other action by, and no notice to or filing with any governmental authority or regulatory body is required for such execution, delivery or performance; and

(iv)	the Interest Rate Protection Agreement, and any other agreement which the Counterparty has executed and delivered pursuant thereto, has been duly executed and delivered by the Counterparty and constitutes the legal, valid and binding obligation of the Counterparty, enforceable against the Counterparty in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(f) At such time as the Loan is repaid in full, all of Lender’s right, title and interest in and to the Interest Rate Protection Agreement shall terminate and Lender shall execute and deliver such documents as may be required to evidence Lender’s release of the Interest Rate Protection Agreement and to notify Counterparty of such release.

(g) Notwithstanding anything to the contrary contained in this Section 2.5 or elsewhere in this Agreement, if, at any time, Lender converts the Loan from a LIBOR Loan to either a Base Rate Loan or an Alternate Rate Loan in accordance with Section 2.2.3 above (each, a “LIBOR Conversion”), then:

(i)	within thirty (30) days after such LIBOR Conversion, Borrower shall either (A) enter into, make all payments under, and satisfy all conditions precedent to the effectiveness of, a Substitute Interest Rate Protection Agreement (and in connection therewith, but not prior to Borrower taking all the actions described in this clause (i), Borrower shall have the right to terminate any then-existing Interest Rate Protection Agreement) or (B) cause the then-existing Interest Rate Protection Agreement to be modified such that such then-existing Interest Rate Protection Agreement satisfies the requirements of a Substitute Interest Rate Protection Agreement as set forth below in the definition thereof (a “Converted Interest Rate Protection Agreement”); and

(ii)	following such LIBOR Conversion (provided Lender has not converted the Loan back to a LIBOR Loan in accordance with Section 2.2.3 hereof), in lieu of satisfying the condition described in Section 2.8(c) with respect to any outstanding Extension Term, Borrower shall instead enter into, make all payments under, and satisfy all conditions precedent to the effectiveness of a Substitute Interest Rate Protection Agreement on or prior to the first day of such Extension Term.

As used herein, “Substitute Interest Rate Protection Agreement” shall mean an interest rate cap agreement between a Counterparty which meets the Minimum Counterparty Ratings and Borrower, obtained by Borrower and collaterally assigned to Lender pursuant to this Agreement and shall contain each of the following:

(i)	a term expiring no earlier than the then-applicable Maturity Date or, to the extent a Securitization has occurred, through the end of the Interest Period associated with the then applicable Maturity Date;

(ii)	the notional amount of the Substitute Interest Rate Protection Agreement shall be equal to or greater than the then Outstanding Principal Balance of the Loan;

(iii)	it provides that the only obligation of Borrower thereunder is the making of a single payment to the Counterparty thereunder upon the execution and delivery thereof;

(iv)

it provides to Lender and Borrower (as determined by Lender in its sole but good faith discretion), for the term of the Substitute Interest Rate Protection Agreement, a hedge against rising interest rates that is no less beneficial to Borrower and Lender than (A) in the case of clause (g)(i) above, that which was provided by the Interest Rate Protection Agreement being replaced by the Substitute Interest Rate Protection Agreement and (B) in the case of clause (g)(ii) above, that which was intended to be provided by the Interest Rate Protection Agreement that, but for the operation of this Section 2.5(g), would have been required to have been delivered by Borrower pursuant to Section 2.8(c) below as a condition to the requested Extension Term; and

(v)	without limiting any of the provisions of the preceding clauses (i) through (iv) above, it satisfies all of the requirements set forth in clauses (i) through (iii) of Section 2.5(a) hereof.

From and after the date of any LIBOR Conversion, all references to “Interest Rate Protection Agreement” herein (other than in the definition of “Interest Rate Protection Agreement” and as referenced in the first sentence of Section 2.5(a) hereof) shall be deemed to refer or relate, as applicable, to a Substitute Interest Rate Protection Agreement or a Converted Interest Rate Protection Agreement, as the case may be.

Notwithstanding anything to the contrary set forth in this Section 2.5(g), Borrower shall not be required to obtain a Substitute Interest Rate Protection Agreement or Converted Interest Rate Protection Agreement, as applicable, during any period when the Loan is outstanding as a Base Rate Loan if such a Substitute Interest Rate Protection Agreement or Converted Interest Rate Protection Agreement, as the case may be, is not then commercially available, in which event Borrower and Lender shall work together to find a mutually agreeable alternative to a Substitute Interest Rate Protection Agreement or Converted Interest Rate Protection Agreement that would afford Lender substantially equivalent protection from increases in the interest rate.

Section 2.6 Release of Collateral.

2.6.1 Release of Collateral. Except as set forth in this Section 2.6, no repayment or prepayment of all or any portion of the Loan shall cause, give rise to a right to require, or otherwise result in, the release of the Lien of the Pledge Agreement on the Collateral.

2.6.2 Release on Payment in Full.

(a) Upon payment in full of all principal and interest due on the Loan and all other amounts due and payable under the Loan Documents in accordance with the terms and provisions of the Loan Documents, upon the written request and at the sole cost and expense of Borrower, Lender shall release the Lien of the Pledge Agreement.

(b) In connection with the release of the Pledge Agreement, Borrower shall submit to Lender, concurrently with the request under Section 2.6.2(a), a release of Lien (and the related Loan Documents) of the Pledge Agreement for execution by Lender. Such release shall be in a form that would be satisfactory to a prudent lender.

2.6.3 Intentionally Omitted.

2.6.4 Release of Individual Property. If Borrower has elected to prepay a portion of the Loan and the requirements of Section 2.4.1 and this Section 2.6.4 have been satisfied, and provided that no Event of Default has occurred and is continuing, Borrower may, at any time, permit Mortgage Borrower to obtain the release (a “Release”) of an Individual

Property (such a to-be-released Individual Property, a “Release Property”) from the Lien of the Security Instrument (or at Borrower’s option, an assignment thereof to one or more designees of Borrower) and Borrower and Op Co Pledgor may simultaneously obtain the release of a portion of the Collateral related to such Release Property (i.e., the Lien created by the Pledge Agreement in Borrower’s interest in the applicable Mortgage Borrower whose Individual Property is the subject of such release under the Mortgage Loan Documents and the Lien created by the Pledge Agreement in Op Co Pledgor’s interest in the applicable Operating Lessee whose Individual Property is the subject of such release under the Mortgage Loan Documents) (such Collateral, the “Release Collateral”) from the lien of the Pledge Agreement and related Loan Documents, and the release of Borrower’s obligations under the Loan Documents with respect to such Release Collateral (other than those expressly stated in the Loan Documents to survive), upon the satisfaction of all of the following conditions:

(a) Borrower shall provide Lender with thirty (30) days (or a shorter period of time, if permitted by Lender in its sole discretion) prior notice of the proposed release specifying the proposed date (the “Release Date”) on which the Release is to occur (the date of Lender’s receipt of such notice shall be referred to herein as a the “Release Notice Date”). Borrower shall have the right to adjust the proposed Release Date or to revoke such notice of the proposed release, provided that Lender receives notice thereof not less than five (5) Business Days prior to the same and provided that in all cases Borrower shall promptly reimburse Lender for the reasonable out-of-pocket costs and expenses actually incurred by Lender in connection with such adjustment or revocation of the proposed Release Date;

(b) no Event of Default shall have occurred and be continuing on the Release Notice Date and on the date of the Release;

(c) Borrower shall pay to Lender (i) an amount equal to the Release Amount of the Release Collateral, (ii) with respect to a release occurring prior to the Open Prepayment Commencement Date, the Prepayment Fee based upon the Release Amount of the Release Collateral, (iii) (x) if the release occurs on a Monthly Payment Date, the Monthly Debt Service Payment Amount due on the Release Date (including, without limitation, all interest which would have accrued on the Release Amount through and including the last day of the Interest Period related to such Monthly Payment Date) or (y) if the release occurs on any date which is not a Monthly Payment Date, all interest which would have accrued on the Release Amount through and including the last day of the Interest Period related to the Monthly Payment Date next occurring following the Release Date, and (iv) all other sums due and payable under this Agreement, the Note and the other Loan Documents through and including the Release Date;

(d) Mortgage Borrower shall have prepaid a portion of the Mortgage Loan in an amount equal to the Mortgage Release Amount of the Release Property on the date of such Release in accordance with the Mortgage Loan Documents;

(e) Borrower shall submit to Lender, not less than ten (10) days prior to the Release Date, a release of Lien (and related Loan Documents) for the Release Collateral for execution by Lender. Such release shall be in a form that would be satisfactory to a prudent lender. In addition, Borrower shall provide all other documentation that a prudent lender originating commercial mortgage loans for securitization similar to the Loan would reasonably require to be delivered by Borrower and/or Mortgage Borrower in connection with such release;

(f) Lender shall have received evidence that the Release Property shall be conveyed to a third party purchaser that is not an Affiliate of Borrower or Mortgage Borrower pursuant to an arms’ length agreement;

(g) Borrower shall have paid all reasonable out-of-pocket costs and expenses incurred by Lender (including, without limitation, including due diligence review costs and reasonable attorneys’ fees and disbursements) in connection with the Release;

(h) as of the consummation of the release of the Release, after giving effect to the release of the Lien of the Security Instrument encumbering the Release Property and the Pledge Agreement encumbering the Release Collateral, the Debt Yield shall be equal to or greater than the greater of (1) the Closing Date Debt Yield and (2) the Debt Yield of all Individual Properties encumbered by the Security Instrument and Collateral encumbered by the Pledge Agreement immediately prior to the consummation of the release of the Release Property and the Release Collateral; provided, however, that in the event that the foregoing Debt Yield requirement set forth in this Section 2.6.4(h) is not satisfied, Borrower shall be permitted to prepay the Loan in an amount reasonably determined by Lender necessary, after giving effect to such release, to satisfy the Debt Yield requirement set forth in this Section 2.6.4(h), together with payment of the applicable Prepayment Fee, if any;

(i) intentionally omitted;

(j) Borrower shall deliver to Lender an endorsement to the UCC insurance policy (i) extending the effective date of such policy to the Release Date; (ii) confirming no change in the priority of the Pledge Agreement on the balance of the Collateral (exclusive of the Release Collateral) or in the amount of the insurance or the coverage of the Collateral (exclusive of the Release Collateral) under the policy; (iii) showing no Liens or survey exceptions not previously approved by Lender; and (iv) otherwise in form and substance reasonably acceptable to Lender;

(k) Borrower shall deliver an Officer’s Certificate stating that the requirements of this Section 2.6.4 have been satisfied;

(l) All other conditions to the release of such Individual Property and the related Release Collateral set forth in the Mortgage Loan Documents shall have been satisfied or waived in accordance therewith; and

(m) Borrower shall deliver to Lender any other certificates, opinions, instruments, information, approvals and documents as Lender may reasonably require.

Section 2.7 Clearing Account/Cash Management Account.

2.7.1 Clearing Account. During the term of the Loan, Borrower shall cause Mortgage Borrower to establish and maintain an account (the “Clearing Account”) with Clearing Bank in trust for the benefit of Mortgage Lender in accordance with the Clearing Account Agreement. The Clearing Account shall be under the sole dominion and control of Mortgage Lender. Mortgage Lender and Servicer (as defined in the Mortgage Loan Agreement) shall have the sole right to make withdrawals from the Clearing Account. All costs and expenses for establishing and maintaining the Clearing Account shall be paid by Mortgage Borrower. Borrower shall cause Mortgage Borrower to at all times comply with the provisions of Section 2.7.1 of the Mortgage Loan Agreement.

2.7.2 Cash Management Account.

(a) During the term of the Loan, Borrower shall cause Mortgage Borrower to establish and maintain a segregated Eligible Account (the “Cash Management Account”) to be held by Cash Management Bank in trust and for the benefit of Mortgage Lender in accordance with the Cash Management Agreement. The Cash Management Account shall be under the sole dominion and control of Mortgage Lender. Mortgage Lender and Servicer (as defined in the Mortgage Loan Agreement) shall have the sole right to make withdrawals from the Cash Management Account. All costs and expenses for establishing and maintaining the Cash Management Account shall be paid by Mortgage Borrower. Borrower will cause Mortgage Borrower to at all times comply with the provisions of Section 2.7.2 of the Mortgage Loan Agreement. Borrower shall not cause or permit Mortgage Borrower to (i) amend the Cash Management Agreement or any provisions relating to cash management set forth in the Mortgage Loan Agreement or any other Mortgage Loan Document without Lender’s prior written consent or (ii) in any way alter or modify the Cash Management Account and will notify Lender of the account number thereof.

(b) In the event that Mortgage Lender waives the foregoing cash management provisions or the requirement of Mortgage Borrower to maintain the Clearing Account, or in the event that the Loan remains outstanding after the Mortgage Loan has been paid in full, Borrower shall promptly (i) enter into and cause Mortgage Borrower and Manager to enter into a cash management agreement with Lender upon substantially the same terms as the Cash Management Agreement and the provisions relating to cash management set forth in the Mortgage Loan Agreement and any other Mortgage Loan Document; and (ii) enter into and deliver to Lender all other reasonable and customary agreements required by Lender in connection therewith in form reasonably acceptable to Lender including, without limitation, an amendment to this Agreement, clearing account agreements and any related documentation; provided that Lender has obtained written consent from Mortgage Lender in the event that the Mortgage Loan is still outstanding.

2.7.3 Cash Management.

(a) Mezzanine Deposit Account. During the term of the Loan, Lender shall designate an account (the “Mezzanine Deposit Account”) for the purposes set forth in this Section 2.7.3. Borrower shall direct or cause Mortgage Borrower to direct that all cash distributions from the Cash Management Account to be paid to Lender in accordance with Section 2.7.2(b) of the Mortgage Loan Agreement be deposited into the Mezzanine Deposit Account. Borrower shall cause all distributions of Property net cash flow or other cash distributions by Mortgage Borrower to its direct or indirect equity owners (including the Net Liquidation Proceeds After Debt Service) to be made to Borrower and deposited directly into the Mezzanine Deposit Account on the date the same are made.

(b) Disbursements from the Mezzanine Deposit Account. Provided that no Event of Default shall have occurred and remain outstanding, all funds on deposit in the Mezzanine Deposit Account shall be applied in the following amounts and order of priority:

(i) First, funds sufficient to pay all amounts then due and payable to Lender pursuant to the Loan Documents;

(ii) Second, funds sufficient to pay the next monthly deposits into the Reserve Funds that are then required to be deposited therein, if any, pursuant to Article VI of this Agreement; and

(iii) Third, during the continuance of an Event of Default, the remaining amount (the “Mezzanine Loan Excess Cash Flow”) shall be deposited into the Mezzanine Loan Excess Cash Flow Account and held and applied in accordance with the terms and conditions of Section 6.9 hereof; and

(iv) Lastly, all amounts remaining in the Mezzanine Deposit Account after deposits for items (i), (ii), and (iii) shall be deposited into an account designated by Borrower.

(c) Rights on Default. Notwithstanding anything to the contrary contained in this Agreement, the Note or the other Loan Documents, upon the occurrence and during the continuance of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any amounts then on deposit in the Mezzanine Deposit Account, the Mezzanine Loan Excess Cash Flow Account, or any other Account to the payment of the Debt in any order, proportion and priority as Lender may determine in its sole and absolute discretion.

2.7.4 Payments Received Under this Agreement. The insufficiency of funds on deposit in the Accounts shall not relieve Borrower from the obligation to make any payments, as and when due pursuant to this Agreement, the Note and the other Loan Documents, and such obligation shall be separate and independent, and not conditioned on any event or circumstance whatsoever. Borrower shall in all events be required to pay when due hereunder all monthly installments of interest on the Loan, all monthly deposits for reserves and escrows (if any are maintained pursuant to Article VI hereof) and all other amounts due under this Agreement, the Note and the other Loan Documents, regardless of whether funds are deposited or held in sufficient amount in, or disbursed from, the Mezzanine Deposit Account or any other Accounts. Notwithstanding anything to the contrary contained in this Agreement, the Note or the other Loan Documents, and provided that no Event of Default shall have occurred and remain outstanding, Borrower’s obligations with respect to the payment of the Monthly Debt Service Payment Amount and amounts required to be deposited into the Reserve Funds, if any, shall be deemed satisfied to the extent sufficient amounts are deposited in the Mezzanine Deposit Account to satisfy such obligations pursuant to this Agreement on the dates each such payment is required, regardless of whether any of such amounts are so applied by Lender.

Section 2.8 Extension of the Initial Maturity Date. Borrower shall have the option to extend the Maturity Date (1) to the First Extended Maturity Date (the “First Extension Option”) and (2) in the event Borrower has exercised the First Extension Option, to the Second Extended Maturity Date (the “Second Extension Option”, and together with the First Extension Option, each such option, an “Extension Option” and each such successive term, an “Extension Term”) (the Initial Maturity Date following the exercise of each such option is hereinafter the “Extended Maturity Date”) upon satisfaction of the following terms and conditions:

(a) no Event of Default or Mortgage Event of Default shall have occurred and be continuing at the time the applicable Extension Option is exercised and at the time that the applicable Extension Term is scheduled to commence;

(b) Borrower shall provide Lender with written revocable notice of its election to extend the Maturity Date as aforesaid not later than thirty (30) days and not earlier than ninety (90) days prior to the date the Loan is then scheduled to mature (provided that if Borrower shall subsequently revoke such notice, Borrower shall be responsible for Lender’s actual out-of-pocket costs and expenses incurred in connection with same);

(c) Subject to the last paragraph of Section 2.5(g) hereof, Borrower shall obtain and deliver to Lender on or prior to the first day of each Extension Term, an Interest Rate Protection Agreement in form substantially identical to the Interest Rate Protection Agreement delivered to Lender in connection with the closing of the Loan (except for such changes as may be necessitated by conversion to a Substitute Interest Rate Protection Agreement or Converted Interest Rate Protection Agreement) from a Counterparty satisfying the Minimum Counterparty Rating in a notional amount equal to the then outstanding principal balance of the Loan, which Interest Rate Protection Agreement shall provide for a LIBOR (or the Base Rate or the Alternate Rate, as applicable) strike price equal to the applicable Capped LIBOR Rate and be effective commencing on the first date of such Extension Term and shall have a maturity date not earlier than the applicable Extended Maturity Date after giving effect to the applicable Extension Option;

(d) Borrower shall pay to Lender in connection with the exercise of the each Extension Option, an extension fee equal to 0.25% of the Outstanding Principal Balance as of the exercise of the applicable Extension Option (the “Extension Fee”), which Extension Fee shall be delivered on or prior to the first day of the applicable Extension Term;

(e) as of the commencement of the applicable Extension Term, the Debt Yield shall be equal to or greater than the applicable Required Extension Option Debt Yield; provided that, in the event the Debt Yield does not satisfy the foregoing requirement, Borrower shall be entitled to (i) make a Debt Yield Cure Prepayment (Mezzanine Loan) and cause Mortgage Borrower to make a Debt Yield Cure Prepayment (Mortgage Loan) in order to satisfy the requirements of this Section 2.8(e), or (ii) deliver to Lender Debt Yield Cure Collateral (Mezzanine Loan) to be held in accordance with the provisions of Section 6.5 hereof and cause Mortgage Borrower to deliver to Mortgage Lender Debt Yield Cure Collateral (Mortgage Loan) to be held in accordance with the Mortgage Loan Agreement, in which case, the requirements of this Section 2.8(e) shall be deemed satisfied;

(f) the term of the Mortgage Loan shall have been extended to the applicable Extended Maturity Date after giving effect to the applicable Extension Option pursuant to the terms of the Mortgage Loan Agreement; and

(g) Borrower shall have delivered to Lender, together with its notice pursuant to Section 2.8(b) and, at Lender’s reasonable request, on the commencement date of the applicable Extension Term, an Officer’s Certificate in form reasonably acceptable to Lender certifying that each of the representations and warranties of Borrower contained in the Loan Documents is true, correct and complete in all material respects as of such date to the extent such representations and warranties are not matters which by their nature can no longer be true and correct as a result of the passage of time.

Section 2.9 Withholding Taxes.

(a) Any and all payments by or on account of any obligation of Borrower or Guarantor under any Loan Document shall be made without deduction or withholding for any Impositions, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Imposition from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Imposition is an Indemnified Tax, then the sum payable by Borrower or Guarantor shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.9) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. For the purposes of this Section 2.9, the term “Loan Documents” shall not include the Interest Rate Protection Agreement, the Assignment of Interest Rate Protection Agreement or any other document with respect thereto, and the term “applicable law” shall include FATCA.

(b) Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of Lender or Servicer, as applicable, timely reimburse it for the payment of, any Other Taxes.

(c) Borrower shall indemnify each Recipient, within ten (10) Business Days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under Section 2.2.3(i) or this Section 2.9) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable out-of-pocket costs and expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by Lender, or by Servicer on its own behalf or on behalf of Lender, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Impositions by Borrower to a Governmental Authority pursuant to this Section 2.9, Borrower shall deliver to Lender or Servicer, as applicable, the original or a certified copy of an official receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Lender or Servicer, as applicable.

(e) Any Lender that is entitled to an exemption from or reduction of withholding Imposition with respect to payments made under any Loan Document shall deliver to Borrower and Servicer, at the time or times reasonably requested by Borrower or Servicer, such properly completed and executed documentation reasonably requested by Borrower or Servicer as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or Servicer, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or Servicer as will enable Borrower or Servicer to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.9(e)(ii)(A) and (ii)(B) below) shall not be required if in a Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(i) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to Borrower and Servicer from time to time upon the reasonable request of the Borrower or Servicer executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Servicer (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or Servicer), whichever of the following is applicable:

(I) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN (or the successor thereto), or as applicable, IRS Form W-8BEN-E, establishing an exemption from, or reduction of, U.S. federal withholding Imposition pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN (or the successor thereto), or as applicable, IRS Form W-8BEN-E, establishing an exemption from, or reduction of, U.S. federal withholding Imposition pursuant to the “business profits” or “other income” article of such tax treaty;

(II) executed originals of IRS Form W-8ECI;

(III) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate in form and substance reasonably satisfactory to Borrower and/or Servicer to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN, or as applicable, IRS Form W-8BEN-E; or

(IV) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or, as applicable, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate in form and substance reasonably satisfactory to Borrower and/or Servicer, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; and

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Servicer (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or Servicer), executed originals of any other form prescribed by applicable law as a basis for claiming an exemption from or a reduction in U.S. federal withholding Imposition, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower or Servicer to determine the withholding or deduction required to be made.

(D) if a payment made to a Lender under any Loan Document would be subject to a withholding Imposition imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower at the time or times prescribed by law and at such time or times reasonably requested by the Borrower such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower as may be necessary for the Borrower to comply with its obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Servicer in writing of its legal inability to do so.

(f) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Impositions as to which it has been indemnified pursuant to this Section 2.9 (including by the payment of additional amounts pursuant to this Section 2.9), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Impositions giving rise to such refund), net of all out-of-pocket expenses (including Impositions) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-tax position than the indemnified party would have been in if the Imposition subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Imposition had never been paid. This paragraph shall not be construed to require any indemnified party to make available its tax returns (or any other information relating to its Impositions that it deems confidential) to the indemnifying party or any other Person.

(g) Survival. Each party’s obligations under this Section 2.9 shall survive any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(h) Lender Designation of Different Lending Office. Lender hereby agrees that, upon the occurrence of any circumstances entitling Lender to additional amounts pursuant to this Section 2.9, Lender shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different applicable lending office for the receipt of payments with respect to, or the funding or booking of, its Loan hereunder, if, in the reasonable judgment of such Lender, such designation (i) would eliminate or reduce such additional amounts payable pursuant to Section 2.9 in the future, and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with such designation.

III. REPRESENTATIONS AND WARRANTIES

Section 3.1 Borrower Representations.

Each of Borrower and Operating Lessee represents and warrants to Lender as of the date hereof that:

3.1.1 Organization.

(a) Each of Borrower, Borrower’s Sole Member, Op Co Pledgor, and Op Co Pledgor’s Sole Member is, and since the date of its respective formation has been, duly organized, validly existing and in good standing with full power and authority to own its assets and conduct its business, and is, and since the date of its respective formation has been, duly qualified and in good standing in all jurisdictions in which the ownership or leasing of its property or the conduct of its business requires such qualification (except where the failure to be so qualified would not have a Material Adverse Effect) and each of Borrower and Op Co Pledgor has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents by it, and has the power and authority to execute, deliver and perform under this Agreement, the other Loan Documents and all the transactions contemplated hereby and thereby.

(b) Borrower’s legal name is correctly set forth in the first paragraph of this Agreement and/or on the Schedules hereto, as applicable. Borrower is an organization of the type specified in the first paragraph of this Agreement and/or on the Schedules hereto, as applicable. Borrower is incorporated or organized under the laws of the state specified in the first paragraph of this Agreement and/or on the Schedules hereto, as applicable. Borrower’s principal place of business and chief executive office, and the place where Borrower keeps its books and records, including recorded data of any kind or nature, regardless of the medium of recording, including software, writings, plans, specifications and schematics, has been for the preceding four (4) months (or, if less than four (4) months, the entire period of the existence of Borrower) and will continue to be the address of Borrower set forth in the first paragraph of this Agreement (unless Borrower notifies Lender in writing at least thirty (30) days prior to the date of such change). Borrower’s organizational identification number, if any, assigned by the state of incorporation or organization, and Borrower’s federal tax identification number, are set forth in Borrower’s Certification delivered to Lender as of even date herewith.

(c) Op Co Pledgor’s legal name is correctly set forth in the first paragraph of this Agreement and/or on the Schedules hereto, as applicable. Op Co Pledgor is an organization of the type specified in the first paragraph of this Agreement and/or on the Schedules hereto, as applicable. Op Co Pledgor is incorporated or organized under the laws of the state specified in the first paragraph of this Agreement and/or on the Schedules hereto, as applicable. Op Co Pledgor’s principal place of business and chief executive office, and the place where Op Co Pledgor keeps its books and records, including recorded data of any kind or nature, regardless of the medium of recording, including software, writings, plans, specifications and schematics, has been for the preceding four (4) months (or, if less than four (4) months, the entire period of the existence of Op Co Pledgor) and will continue to be the address of Op Co Pledgor set forth in the first paragraph of this Agreement (unless Op Co Pledgor notifies Lender in writing at least thirty (30) days prior to the date of such change). Op Co Pledgor r’s organizational identification number, if any, assigned by the state of incorporation or organization, and Op Co Pledgor’s federal tax identification number, are set forth in Borrower’s Certification delivered to Lender as of even date herewith

(d) Borrower has the power and authority to control the actions of Mortgage Borrower, and upon the realization of the applicable Collateral, Lender or any other party succeeding to Borrower’s interest in the applicable Collateral would have such control. Without limiting the foregoing, Borrower has sufficient control over Mortgage Borrower to cause Mortgage Borrower to (i) take any action on Mortgage Borrower’s part required by the Loan Documents and the Mortgage Loan Documents and (ii) refrain from taking any action prohibited by the Loan Documents.

(e) Op Co Pledgor has the power and authority to control the actions of Operating Lessee, and upon the realization of the applicable Collateral, Lender or any other party succeeding to Op Co Pledgor’s interest in the applicable Collateral would have such control. Without limiting the foregoing, Op Co Pledgor has sufficient control over Operating Lessee to cause Operating Lessee to (i) take any action on Operating Lessee’s part required by the Loan Documents and the Mortgage Loan Documents and (ii) refrain from taking any action prohibited by the Loan Documents.

3.1.2 Proceedings. This Agreement and the other Loan Documents (to which it is a party) have been duly authorized, executed and delivered by or on behalf of Borrower and Op Co Pledgor and constitute legal, valid and binding obligations of Borrower and Op Co Pledgor, enforceable against Borrower and Op Co Pledgor in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

3.1.3 No Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents (to which it is a party) by Borrower and Op Co Pledgor will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any asset or property of Borrower or Op Co Pledgor pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement, management agreement or other agreement or instrument to which Borrower or Op Co Pledgor is a party or by which any of Borrower’s or Op Co Pledgor’s assets or properties is subject, nor will such action result in any violation of the provisions of any Legal Requirements of any Governmental Authority having jurisdiction over Borrower or Op Co Pledgor or any of Borrower’s or Op Co Pledgor’s assets or properties.

3.1.4 Litigation. There is no action, suit, proceeding or investigation pending or, to Borrower’s knowledge, threatened against Borrower, Op Co Pledgor, Borrower’s Sole Member, Op Co Pledgor’s Sole Member, Mortgage Borrower, Operating Lessee, Guarantor, Manager, the Property or the Collateral in any court or by or before any other Governmental Authority that could be reasonably expected to have a Material Adverse Effect.

3.1.5 Agreements. Neither Borrower, Mortgage Borrower, Op Co Pledgor, nor Operating Lessee is a party to any agreement or instrument or subject to any restriction which could have a Material Adverse Effect. Neither Borrower, Mortgage Borrower, Op Co Pledgor, nor Operating Lessee is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Permitted Encumbrance or any other agreement or instrument to which it is a party or by which it or the Property or the Collateral is bound. Neither Borrower, Mortgage Borrower, Op Co Pledgor, nor Operating Lessee has any material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower, Mortgage Borrower,

Op Co Pledgor, or Operating Lessee is a party or by which Borrower, Mortgage Borrower, Op Co Pledgor, Operating Lessee or the Property or the Collateral is otherwise bound, other than (a) obligations incurred, with respect to Mortgage Borrower and Operating Lessee, in the ordinary course of the operation of the Property as permitted under Section 3.1.24(d) of the Mortgage Loan Agreement and, with respect to Borrower and Op Co Pledgor, in the ordinary course of the ownership of the Collateral as permitted Section 3.1.24(d) hereof, (b) obligations under the Loan Documents and the Mortgage Loan Documents, as applicable, and (c) obligations under the Permitted Encumbrances.

3.1.6 Consents. Each consent, approval, authorization, order, registration or qualification of or with any court or any other Governmental Authority required for the execution, delivery and performance by Borrower or Op Co Pledgor of this Agreement and the other Loan Documents (to which it is a party) has been obtained and is in full force and effect.

3.1.7 Title. Each of Borrower and Op Co Pledgor is the record and beneficial owner of the applicable Collateral owned by it and has good title thereto, free and clear of all Liens whatsoever, except the Liens created by the Loan Documents. The Pledge Agreement, together with the UCC financing statements relating to the Collateral, when properly filed in the appropriate records, will create a valid, perfected security interest in and to the Collateral, all in accordance with the terms thereof for which a Lien can be perfected by filing a UCC financing statement. Borrower’s and Op Co Pledgor’s delivery to Lender of the original certificates evidencing the Pledged Interests creates a valid and perfected first-priority security interest in the Collateral.

3.1.8 No Plan Assets. As of the date hereof and throughout the Term, (a) neither Borrower nor Op Co Pledgor sponsors, is obligated to contribute to and is not itself and will not be an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA or Section 4975 of the Code, (b) none of the assets of Borrower nor Op Co Pledgor constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA, (c) neither Borrower nor Op Co Pledgor is and neither will be a “governmental plan” within the meaning of Section 3(32) of ERISA, and (d) transactions by or with Borrower or Op Co Pledgor are not and will not be subject to any statute, rule or regulation regulating investments of, or fiduciary obligations with respect to, “governmental plans” within the meaning of Section 3(32) of ERISA which is similar to the provisions of Section 406 of ERISA or Section 4975 of the Code and which prohibit or otherwise restrict the transactions contemplated by this Agreement (including, but not limited to, the exercise by Lender of any of its rights under the Loan Documents).

3.1.9 Compliance. Borrower, Mortgage Borrower, Op Co Pledgor, and Operating Lessee and the Property and the use thereof comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes. In the event that all or any part of the Improvements are destroyed or damaged, said Improvements can be legally reconstructed to their condition prior to such damage or destruction, and thereafter exist for the same use without violating any zoning or other ordinances applicable thereto and without the necessity of obtaining any variances or special permits. No legal proceedings are pending or, to the Actual Knowledge of Borrower and Op Co Pledgor, threatened in writing with respect to the zoning of the Property. Neither the zoning nor any other right to construct, use or operate the Property is in any way dependent upon or related to any property other than the Property. To Borrower’s and Op Co Pledgor’s Actual Knowledge, none of Borrower, Mortgage Borrower, Op Co Pledgor, and Operating Lessee is in default or violation of any order, regulation, writ, injunction, decree or demand of any Governmental Authority, the violation of which could have a Material Adverse Effect. There has not been committed by Borrower, Mortgage Borrower, Op Co Pledgor, or Operating Lessee or, to Borrower’s and Op Co Pledgor’s Actual Knowledge, any other Person in occupancy of or involved with the operation or use of the Property any act or omission affording the federal government, any state or local government or any other Governmental Authority the right of forfeiture as against the Property or the Collateral or any part thereof or any monies paid in performance of Borrower’s and Op Co Pledgor’s Obligations under any of the Loan Documents (to which it is a party).

3.1.10 Financial Information. All financial data, including, without limitation, the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of the Property, the Collateral, or otherwise in connection with the Loan (i) are true, correct and complete in all material respects, (ii) accurately represent the financial condition of Borrower, Mortgage Borrower, Op Co Pledgor, Operating Lessee, and the Property and the Collateral, as applicable, as of the date of such reports, and (iii) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with GAAP and the Uniform System of Accounts throughout the periods covered, except as disclosed therein. Except for Permitted Encumbrances, none of Borrower, Mortgage Borrower, Op Co Pledgor, or Operating Lessee has any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are Actually Known to Borrower or Op Co Pledgor and that would reasonably be expected to have a Material Adverse Effect, except as referred to or reflected in said financial statements or with respect to obligations under any property improvement plan for the hotels. Since the date of such financial statements, there has been no material adverse change in the financial condition, operation or business of Borrower, Mortgage Borrower, Op Co Pledgor, or Operating Lessee from that set forth in said financial statements.

3.1.11 Condemnation. No Condemnation or other similar proceeding has been commenced or, to Borrower’s or Op Co Pledgor’s Actual Knowledge, has been threatened or is contemplated with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property.

3.1.12 Affiliates. Neither Borrower nor Op Co Pledgor owns any equity interests in any other Person other than the Pledged Interests.

3.1.13 No Contractual Obligations. Other than the Loan Documents, the Organizational Documents of Borrower, the Organizational Documents of Mortgage Borrower, the Organizational Documents of Op Co Pledgor, and the Organizational Documents of Operating Lessee, as applicable, as of the date of this Agreement, neither Borrower nor Op Co Pledgor is subject to any Contractual Obligations and neither has entered into any agreement, instrument or undertaking by which it or its assets are bound, or has incurred any Indebtedness, except as permitted under the Loan Documents.

3.1.14 Intentionally Omitted.

3.1.15 Enforceability. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, Borrower’s Sole Member, Op Co Pledgor or Guarantor, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (subject only to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and, as to enforceability, to principles of equity), and none of Borrower, Borrower’s Sole Member, Operating Lessee or Guarantor has asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

3.1.16 Intentionally Omitted.

3.1.17 Insurance. Borrower has caused Mortgage Borrower to obtain and has delivered (or Op Co Pledgor has caused Operating Lessee to obtain and deliver) to Lender certificates of insurance and complete copies of the Policies, with all premiums prepaid thereunder, reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. No material claims have been made under any of the Policies, and to Borrower’s and Op Co Pledgor’s Actual Knowledge, no Person, including Borrower, Mortgage Borrower, Op Co Pledgor, and Operating Lessee has done, by act or omission, anything which would impair the coverage of any of the Policies.

3.1.18 Licenses. All approvals, authorizations and certifications and all material licenses and permits, including, without limitation, certificates of completion and occupancy and any applicable liquor licenses, required by any Governmental Authority or otherwise necessary for the legal ownership, use, occupancy and operation of the Property by Mortgage Borrower and Operating Lessee in the manner in which the Property is currently being owned, used, occupied and operated have been obtained by or on behalf of Mortgage Borrower and Operating Lessee and are in full force and effect.

3.1.19 Intentionally Omitted.

3.1.20 Intentionally Omitted.

3.1.21 Intentionally Omitted.

3.1.22 Leases. Each of Borrower and Op Co Pledgor represents and warrants to Lender with respect to the Leases that: (a) the rent roll attached hereto as Schedule V is true, correct and complete and the Property is not subject to any Leases other than the Operating Lease, the Leases described in Schedule V, and the tour desk license agreement at two (2) Individual Properties, (b) the Leases identified on Schedule V are in full force and effect and, to Borrower’s and Op Co Pledgor’s Actual Knowledge, there are no defaults thereunder by any party thereto and no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults thereunder, (c) the copies of the Leases identified on Schedule V delivered to Lender are true, correct and complete, and there are no oral agreements with respect thereto, (d) no Rent (including security or other deposits) under the Leases has been paid more than one (1) month in advance of its due date, (e) all work, if any, to be performed by the landlord under each under the Leases has been performed as required and has been accepted by the applicable Tenant, (f) any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by the landlord to any Tenant under the Leases has already been received by such Tenant, (g) all security or other deposits (if any) are being held in accordance with the applicable Leases and all applicable Legal Requirements, (h) neither Borrower nor Op Co Pledgor has knowledge of any notice of termination or default with respect to any Lease, (i) neither Mortgage Borrower nor Operating Lessee assigned or pledged any of the Leases, the rents or any interest therein except to Mortgage Lender, (j) the Leases do not contain any option, right of first refusal or offer or any other preferential right to purchase all or any portion of, or interest in, the Property, or any right or option for additional space in the Improvements, (k) no Tenant has any right or option for additional space in the Improvements, (l) no Tenant has assigned its Lease or sublet all or any portion of the premises demised thereby, (m) no Tenant has the right to terminate its Lease prior to expiration of the stated term of such Lease, (n) all existing Leases are subordinate to the Security Instrument either pursuant to their terms or a recorded subordination agreement, and (o) other than the Operating Lessee, Tenants under the Leases identified on Schedule V, and the tour desk licensees at two (2) Individual Properties, there are no tenants or any other Person (other than hotel guests) with any rights to use or occupy the Property or the Improvements or any portion(s) thereof.

3.1.23 Filing, Recording and Other Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under the applicable Legal Requirements in connection with the transfer of the Property to Mortgage Borrower have been paid. All mortgage, mortgage recording, stamp, intangible or other similar taxes required to be paid by any Person under the applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Pledge Agreement, have been paid. All taxes and governmental assessments due and owing in respect of the Property and the Collateral have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established under the Loan Documents.

3.1.24 Single Purpose. Each of Borrower and Op Co Pledgor hereby represents and warrants to, and covenants with, Lender that since the date of its formation and at all times on and after the date hereof and until such time as the Debt shall be paid in full, such entity:

(a) (i) has been, is, and will be organized solely for the purpose of (A) with respect to Borrower, acquiring and owning the applicable Collateral owned by it, and (B) with respect to Op Co Pledgor, acquiring and owning the applicable Collateral owned by it, and in each case, entering into and performing its obligations under the Loan Documents, refinancing the Collateral in connection with a permitted repayment of the Loan, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing, and (ii) has not owned, does not own, and will not own any asset or property other than (A) with respect to Borrower, the applicable Collateral owned by it, and (B) with respect to Op Co Pledgor, the applicable Collateral owned by it, and in each case incidental personal property necessary for the ownership or the foregoing. Since its formation and through the date hereof, neither Borrower nor Op Co Pledgor has conducted any business other than activities related to the foregoing.

(b) has not engaged and will not engage in any business or activity other than (A) with respect to Borrower, Borrower, acquiring and owning the applicable Collateral owned by it, and (B) with respect to Op Co Pledgor, acquiring and owning the applicable Collateral owned by it, and in each case, such other activities as may be incidental thereto, and each of Borrower and Op Co Pledgor will conduct and operate its business as presently conducted and operated.

(c) has not entered and will not enter into any contract or agreement with any Affiliate of Borrower or Op Co Pledgor, any constituent party of Borrower or Op Co Pledgor or any Affiliate of any constituent party, except upon terms and conditions that are intrinsically fair, commercially reasonable, and no less favorable to it than those that would be available on an arm’s-length basis from an unrelated third party.

(d) has not incurred and will not incur any Indebtedness other than (i) the Debt (and the Prior Loan) and (ii) Permitted Indebtedness. No Indebtedness, other than the Debt, may be secured (senior, subordinate or pari passu) by the Property or the Collateral.

(e) has not made and will not make any loans or advances to any other Person (including any Affiliate of Borrower or Op Co Pledgor, any constituent party of Borrower or Op Co Pledgor or any Affiliate of any constituent party), and has not acquired and shall not acquire obligations or securities of its Affiliates.

(f) has been, is, and will endeavor to remain solvent and has paid its debt and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same became due and will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due; provided, however, that this provision shall not require any direct or indirect equity owner of Borrower or Op Co Pledgor to make any capital contributions to such entity.

(g) (i) has done or caused to be done, and will do and cause to be done, all things necessary to observe its organizational formalities and preserve its separate existence, (ii) has not terminated or failed to comply with, will not terminate or fail to comply with the provisions of its Organizational Documents, (iii) has not amended, modified or otherwise changed its Organizational Documents from those in effect as of the Closing Date, and (iv) unless (A) Lender has consented in writing and (B) following a Securitization of the Loan, the Rating Agencies have issued a Rating Agency Confirmation in connection therewith, will not amend, modify or otherwise change its Organizational Documents with respect to any matters set forth in this Section 3.1.24 or otherwise amend, modify or otherwise change its Organizational Documents in any material respect without Lender’s prior consent.

(h) has maintained and will maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates and any other Person (except as required pursuant to the Loan Documents). Neither Borrower’s nor Op Co Pledgor’s assets have been or will be listed as assets on the financial statement of any other Person; provided, however, that its assets may have been or may be included in a consolidated financial statement of its Affiliates; provided that, (i) if applicable, appropriate notations were made or will be made on such consolidated financial statements to indicate the separateness of Borrower or Op Co

Pledgor, as applicable, and such Affiliates and to indicate that Borrower’s or Op Co Pledgor’s, assets and credit, as applicable, were not and will not be available to satisfy the debts and other obligations of such Affiliates or any other Person, and (ii) such assets were or will be listed on Borrower’s or Op Co Pledgor’s, as applicable, own separate balance sheet.

(i) has filed and shall file its own tax returns (except to the extent that it was or is treated as a “disregarded entity” for tax purposes and was or is not required to file tax returns under applicable law) and has not filed and shall not file a consolidated federal income tax return with any other Person.

(j) has maintained and shall maintain its books, records, resolutions and agreements as official records.

(k) (i) has been, will be, and at all times has held and will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate of Borrower or Op Co Pledgor or any constituent party of Borrower or Op Co Pledgor), (ii) has corrected and shall correct any known misunderstanding regarding its status as a separate entity, (iii) has conducted and shall conduct business in its own name, (iv) has not identified and shall not identify itself or any of its Affiliates as a division or department or part of the other and (v) has maintained and utilized and shall maintain and utilize separate stationery, invoices and checks bearing its own name.

(l) has maintained and will endeavor to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; provided, however, that this provision shall not require any direct or indirect equity owner of Borrower or Op Co Pledgor to make any capital contributions to such entity.

(m) neither Borrower nor Op Co Pledgor nor any constituent party of Borrower or Op Co Pledgor has sought or will seek or effect, the liquidation, dissolution, winding up, consolidation or merger, in whole or in part, of Borrower or Op Co Pledgor, any sale or other transfer of all or substantially all of Borrower’s or Op Co Pledgor’s assets or any sale or other transfer by Borrower or Op Co Pledgor outside the ordinary course of business except for the Transfer of an Individual Property in connection with the release of such Individual Property pursuant to Section 2.6.4 hereof.

(n) has not commingled and will not commingle its funds or other assets with those of any Affiliate or constituent party or any other Person (except as may be required pursuant to the Loan Documents), and has held and will hold all of its assets in its own name.

(o) has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or constituent party or any other Person.

(p) except for the Loan (or the Prior Loan), did not assume, guarantee or become obligated for the debts or obligations of any other Person and did not hold itself out to be responsible for or have its credit or assets available to satisfy the debts or obligations of any other Person, and will not assume, guarantee or become obligated for the debts or obligations of any other Person and does not and will not hold itself out to be responsible for or have its credit or assets available to satisfy the debts or obligations of any other Person.

(q) its Organizational Documents shall provide that its business and affairs shall be managed by or under the direction of Borrower’s Sole Member or Op Co Pledgor’s Sole Member, as applicable, and at all times it shall have at least two (2) duly appointed individuals as directors or managers (each, an “Independent Director”), each of whom (i) has at least three (3) years prior employment experience and continues to be employed as an independent director, independent manager or independent member by CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation or, if none of those companies is then providing professional independent directors, independent managers and independent members, another nationally-recognized company that provides such services and which is reasonably approved by Lender; (ii) is not, and has never been, on the board of directors or managers of any Borrower, Op Co Pledgor, or any Affiliate of Borrower or Op Co Pledgor other than as an independent director in a capacity similar to an Independent Director; provided that the fees or other compensation that such individual earns by serving as an Independent Director of Borrower, Op Co Pledgor one or more Affiliates of Borrower or Op Co Pledgor in any given year constitute, in the aggregate, less than five percent (5%) of such individual’s income for such year; and (iii) is not, and has never been, and will not, while serving as an Independent Director be, any of the following: (A) a stockholder, director, manager, officer, employee, partner, or member of Borrower or Op Co Pledgor, any Affiliate of Borrower or Op Co Pledgor or any direct or indirect equity holder of any of them, (B) a creditor, customer, supplier, service provider (including provider of professional services) or other Person who derives any of its purchases or revenues from its activities with Borrower or Op Co Pledgor or any Affiliate of Borrower or Op Co Pledgor (other than a nationally-recognized company that routinely provides professional independent directors, independent managers or independent members and other corporate services to Borrower or Op Co Pledgor or any Affiliate of Borrower or Op Co Pledgor in the ordinary course of its business), (C) a member of the immediate family of any such stockholder, director, manager, officer, employee, partner, member, creditor, customer, supplier, service provider or other Person, or (D) a Person Controlling or under common Control with any of subclauses (A), (B) or (C) above. A natural person who satisfies the foregoing definition other than clause (iii) shall not be disqualified as a result of clause (iii)(A) by reason of (I) being, having been or becoming an Independent Director of Borrower, Op Co Pledgor, or an Affiliate of Borrower or Op Co Pledgor that is not in the direct chain of ownership of Borrower, Borrower’s Sole Member, Op Co Pledgor, or Op Co Pledgor’s Sole Member, and that is required by a creditor to be a “single purpose entity”; provided that such Independent Director is, was or will be employed by a company that routinely provides professional independent directors, independent managers or independent members, or (II) being, having been or becoming a member of Borrower or Op Co Pledgor, as applicable, pursuant to an express provision in its operating agreement providing for the appointment of such Independent Director as a member of Borrower or Op Co Pledgor, as applicable, upon the occurrence of any event pursuant to which Borrower’s Sole Member or Op Co Pledgor’s Sole Member, as applicable, ceases to be a member of Borrower or Op Co Pledgor, as applicable, (including the withdrawal or dissolution of Borrower’s Sole Member or Op Co Pledgor’s Sole Member). A natural person who satisfies the foregoing definition other than clause (iii) shall not be disqualified as a result of clause (iii)(A) or (iii)(B) by reason of being, having been or becoming an Independent Director of a “single purpose entity” affiliated with Borrower or Op Co Pledgor; provided that the fees or other compensation that such individual earns by serving as an Independent Director of one or more Affiliates of Borrower or Op Co Pledgor in any given year constitute, in the aggregate, less than five percent (5%) of such individual’s income for such year. Notwithstanding the foregoing or anything to the contrary herein, each such Independent Director may serve as the independent director for both Borrower and Op Co Pledgor. The Organizational Documents of Borrower and Op Co Pledgor shall provide that no Independent Director of Borrower or Op Co Pledgor, as applicable, may be removed or replaced without Cause, and unless Borrower or Op Co Pledgor, as applicable, provides Lender with not less than three (3) Business Days’ prior notice of (1) any proposed removal of any Independent Director, together with a statement as to the reasons for such removal, and (2) the identity of the proposed replacement Independent Director, together with a certification that such replacement satisfies the requirements set forth in the Organizational Documents of Borrower or Op Co Pledgor, as applicable, relating to an Independent Director. In addition, the Organizational Documents of Borrower and Op Co Pledgor shall provide an express acknowledgment that Lender is an intended third-party beneficiary of the “special purpose” and “separateness” provisions of such Organizational Documents. As used in this paragraph, the term “single purpose entity” shall mean a Person whose Organizational Documents contain, and who covenants that such Person shall comply or cause compliance with, provisions substantially similar to those set forth in this Section 3.1.24.

(r) its Organizational Documents shall provide that (i) its directors or managers shall not take any action which, under the terms of any Organizational Documents (including, if applicable, any voting trust agreement with respect to any common stock), requires a unanimous vote of the directors or managers of Borrower or Op Co Pledgor, as applicable, unless, at the time of such action, there shall be at least two (2) directors or managers who are Independent Directors (and such Independent Directors have participated in such vote), (ii) it will not (and each of Borrower and Op Co Pledgor agree that it will not), without the unanimous consent of its directors or managers, including the consent of each Independent Director, (A) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, (B) seek or consent to the appointment of a receiver, liquidator or any similar official for Borrower or Op Co Pledgor, as applicable, or a substantial portion of its assets or properties, (C) make an assignment for the benefit of creditors, (D) admit in writing its inability to pay its debts generally as they become due, (E) declare or effectuate a moratorium on the payment of any obligations, or (F) collude with any other Person or take any action intended to further any of the foregoing, and (iii) when voting with respect to any of the matters set forth in the immediately preceding sentence of this Section 3.1.24(r), the Independent Directors shall consider only the interests of Borrower or Op Co Pledgor, as applicable, including such entity’s creditors.

(s) its Organizational Documents shall provide that, as long as any portion of the Debt remains outstanding, upon the occurrence of any event that causes the sole member of Borrower or Op Co Pledgor, as applicable (“Sole Member”) to cease to be a member of Borrower or Op Co Pledgor, as applicable, (other than (i) upon an assignment by Sole Member of all of its limited liability company interests in Borrower or Op Co Pledgor, as applicable, and the admission of the transferee, if permitted pursuant to its Organizational Documents and the Loan Documents, or (ii) the resignation of Sole Member and the admission of an additional member of Borrower or Op Co Pledgor, as applicable, if permitted pursuant to its Organizational

Documents and the Loan Documents), each of the persons acting as an Independent Director of Borrower or Op Co Pledgor, as applicable, shall, without any action of any Person and simultaneously with Sole Member ceasing to be a member of Borrower or Op Co Pledgor, as applicable, automatically be admitted as a member of Borrower or Op Co Pledgor, as applicable, (a “Special Member”) and shall preserve and continue the existence of Borrower or Op Co Pledgor, as applicable, without dissolution. The Organizational Documents of Borrower and Op Co Pledgor shall further provide that for so long as any portion of the Debt is outstanding, no Special Member may resign or transfer its rights as a Special Member unless (A) a successor Special Member has been admitted to Borrower or Op Co Pledgor, as applicable, as a Special Member, and (B) such successor Special Member has also accepted its appointment as an Independent Director of Borrower or Op Co Pledgor, as applicable.

(t) its Organizational Documents shall provide that, as long as any portion of the Debt remains outstanding, except as expressly permitted pursuant to the terms of the Loan Documents, including, without limitation, Section 8.1(f) hereof, (i) Sole Member may not resign, and (ii) no additional member shall be admitted to Borrower or Op Co Pledgor, as applicable.

(u) its Organizational Documents shall provide that, as long as any portion of the Debt remains outstanding: (i) Borrower or Op Co Pledgor, as applicable, shall be dissolved, and its affairs shall be wound up, only upon the first to occur of the following: (A) the termination of the legal existence of the last remaining member of Borrower or Op Co Pledgor, as applicable, or the occurrence of any other event which terminates the continued membership of the last remaining member of Borrower or Op Co Pledgor, as applicable, unless the business of Borrower or Op Co Pledgor, as applicable, is continued in a manner permitted by its operating agreement or the Delaware Limited Liability Company Act (the “Act”), or (B) the entry of a decree of judicial dissolution under Section 18-802 of the Act; (ii) upon the occurrence of any event that causes the last remaining member of Borrower or Op Co Pledgor, as applicable, to cease to be a member of Borrower or Op Co Pledgor, as applicable, or that causes Sole Member to cease to be a member of Borrower or Op Co Pledgor, as applicable, (other than (A) upon an assignment by Sole Member of all of its limited liability company interests in Borrower or Op Co Pledgor, as applicable, and the admission of the transferee, if permitted pursuant to the Organizational Documents of Borrower or Op Co Pledgor, as applicable, and the Loan Documents, or (B) the resignation of Sole Member and the admission of an additional member of Borrower or Op Co Pledgor, as applicable, if permitted pursuant to the Organizational Documents of Borrower or Op Co Pledgor, as applicable, and the Loan Documents), to the fullest extent permitted by law, the personal representative of such last remaining member shall be authorized to, and shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of such member in Borrower or Op Co Pledgor, as applicable, agree in writing (1) to continue the existence of Borrower or Op Co Pledgor, as applicable, and (2) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of Borrower or Op Co Pledgor, as applicable, effective as of the occurrence of the event that terminated the continued membership of such member in Borrower or Op Co Pledgor, as applicable; (iii) the bankruptcy of Sole Member or a Special Member shall not cause such Sole Member or Special Member to cease to be a member of Borrower or Op Co Pledgor, as applicable, and upon the occurrence of such event, the business of Borrower or Op Co Pledgor, as applicable, shall continue without dissolution; (iv) in the event of the dissolution of Borrower or Op Co Pledgor, as applicable, it shall conduct only such activities as are necessary to wind up its affairs (including the sale of its assets and properties in an orderly manner), and its assets and properties shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act; and (v) to the fullest extent permitted by applicable law, each of Sole Member and Special Members shall irrevocably waive any right or power that they might have to cause Borrower or Op Co Pledgor, as applicable, or any of its assets or properties to be partitioned, to cause the appointment of a receiver for all or any portion of the assets or properties of Borrower or Op Co Pledgor, as applicable, to compel any sale of all or any portion of the assets or properties of Borrower or Op Co Pledgor, as applicable, pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of Borrower or Op Co Pledgor, as applicable,

(v) it shall conduct its business so that the assumptions made with respect to it in the Insolvency Opinion shall be true and correct in all respects (provided, however, that any assumptions regarding adequate capitalization or solvency shall not require any Person to make additional capital contributions to Borrower or Op Co Pledgor). In connection with the foregoing, each of Borrower and Op Co Pledgor hereby covenants and agrees that it will comply with or cause the compliance with, (i) all of the facts and assumptions (whether regarding itself or any other Person) set forth in the Insolvency Opinion (provided, however, that any assumptions regarding adequate capitalization or solvency shall not require any Person to make additional capital contributions to Borrower or Op Co Pledgor), (ii) all of the representations, warranties and covenants in this Section 3.1.24, and (iii) all of its Organizational Documents.

(w) has not permitted and will not permit any Affiliate or constituent party independent access to its bank accounts, other than (1) Borrower or Op Co Pledgor, as the case may be, under the Cash Management Agreement and this Agreement, and (2) any Affiliated Manager, in its capacity as an agent of Borrower and Op Co Pledgor.

(x) has paid and shall pay its own liabilities and expenses, including the salaries of its own employees (if any) from its own funds (subject to the comingling of funds and payment of amounts due under the Loan Documents and with respect to the Property in accordance with this Agreement and the Cash Management Agreement),, and has maintained and shall maintain a sufficient number of employees (if any) in light of its contemplated business operations.

(y) has compensated and shall compensate each of its consultants and agents from its funds for services provided to it, and has paid and shall pay from its assets all obligations of any kind incurred, subject to the comingling of funds and payment of amounts due under the Loan Documents and with respect to the Property in accordance with this Agreement and the Cash Management Agreement.

(z) has not (i) filed a bankruptcy, insolvency or reorganization petition or otherwise instituted insolvency proceedings or otherwise sought any relief under any laws relating to the relief from debts or the protection of debtors generally, (ii) sought or consented to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for itself or for all or any portion of its assets or properties, (iii) made any assignment for the benefit of its creditors, or (iv) taken any action that could reasonably be expected to have caused it to become insolvent. Without the unanimous consent of all of its directors or managers (including each Independent Director), as applicable, will not (A) file a bankruptcy, insolvency or reorganization petition or otherwise institute insolvency proceedings or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally, (B) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for itself or for all or any portion of its assets or properties, (C) make any assignment for the benefit of its creditors, or (D) take any action that could reasonably be expected to cause it to become insolvent.

(aa) intentionally omitted.

(bb) has allocated and will allocate fairly and reasonably any overhead expenses that are shared with any Affiliate, including shared office space and services performed by an employee of an Affiliate.

(cc) except in connection with the Loan (or the Prior Loan), has not pledged and will not pledge its assets or properties for the benefit of, or to secure the obligations of, any other Person.

(dd) has had, has and will have no obligation to indemnify its directors, managers, officers, members or Special Members, as the case may be, or, if applicable, has such an obligation that is fully subordinated to the Debt and that will not constitute a claim against it if cash flow in excess of the amount required to pay the Debt is insufficient to pay such obligation.

(ee) its Organizational Documents shall provide that it will not: (i) dissolve, merge, liquidate, consolidate; (ii) sell, transfer, dispose, or encumber (except in accordance with the Loan Documents) all or substantially all of its assets or properties or acquire all or substantially all of the assets or properties of any other Person; or (iii) engage in any other business activity, or amend its Organizational Documents with respect to any of the matters set forth in this Section 3.1.24, without the prior consent of Lender in its sole discretion.

(ff) its Organizational Documents provide that it and its Independent Directors will consider the interests of its creditors in connection with all actions.

(gg) has not had and, except for the Guaranty and the obligations of each Borrower and Op Co Pledgor under the Loan Documents, does not have and will not have any of its obligations guaranteed by any Affiliate.

(hh) has not owned or acquired and will not own or acquire any stock or securities of any Person, except that it may invest in those investments to the extent expressly permitted under the Loan Documents.

(ii) has not bought or held and will not buy or hold evidence of indebtedness issued by any other Person (other than cash or investment-grade securities).

(jj) has not formed, acquired or held and will not form, acquire or hold any subsidiary (whether corporation, partnership, limited liability company or other entity), and has not owned and will not own any equity interest in any other entity.

Notwithstanding anything to the contrary contained in this Section 3.1.24, (i) no provisions contained in this Section 3.1.24 shall be deemed to create an obligation on the part of Borrower, Op Co Pledgor, any member in Borrower or Op Co Pledgor, or any member, officer, director, employee or Affiliate of any of the forgoing to make loans, equity infusions or capital contributions to Borrower or Op Co Pledgor, and (ii) each of Borrower’s and Op Co Pledgor’s failure to remain solvent or maintain adequate capital notwithstanding its good faith efforts to comply with this Section 3.1.24 shall not, in itself, be deemed to violate this Section 3.1.24.

3.1.25 Tax Filings. To the extent required, each of Borrower and Op Co Pledgor has filed (or has obtained effective extensions for filing) all federal, state and local tax returns required to be filed and have paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by it. Each of Borrower and Op Co Pledgor believes that its tax returns (if any) properly reflect its income and taxes for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit.

3.1.26 Solvency. (a) Neither Borrower nor Op Co Pledgor entered into the Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditor, and (b) each of Borrower and Op Co Pledgor has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the Loan Documents, the fair saleable value of Borrower’s assets exceeds and will, immediately following the execution and delivery of the Loan Documents, exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower’s assets is and will, immediately following the making of the Loan, be greater than Borrower’s probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become or may become absolute and matured. Borrower’s assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debt and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debt and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower).

3.1.27 Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulations T, U or X or any other Regulations of such Board of Governors, or for any purposes prohibited by any Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

3.1.28 Organizational Chart. The organizational chart attached hereto as Schedule VII is true, correct and complete and illustrates all Persons who have a ten percent (10%) or greater direct or indirect ownership interest in or right of Control of Borrower and Op Co Pledgor.

3.1.29 Bank Holding Company. Neither Borrower nor Op Co Pledgor is a “bank holding company” or a direct or indirect subsidiary of a “bank holding company” as defined in the Bank Holding Company Act of 1956, as amended, and Regulation Y thereunder of the Board of Governors of the Federal Reserve System.

3.1.30 Intentionally Omitted.

3.1.31 Investment Company Act. Neither Borrower nor Op Co Pledgor is (a) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; or (b) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

3.1.32 Intentionally Omitted.

3.1.33 No Bankruptcy Filing. No petition in bankruptcy has ever been filed against Borrower, Mortgage Borrower, Op Co Pledgor, or Operating Lessee or any Control Affiliate of Borrower, Mortgage Borrower, Op Co Pledgor, or Operating Lessee, and none of Borrower, Mortgage Borrower, Op Co Pledgor, nor Operating Lessee nor any Control Affiliate of Borrower, Mortgage Borrower, Op Co Pledgor, nor Operating Lessee has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. None of Borrower, Mortgage Borrower, Op Co Pledgor, or Operating Lessee nor, to the Actual Knowledge of Borrower or Op Co Pledgor, any Control Affiliate of Borrower, Mortgage Borrower, Op Co Pledgor, or Operating Lessee is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of Borrower’s, Mortgage Borrower’s, Op Co Pledgor’s, or Operating Lessee’s or such Control Affiliate’s assets or properties, and neither Borrower nor Op Co Pledgor has knowledge of any Person contemplating the filing of any such petition against Borrower, Mortgage Borrower, Op Co Pledgor, or Operating Lessee or any Control Affiliate of Borrower, Mortgage Borrower, Op Co Pledgor, or Operating Lessee.

3.1.34 Full and Accurate Disclosure. No information contained in this Agreement, the other Loan Documents, or any written statement or document furnished by or on behalf of Borrower or Op Co Pledgor in connection with the Loan or pursuant to the terms of this Agreement or any other Loan Document contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. There is no fact or circumstance presently known to Borrower or Op Co Pledgor which has not been disclosed to Lender and which would reasonably be expected to have a Material Adverse Effect.

3.1.35 Foreign Person. Neither Borrower nor Op Co Pledgor is a “foreign person” within the meaning of Section 1445(f)(3) of the Code.

3.1.36 No Change in Facts or Circumstances; Disclosure. All information submitted by or on behalf of Borrower and Op Co Pledgor to Lender in respect of Borrower, Mortgage Borrower, Op Co Pledgor, Operating Lessee, the Collateral, and the Property and in all financial statements, rent rolls (including the rent roll attached hereto as Schedule IX), reports, certificates and other documents in respect of Borrower, Mortgage Borrower, Op Co Pledgor, Operating Lessee, the Collateral, and the Property submitted in connection with the Loan or in satisfaction of the terms of this Agreement or the other Loan Documents and all statements of fact made by or on behalf of Borrower and Op Co Pledgor in this Agreement or in any other Loan Document, are true, correct and complete in all material respects. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information or statement of fact inaccurate, incomplete or otherwise misleading in any material respect or that otherwise has or could have a Material Adverse Effect.

3.1.37 Management Agreement. The Management Agreement is in full force and effect and there is no default thereunder by any party thereto and no event has occurred (other than payments due but not yet delinquent) that, with the passage of time and/or the giving of notice would constitute a default thereunder. The Management Agreement was entered into on commercially reasonable terms.

3.1.38 Perfection of Accounts. Each of Borrower and Op Co Pledgor hereby represents and warrants to Lender that:

(a) Other than in connection with the Mortgage Loan Documents, neither Mortgage Borrower nor Operating Lessee has sold, pledged, transferred or otherwise conveyed the Clearing Account and/or the Cash Management Account; and;

(b) The Property is not subject to any cash management system (other than pursuant to the Mortgage Loan Documents).

3.1.39 Intentionally Omitted.

3.1.40 Intentionally Omitted.

3.1.41 Patriot Act.

(a) None of the funds or other assets of Borrower, Borrower’s Sole Member, Op Co Pledgor, Op Co Pledgor’s Sole Member, Sponsor, or Guarantor (each a “Covered Party”) constitute property of, or are owned or Controlled by any Prohibited Person, with the result that such constitution or ownership in or Control of any Covered Party, as applicable, is prohibited by law, or the Loan would be in violation of any law.

(b) No Prohibited Person has any direct equity interest in or Controls any Covered Party, or to the Actual Knowledge of Borrower or Op Co Pledgor, has a material indirect equity interest in any Covered Party, with the result that such interest in the Covered Party, as applicable (whether directly or indirectly), is prohibited by law or the Loan would be in violation of any law.

(c) None of the funds or other assets of any Covered Party, as applicable, have been derived from any unlawful activity with the result that such funds or other assets of such Covered Party are prohibited by law or the Loan would be in violation of any law.

(d) No Covered Party, no owner of any Covered Party and no indirect owner of any Covered Party, as applicable, has dealt or will deal in, or otherwise has engaged or will engage in, any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 with the result in each instance that the Loan would be in violation of any law.

(e) To the Actual Knowledge of Borrower and Op Co Pledgor, none of their respective brokers or other agents acting or benefiting in any capacity in connection with the Loan is a Prohibited Person and none of their respective brokers or other agents acting or benefiting in any capacity in connection with the Loan has conducted or will conduct any business or has engaged or will engage in any transaction or dealing with any Prohibited Person, including making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person.

(f) Each of Borrower and Op Co Pledgor covenants and agrees to deliver to Lender any certification or other evidence as Lender may reasonably request from time to time, confirming Borrower’s and Op Co Pledgor’s compliance with this Section 3.1.41.

3.1.42 Franchise Agreement. The Franchise Agreement is in full force and effect and there is no default thereunder by Mortgage Borrower or Operating Lessee, or to Borrower’s and Op Co Pledgor’s Actual Knowledge, any other party thereto and, except as set forth on Schedule XII attached hereto, no event has occurred that, with the passage of time and/or giving of notice, would constitute a default thereunder by Mortgage Borrower or Operating Lessee, or to Borrower’s and Op Co Pledgor’s Actual Knowledge, any other party thereto.

3.1.43 No Casualty. The Property has suffered no material Casualty which has not been fully repaired and the cost thereof fully paid.

3.1.44 Purchase Options. Neither the Property nor any part thereof or interest therein is subject to any purchase options, rights of first refusal to purchase, rights of first offer to purchase or other similar rights in favor of any Person.

3.1.45 Use of Property. The Property consists solely of hotels and related operations and is used for no other purpose.

3.1.46 Fiscal Year. Each fiscal year of Borrower and Op Co Pledgor commences on January 1.

3.1.47 Material Agreements.

(a) None of Borrower, Mortgage Borrower, Op Co Pledgor, or Operating Lessee has entered into, and is not bound by, any Material Agreement which continues in existence, except those previously disclosed in writing to Lender.

(b) Each of the Material Agreements is in full force and effect, there are no monetary or other defaults by Borrower, Mortgage Borrower, Op Co Pledgor, or Operating Lessee thereunder and, to the Actual Knowledge of Borrower and Op Co Pledgor, there are no monetary or other defaults thereunder by any other party thereto. None of Borrower, Mortgage Borrower, Op Co Pledgor, Operating Lessee, Manager or any other Person acting on Borrower’s or Mortgage Borrower’s behalf has given or received any notice of default under any Material Agreement that remains outstanding or in dispute.

(c) Borrower has delivered (or caused to be delivered) true, correct and complete copies of the Material Agreements (including all amendments and supplements thereto) to Lender.

(d) No Material Agreement has as a party an Affiliate of Borrower, Mortgage Borrower, Op Co Pledgor, or Operating Lessee.

3.1.48 Other Obligations and Liabilities. Neither Borrower nor Op Co Pledgor has any liabilities or other obligations that arose or accrued prior to the date hereof that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. Neither Borrower nor Op Co Pledgor has any known contingent liabilities other than those which have been disclosed to Lender prior to the date hereof.

3.1.49 Illegal Activity. No portion of the Property or the Collateral has been purchased by Borrower or Op Co Pledgor with proceeds of any illegal activity.

3.1.50 Intentionally Omitted.

3.1.51 Intentionally Omitted.

3.1.52 Operating Lease. Each Operating Lease is in full force and effect and Operating Lessee is in possession of the premises demised thereunder; (b) neither Mortgage Borrower nor Operating Lessee has entered into any other agreements that have modified, supplemented or amended any of the terms and provisions of any Operating Lease; (c) each Operating Lease (and any memorandum thereof), in each case, as amended (if amended) represents the entire agreement between the parties as to conveyance and operation of the premises demised thereunder; (d) no rent or other amounts due under any Operating Lease has been paid more than thirty (30) days in advance of its due date; (e) Operating Lessee has not filed any claim of offset and has no charge, lien or claim of offset under any Operating Lease, or otherwise, against the rents or other amounts due or to become due thereunder; (f) Operating Lessee is the owner of the “Tenant’s” or “Lessee’s” interest in each Operating Lease and Mortgage Borrower is the owner of the “Landlord’s” or “Lessor’s” interest in each Operating Lease, (g) no transfer or assignment of any interest in any Operating Lease exists except as provided herein and pursuant to the other Loan Documents, (h) Operating Lessee has not sublet any of the premises demised pursuant to any Operating Lease except as provided in Section 3.1.22 hereof; (i) without limiting the foregoing, except as provided for herein and in the other Loan Documents, each of Operating Lessee’s and Mortgage Borrower’s interest in each Operating Lease is unencumbered and neither has collaterally assigned the Operating Lease or otherwise encumbered its interests thereunder in any way except in connection with the Loan or the Mortgage Loan; (j) neither Operating Lessee nor Mortgage Borrower is in default under any Operating Lease and neither knows of any event which but for the passage of time or the giving of notice or both would constitute an event of default or breach by Operating Lessee or Mortgage Borrower under the Operating Lease; and (k) a true, correct and complete copy of each Operating Lease has been delivered to Lender.

3.1.53 Mortgage Loan Representations and Warranties. All of the representations and warranties contained in the Mortgage Loan Documents are (i) true and correct in all material respects and (ii) hereby incorporated into this Agreement and deemed made hereunder as and when made thereunder and shall remain incorporated without regard to any waiver, amendment or other modification thereof by the Mortgage Lender or to whether the Mortgage Loan has been repaid or the related Mortgage Loan Document has been terminated, unless otherwise consented to in writing by Lender.

Section 3.2 Survival of Representations.

The representations and warranties set forth in Section 3.1 hereof shall survive for so long as any amount remains payable to Lender under this Agreement or any of the other Loan Documents.

IV. BORROWER COVENANTS

Section 4.1 Borrower Affirmative Covenants.

Each of Borrower and Op Co Pledgor hereby covenants and agrees with Lender that:

4.1.1 Existence; Compliance with Legal Requirements. Each of Borrower and Op Co Pledgor shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply in all material respects (and shall cause each of Mortgage Borrower and Operating Lessee to do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply in all material respects) with all Legal Requirements applicable to it and to the Collateral and to the Property. There shall never be committed by Borrower and Op Co Pledgor, and Borrower and Op Co Pledgor shall not permit any other Person in occupancy of or involved with the operation or use of the Property to commit any act or omission affording the federal government, any state or local government or any other Governmental Authority the right of forfeiture against the Property or the Collateral, or any part thereof or any monies paid in performance of Borrower’s and Op Co Pledgor’s obligations under any of the Loan Documents. Borrower and Op Co Pledgor each hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture. Each of Borrower and Op Co Pledgor shall at all times cause Mortgage Borrower and Operating Lessee, as applicable, to maintain, preserve and protect all of their respective franchises and trade names and preserve all the remainder of their respective property used or useful in the conduct of their respective its business and shall keep the Property in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in the Loan Documents. Borrower shall cause Mortgage Borrower to keep, or cause to be kept, the Property insured at all times by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in this Agreement. After prior notice to Lender, Borrower or Op Co Pledgor, at its sole cost and expense, may cause or permit Mortgage Borrower or Operating Lessee to contest by appropriate legal proceeding promptly initiated and conducted in good faith and with due diligence, the validity of any Legal Requirement, the applicability of any Legal Requirement to Borrower, Op Co Pledgor, Mortgage Borrower, Operating Lessee, the Collateral, or the Property or any alleged violation of any Legal Requirement; provided that (a) no Event of Default has occurred is continuing; (b) such proceeding shall be conducted in accordance with all applicable Legal Requirements; (c) neither the Property, the Collateral, nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost; (d) Borrower or Op Co Pledgor shall (or shall cause Mortgage Borrower or Operating Lessee to) promptly upon final non-appealable determination thereof comply with such Legal Requirement determined to be valid or applicable or cure any violation of such Legal Requirement; (e) such proceeding shall suspend the enforcement of the contested Legal Requirement against Borrower, Op Co Pledgor, Mortgage Borrower, Operating Lessee, the Collateral, or the Property; and (f) Borrower shall furnish (or cause to be furnished) such cash or other security as may be required in the proceeding, or as may be reasonably requested by Lender (not to exceed 125% of the estimated cost of compliance, any estimated penalties, interest, and fees that may arise from the non-compliance with such Legal Requirement), to ensure compliance with such Legal Requirement, together with all interest and penalties, if any, payable in connection therewith. Lender may apply any such security or part thereof as necessary to cause compliance with such Legal Requirement at any time when, in the reasonable judgment of Lender, the validity, applicability or violation of such Legal Requirement is finally established and Borrower and Op Co Pledgor fails to comply therewith (or cause Mortgage Borrower or Operating Lessee to comply therewith), or the Property or the Collateral (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, canceled or lost or there shall be any danger of the Lien of the Security Instrument or the Pledge Agreement being primed by any related Lien.

4.1.2 Taxes and Other Charges. Borrower shall pay or shall cause Mortgage Borrower to pay or cause to be paid all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Property or any part thereof as the same become due and payable; provided, however, Borrower’s obligation to directly pay or cause Mortgage Borrower to directly pay Taxes shall be suspended for so long as Mortgage Borrower complies with the terms and provisions of Section 6.2 of the Mortgage Loan Agreement. Borrower shall furnish to Lender receipts for the payment of the Taxes and the Other Charges no later than ten (10) days prior to the date the same shall become delinquent; provided, however, that Borrower is not required to furnish such receipts for payment of Taxes in the event that Mortgage Borrower complies with the terms and provisions of Section 6.2 of the Mortgage Loan Agreement. Borrower shall not (and shall not permit Mortgage Borrower to) permit or suffer and shall promptly cause to be paid and discharged any Lien or charge against the Property, other than Permitted Encumbrances and the Liens in favor of Mortgage Lender. After prior notice to Lender, Borrower or Op Co Pledgor, at its sole cost and expense, may cause or permit Mortgage Borrower or Operating Lessee to contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges; provided that (a) no Event of Default has occurred and remains outstanding; (b) such proceeding shall be permitted under and be conducted in accordance with the applicable or governing provisions of any other instrument to which Borrower, Op Co Pledgor, Mortgage Borrower, Operating Lessee, the Collateral, or the Property is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable Legal Requirements; (c) neither the Property, the Collateral, nor any part thereof or interest therein will be in imminent danger of being sold, forfeited, terminated, canceled or lost; (d) Borrower or Op Co Pledgor shall (or shall cause Mortgage Borrower or Operating Lessee to) promptly upon final non-appealable determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (e) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the Property; and (f) Borrower shall furnish (or cause to be furnished) such cash or other security as may be required in the proceeding, or as may be reasonably requested by Lender (not to exceed 125% of the amount in dispute plus any estimated interest, penalties, fees, or other charges that may accrue during such contest), to ensure the payment of any such Taxes or Other Charges, together with all interest and penalties, if any, thereon. Lender may pay over, assign or transfer any such security or part thereof held by Lender to the claimant entitled thereto at any time when, in the reasonable judgment of Lender, the entitlement of such claimant is established or the Property or the Collateral (or any part thereof or interest therein) shall be in imminent danger of being sold, forfeited, terminated, canceled or lost.

4.1.3 Litigation. Borrower and Op Co Pledgor shall give prompt notice to Lender of any litigation or governmental proceedings pending or, to Borrower’s or Op Co Pledgor’s Actual Knowledge, threatened against the Property, the Collateral, Borrower, Mortgage Borrower, Op Co Pledgor, Operating Lessee, or Guarantor which, if adversely determined, would reasonably be expected to have a Material Adverse Effect. Borrower and Op Co Pledgor shall cooperate (and shall cause Mortgage Borrower and Operating Lessee to cooperate) in all reasonable respects with Lender with respect to any proceedings before any court, board or other Governmental Authority which could reasonably be expected to have a Material Adverse Effect on the rights of Lender hereunder or under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

4.1.4 Access to Property. Borrower and Op Co Pledgor shall cause Mortgage Borrower and Operating Lessee to permit agents, representatives and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice.

4.1.5 Further Assurances; Supplemental Mortgage Affidavits. Each of Borrower and Op Co Pledgor shall, and shall cause Mortgage Borrower and Operating Lessee to, at its sole cost and expense:

(a) upon Lender’s request, furnish to Lender all existing boundary surveys, footing or foundation surveys, appraisals, title and other insurance reports and agreements relating to the Property and each and every other existing document, certificate, agreement and instrument required to be furnished by Borrower or Op Co Pledgor pursuant to the terms of the Loan Documents or which are reasonably requested by Lender in connection therewith provided, that so long as no Event of Default is continuing, neither Borrower nor Op Co Pledgor shall be required to deliver (i) an updated appraisal with respect to any Property, unless (A) the aggregate cash flow from the Property shall decrease by more than twenty percent (20%) from the prior year or (B) an updated appraisal shall otherwise be specifically required pursuant to the provisions of this Agreement, or (ii) an updated survey for any Property, unless there shall be any changes to the footprint of the Improvements with respect to such Property or there shall be any other material change, including the granting of any easement or other encumbrance that shall be able to be plotted on such survey;

(b) cure, or cause to be cured, any defects in the execution and delivery of the Loan Documents;

(c) execute and deliver, or cause to be executed and delivered, all such documents, instruments, certificates, assignments and other writings and do, or cause to be done, such other acts reasonably necessary (i) to correct any omissions in the Loan Documents, (ii) to evidence, protect or preserve the collateral at any time securing or intended to secure the Obligations, (iii) to perfect, protect or preserve any Liens created under any of the Loan Documents, or (iv) to make any recordings, file any notices, or obtain any consents, as may be necessary in connection with (i) or (ii) (including, without limitation, the execution and delivery of all such writings necessary to transfer, to the extent permitted by applicable law, any liquor licenses with respect to the Property into the name of Lender or its designee during the continuance of an Event of Default and following the acceleration of the Loan); and

(d) do and execute, or cause to be done and executed, all such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.

4.1.6 Financial Reporting.

(a) GAAP. Borrower and Op Co Pledgor shall keep and maintain, or shall cause to be kept and maintained, in accordance with the Uniform System of Accounts and reconciled in accordance with GAAP (or such other accounting basis acceptable to Lender) and the requirements of Regulation AB, proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower, Mortgage Borrower, Op Co Pledgor, and Operating Lessee and all items of income and expense in connection with the Collateral and the operation of the Property. All financial statements delivered to Lender pursuant to this Section 4.1.6 shall be prepared in accordance with the Uniform System of Accounts and reconciled in accordance with GAAP (or such other accounting basis acceptable to Lender) and consistently applied and the requirements of Regulation AB.

(b) Monthly Reports. Borrower or Op Co Pledgor shall furnish, or cause to be furnished, to Lender on or before twenty (20) days after the end of each calendar month the following items, accompanied by an Officer’s Certificate stating that such items are true, correct and complete and fairly present the financial condition and results of the operations of Borrower, Mortgage Borrower, Op Co Pledgor, Operating Lessee, the Collateral, and the Property (on an Individual Property-by-Individual Property basis) (subject to normal year-end adjustments) as applicable: (i) an occupancy report for the subject month, including an average daily rate, and any franchise inspection reports received by Mortgage Borrower or Operating Lessee during such month; (ii) monthly and year-to-date operating statements prepared for such month, noting Gross Income from Operations, Operating Expenses, Capital Expenditures, Net Operating Income, Net Cash Flow, Underwritten Net Cash Flow and such other information necessary and sufficient to fairly represent the financial position and results of operation of the Property during such month, all in form satisfactory to Lender; and (iii) a calculation reflecting the Debt Yield as of the last day of such month for the immediately preceding twelve (12) month period. In addition, such Officer’s Certificate shall also state the representations and warranties of Borrower and Op Co Pledgor set forth in Section 3.1.24 are true and correct as of the date of such certificate with such exceptions as shall be necessary to cause such statement to be factually correct in all material respects, and that there are no trade payables and operational debt outstanding for more than sixty (60) days except to the extent being contested in accordance with the provisions of the Loan Documents. On or before thirty (30) days after the end of each calendar month, Borrower or Op Co Pledgor also will furnish, or cause to be furnished, to Lender the most current Smith Travel Research Reports in the form of Schedule X hereto then available to Mortgage Borrower or Operating Lessee reflecting market penetration and relevant hotel properties competing with the Property.

(c) Quarterly Reports. Borrower Op Co Pledgor shall furnish, or cause to be furnished, to Lender on or before forty-five (45) days after the end of each calendar quarter the following items, accompanied by an Officer’s Certificate stating that such items are true, correct and complete and fairly present the financial condition and results of the operations of Borrower, Mortgage Borrower, Op Co Pledgor, Operating Lessee, the Collateral, and the Property (on an Individual Property-by-Individual Property basis) (subject to normal year-end adjustments) as applicable: (i) an occupancy report for the subject quarter, including an average daily rate; (ii) (A) a balance sheet for Borrower as of the last day of such quarter and (B) quarterly and year-to-date operating statements prepared for such quarter, noting Gross Income from Operations, Operating Expenses, Capital Expenditures, Net Operating Income, Net Cash Flow, Underwritten Net Cash Flow and such other information necessary and sufficient to fairly represent the financial position and results of operation of the Property during such quarter, all in form satisfactory to Lender; and (iii) a calculation reflecting the Debt Yield as of the last day of such quarter for the last four quarters. In addition, such Officer’s Certificate shall also state that the representations and warranties of Borrower and Op Co Pledgor set forth in Section 3.1.24 are true and correct as of the date of such certificate with such exceptions as shall be necessary to cause such statement to be factually correct in all material respects, and that there are no trade payables and operational debt outstanding for more than sixty (60) days except to the extent being contested in accordance with the provisions of the Loan Documents.

(d) Annual Reports. Borrower or Op Co Pledgor shall furnish, or cause to be furnished, to Lender annually, within ninety (90) days following the end of each Fiscal Year of Borrower, a complete copy of Borrower’s annual financial statements audited by a “Big Four” accounting firm or other independent certified public accountant acceptable to Lender in accordance with the Uniform System of Accounts and reconciled in accordance with GAAP (or such other accounting basis acceptable to Lender) and the requirements of Regulation AB covering the Property for such Fiscal Year and containing statements of profit and loss for Borrower, Mortgage Borrower, Op Co Pledgor, Operating Lessee, the Collateral, and the Property (on an Individual Property-by-Individual Property basis) and a balance sheet for Borrower and Op Co Pledgor. Such statements shall set forth the financial condition and the results of operations for the Property (on an Individual Property-by-Individual Property basis) for such Fiscal Year and shall include, but not be limited to, amounts representing annual Gross Income from Operations, Operating Expenses, Capital Expenditures, Net Operating Income, Net Cash Flow, and Underwritten Net Cash Flow. Borrower’s and Mortgage Borrower’s annual financial statements shall be accompanied by (i) an Officer’s Certificate stating that each such annual financial statement presents fairly the financial condition and the results of operations of Borrower, Mortgage Borrower, Op Co Pledgor, Operating Lessee, the Collateral, and the Property being reported upon and has been prepared in accordance with the Uniform System of Accounts and reconciled in accordance with GAAP (or such other accounting basis acceptable to Lender) and the requirements of Regulation AB, (ii) an unqualified opinion of a “Big Four” accounting firm or other independent certified public accountant reasonably acceptable to Lender, and (iii) occupancy statistics for the Property (on an Individual Property-by-Individual Property basis).

(e) Certification; Supporting Documentation. Each such financial statement shall be in scope and detail reasonably satisfactory to Lender and certified by the chief financial officer or representative of Borrower.

(f) Access. Upon reasonable prior notice, Lender shall have the right from time to time during normal business hours to examine such books, records and accounts at the office of Borrower, Mortgage Borrower, Op Co Pledgor, or Operating Lessee or other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. During the continuance of an Event of Default, Borrower shall pay any costs and expenses incurred by Lender to examine Borrower’s, Mortgage Borrower’s, Op Co Pledgor’s, or Operating Lessee’s accounting records with respect to the Collateral or the Property, as Lender shall determine to be necessary or appropriate in the protection of Lender’s interest.

(g) Format of Delivery. Any reports, statements or other information required to be delivered under this Agreement shall be delivered (i) in paper form, (ii) by electronic mail, and (iii) if requested by Lender and within the capabilities of Borrower’s data systems without change or modification thereto, in electronic form reasonably acceptable to Lender.

(h) Annual Budget. For the partial year period commencing on the date hereof, and for each Fiscal Year thereafter, Borrower or Op Co Pledgor shall submit (or cause Mortgage Borrower or Operating Lessee to submit) to Lender an Annual Budget not later than thirty (30) days prior to the commencement of such period or Fiscal Year, which Annual Budget shall set forth, on a month-by-month basis, in reasonable detail, each line item of Borrower’s (or Mortgage Borrower’s) good faith estimate of Gross Income from Operations, Operating Expenses and Capital Expenditures (in each case on an Individual Property-by-Individual Property basis) for such period or Fiscal Year and shall otherwise be in form reasonably satisfactory to Lender. The Annual Budget and any revisions thereto shall be subject to Lender’s written approval (each such Annual Budget, an “Approved Annual Budget”), which shall not be unreasonably withheld, conditioned, or delayed. In the event that Lender objects to a proposed Annual Budget submitted by Borrower, Lender shall advise Borrower of such objections within fifteen (15) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such reasonable objections) and Borrower shall promptly revise such Annual Budget and resubmit the same to Lender. Lender shall advise Borrower of any objections to such revised Annual Budget within ten (10) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise the same in accordance with the process described in this Section 4.1.6(h) until Lender approves the Annual Budget. Until such time that Lender approves a proposed Annual Budget, the most recently Approved Annual Budget shall apply; provided that, such Approved Annual Budget shall be adjusted to reflect actual increases in Taxes, Insurance Premiums and Other Charges. At any time that Lender’s approval is required under this Section 4.1.6(h) with respect to an Annual Budget, Lender’s approval shall be deemed granted if the Deemed Approval Requirements have been satisfied with respect thereto. In the event that Borrower must incur an extraordinary operating expense or capital expense not set forth in the applicable Approved Annual Budget or which results in an increase of more than ten percent (10%) of any individual line item for any Individual Property (each, an “Extraordinary Expense”), then Borrower shall promptly deliver to Lender a reasonably detailed explanation of such proposed Extraordinary Expense for Lender’s approval, which shall not be unreasonably withheld, conditioned, or delayed.

(i) Additional Information. Borrower shall submit (or cause to be submitted) to Lender the financial data and financial statements required, and within the time periods required, under Sections 9.1(d), (e) and (f), if and when applicable.

(j) Other Required Information. Borrower shall furnish (or caused to be furnished) to Lender, within ten (10) Business Days after request (or as soon thereafter as may be reasonably possible), such further detailed information with respect to the operation of the Property and the financial affairs of Borrower, Mortgage Borrower, Op Co Pledgor, and Operating Lessee as may be reasonably requested by Lender (including, without limitation, a comparison of the budgeted income and expenses as set forth in the applicable Approved Annual Budget and the actual income and expenses for the applicable month, quarter or year and year-to-date for the Property, together with a detailed explanation of any variances of more than ten percent (10%) between budgeted and actual amounts for any Individual Property for such periods).

(k) Reporting Default. If Borrower fails to provide to Lender the financial statements and other information specified in this Section 4.1.6 within the respective time period specified, and such failure continues for ten (10) Business Days following written notice from Lender, then such failure shall, at Lender’s election, constitute an Event of Default following written notice from Lender.

4.1.7 Title to Property and the Collateral. Borrower shall cause Mortgage Borrower to warrant and defend (a) its title to the Property, subject only to the Liens created by the Mortgage Loan Documents and Permitted Encumbrances, and (b) the validity and priority of the Liens of the Security Instrument and the Assignment of Leases on the Property, subject only to the Liens permitted hereunder (including the Permitted Encumbrances), in each case against the claims of all Persons whomsoever. Each of Borrower and Op Co Pledgor shall warrant and defend (a) its title to the applicable Collateral, subject only to the Permitted Encumbrances, and (b) the validity and priority of the Lien of the Pledge Agreement on the Collateral, subject only to the Liens permitted hereunder (including the Permitted Encumbrances), in each case against the claims of all Persons whomsoever. Borrower shall reimburse Lender for any out-of-pocket losses, costs, damages or expenses (including reasonable attorneys’ fees and expenses) incurred by Lender if an interest in the Property, the Collateral, or any part thereof is claimed by any other Person except as expressly permitted hereunder.

4.1.8 Estoppel Statement.

(a) Borrower shall deliver to Lender, within ten (10) Business Days after Lender’s request, a statement, duly acknowledged and certified, setting forth (i) the original principal amount of the Loan, (ii) the unpaid principal amount of the Note, (iii) the interest rate of the Note, (iv) the date installments of principal and/or interest were last paid, (v) any offsets or defenses to the payment and performance of the Obligations, if any, of which Borrower has Actual Knowledge, and (vi) that this Agreement and the other Loan Documents are valid, legal and binding obligations of Borrower and have not been modified (or, if modified, giving particulars of such modification); provided that, unless an Event of Default shall be continuing, Borrower shall not be required to deliver such estoppel certificate more frequently than two (2) times in any calendar year.

(b) Borrower shall or shall cause Mortgage Borrower to, or Op Co Pledgor shall or shall cause Operating Lessee to, use commercially reasonably efforts to deliver to Lender upon Lender’s request, an estoppel certificate from each Tenant under any Lease in form and substance reasonably satisfactory to Lender; provided that (i) Borrower and Op Co Pledgor shall only be required to cause Mortgage Borrower or Operating Lessee to use commercially reasonable efforts to obtain an estoppel certificate from any Tenant not required to provide an estoppel certificate under its Lease (or not required to provide an estoppel at the frequency with which Lender has requested same), (ii) such estoppel certificate may be in the form required under such Lease, and (iii) unless an Event of Default shall be continuing, neither Borrower nor Op Co Pledgor shall be required to cause Mortgage Borrower or Operating Lessee to deliver such estoppel certificate from any Tenant more frequently than two (2) times in any calendar year.

(c) After written request by Lender, Borrower shall cause Mortgage Borrower to, within ten (10) Business Days, furnish to Lender a statement, duly acknowledged and certified, setting forth (i) the original principal amount of the Mortgage Loan, (ii) the outstanding principal balance of the Mortgage Loan, (iii) the interest rate of the Mortgage Loan, (iv) the date installments of interest and/or principal were last paid under the Mortgage Loan, (v) any offsets or defenses to the performance of the Obligations (as defined in the Mortgage Loan Agreement), if any, claimed by Mortgage Borrower and (vi) that the Mortgage Note executed by Mortgage Borrower (subject only to bankruptcy, insolvency and similar laws affecting rights of creditors generally), the Mortgage Loan Agreement, the Security Instrument and the other Mortgage Loan Documents are valid, legal and binding obligations of Mortgage Borrower and have not been modified or if modified, giving particulars of such modification.

4.1.9 Leases.

(a) All Leases and all renewals, modifications and amendments thereof executed after the date hereof shall be subject to Lender’s prior approval, which approval shall not be unreasonably withheld or delayed. At any time that Lender’s consent or approval is required under this Section 4.1.9 with respect to any Lease, Lender’s approval shall be deemed granted if the Deemed Approval Requirements have been satisfied with respect thereto.

(b) Borrower and Op Co Pledgor shall cause each of Borrower and Operating Lessee, as applicable, to (i) perform the material obligations which it is required to perform under the Leases; (ii) enforce, in accordance with commercially reasonable practices for properties similar to the Property, the obligations to be performed by the Tenants thereunder; (iii) promptly furnish to Lender any notice of default or termination received by it from any Tenant, and any notice of default or termination given by it to any Tenant; (iv) not collect any Rents under Leases for more than one (1) month in advance of the time when the same shall become due, except for bona fide security deposits; (v) not enter into any ground Lease or master Lease of any part of the Property; (vi) not further assign or encumber any Lease or the Rents (except as contemplated by the Loan Documents); (vii) not, except with Lender’s prior consent, cancel or accept surrender or termination of any Lease (other than in accordance with its terms or following a material default by the Tenant in the terms thereof); and (viii) not, except with Lender’s prior consent (which approval shall not be unreasonably withheld or delayed), modify or amend any Lease (except for minor modifications and amendments entered into in the ordinary course of business, consistent with prudent property management practices, not affecting the economic terms of the applicable Lease). Any action in violation of clause (v), (vi), (vii) or (viii) of this Section 4.1.9(b) shall be void at the election of Lender.

(c) Neither Borrower nor Op Co Pledgor shall (and neither shall permit Mortgage Borrower nor Operating Lessee, as applicable, to) permit or consent to any assignment or sublease of any Lease without Lender’s prior approval, which approval shall not be unreasonably withheld or delayed (other than any assignment or sublease expressly permitted under a Lease pursuant to a unilateral right of Tenant thereunder not requiring the consent of Mortgage Borrower or Operating Lessee).

(d) Borrower agrees to bear and shall pay or reimburse Lender on demand for all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by Lender in connection with the review of any proposed Lease, any other matter requiring Lender’s consent under this Section 4.1.9.

(e) Within ten (10) Business Days after Lender’s request, Borrower shall furnish (or caused to be furnished) to Lender a statement of all tenant security or other deposits and copies of all Leases not previously delivered to Lender, certified as being true, correct and complete.

(f) All security deposits of Tenants, if any, whether held in cash or any other form, shall be held in compliance with all applicable Legal Requirements. During the continuance of an Event of Default, Borrower shall cause Mortgage Borrower to, if permitted by the applicable Legal Requirements, cause all such security deposits (and any interest thereon) to be transferred to the Cash Management Account to be held by Cash Management Bank in a separate Eligible Account subject to the terms of the Leases. Any bond or other instrument which Mortgage Borrower or Operating Lessee is permitted to hold in lieu of cash security deposits under the applicable Legal Requirements (i) shall be maintained in full force and effect in the full amount of such deposits unless replaced by cash deposits as described above or applied in accordance with the terms of the Lease, (ii) shall be issued by an institution reasonably satisfactory to Lender, (iii) shall, if permitted by the applicable Legal Requirements, name Lender as payee or mortgagee thereunder (or, at Lender’s option, be fully assignable to Lender), and (iv) shall in all respects comply with the applicable Legal Requirements and otherwise be satisfactory to Lender. Borrower or Op Co Pledgor shall, upon request, provide Lender with evidence satisfactory to Lender of its compliance with the foregoing.

4.1.10 Alterations. Lender’s prior approval shall be required in connection with any alterations to the Property (a) (i) that could reasonably be expected to have a Material Adverse Effect, (ii) the cost of which (including any related alteration, improvement or replacement) is reasonably anticipated to exceed the Alteration Threshold, or (iii) that could materially adversely affect any structural component of any Improvements, any utility or HVAC system at the Property or the exterior of any building constituting a part of any Improvements, or (b) any alterations to the Property during the continuation of any Event of Default, which approval, in each case under clause (a) or (b), may be granted or withheld in Lender’s sole discretion, unless such alterations constitute required PIP Work, in which case the same shall be subject to Lender’s approval in Lender’s reasonable discretion. Any alteration to the Property shall be done and completed by Borrower or Mortgage Borrower in an expeditious and diligent fashion and in compliance with all applicable Legal Requirements. If the total unpaid amounts incurred and to be incurred with respect to such alterations to the Property shall at any time exceed the Alteration Threshold, Borrower shall at Lender’s request, promptly deliver (or cause Mortgage Borrower to promptly deliver) to Lender as security for the payment of such amounts and as additional security for Borrower’s obligations under the Loan Documents any of the following: (A) cash, (B) Letters of Credit, (C) U.S. Obligations or (D) other securities constituting Permitted Investments, provided that Lender shall have received a Rating Agency Confirmation as to the form and issuer of same. Such security shall be in an amount equal to the excess of the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements (other than such amounts to be paid or reimbursed by Tenants under the Leases; provided that the applicable Leases shall be in full force and effect, and other than such amounts allocable to PIP Work with respect to which sufficient funds are held in the PIP Account) over the Alteration Threshold, and, at Lender’s option, Lender shall have the right to apply such security from time to time to pay for such alterations. Upon substantial completion of any alteration to the Property requiring Lender’s consent hereunder, Borrower shall provide (or cause Mortgage Borrower to provide) evidence satisfactory to Lender that (1) such alteration was constructed in accordance with all applicable Legal Requirements, (2) all contractors, subcontractors, materialmen and professionals who provided work, materials or services in connection with such alteration have been paid in full and have delivered unconditional releases of liens (except to the extent the same are being contested in accordance with the terms of this Agreement), and (3) all material licenses and permits necessary for the use, operation and occupancy of the Improvements (other than those which depend on the performance of Tenant improvement work to be performed by Tenant) have been issued, provided that, if any such license or permit is temporary in nature, Borrower shall diligently pursue (or cause Mortgage Borrower to diligently pursue) procuring a permanent license or permit from the applicable Governmental Authority. Borrower shall not be required to deliver to Lender the security described in this Section if Mortgage Borrower has delivered to Mortgage Lender security under the comparable section of the Mortgage Loan Agreement.

4.1.11 Net Liquidation Proceeds After Debt Service. Each of Borrower and Op Co Pledgor shall cooperate with Lender in obtaining for Lender, in accordance with the relevant provisions of this Agreement, the benefits of any Net Liquidation Proceeds After Debt Service, and Lender shall be reimbursed for any reasonable out-of-pocket expenses incurred in connection therewith (including reasonable attorneys’ fees and disbursements and the reasonable expense of any appraisal obtained by Lender in case of a Liquidation Event that is a Casualty or Condemnation).

4.1.12 Material Agreements. Borrower and Op Co Pledgor shall and shall cause Mortgage Borrower and Operating Lessee to (a) promptly perform and/or observe, in all material respects, the covenants, agreements and conditions required to be performed and observed by it under each Material Agreement and Operating Agreement to which it is a party, and do all things necessary to preserve and to keep unimpaired its material rights thereunder, (b) promptly notify Lender in writing of the giving of any notice of any material default by any party under any Material Agreement and Operating Agreement of which it is aware, and (c) enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed by any other party under each Material Agreement and Operating Agreement to which it is a party in a commercially reasonable manner.

4.1.13 Performance by Borrower. Borrower and Op Co Pledgor shall, in a timely manner, observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by it, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by it without the prior consent of Lender.

4.1.14 Costs of Enforcement/Remedying Defaults. In the event (a) that Lender exercises any or all of its rights or remedies under the Pledge Agreement or any other Loan Documents as and when permitted thereby, (b) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower, Mortgage Borrower, Op Co Pledgor, Operating Lessee, or Guarantor or an assignment by Borrower, Mortgage Borrower, Op Co Pledgor, Operating Lessee, or Guarantor for the benefit of its creditors, or (c) that Lender shall remedy or attempt to remedy any Event of Default, Borrower shall be chargeable with and agrees to pay all reasonable out-of-pocket costs and expenses incurred by Lender as a result thereof, including costs of collection and defense (including reasonable attorneys’, experts’, consultants’ and witnesses’ fees and disbursements) in connection therewith and in connection with any appellate proceeding or post-judgment action, which shall be due and payable within ten (10) Business Days of written demand. All such indebtedness shall be secured by the Pledge Agreement.

4.1.15 Business and Operations. Borrower and Op Co Pledgor will continue to engage in the businesses currently conducted by it as and to the extent the same are necessary for the ownership of the Collateral. Borrower and Op Co Pledgor will cause Mortgage Borrower and Operating Lessee, as applicable, to continue to engage in the businesses presently conducted by it as and to the extent the same are necessary for the ownership, management and operation of the Property. Borrower and Op Co Pledgor will cause Mortgage Borrower and Operating Lessee to qualify to do business and will remain in good standing under the laws of each jurisdiction as and to the extent the same are required for the ownership, management and operation of the Property. Borrower and Op Co Pledgor will cause Mortgage Borrower and Operating Lessee to cause each Individual Property to be maintained at all times as a hotel.

4.1.16 Intentionally Omitted.

4.1.17 Intentionally Omitted.

4.1.18 Handicapped Access.

(a) Borrower covenants and agrees that the Property shall at all times comply to the extent applicable with the requirements of the Americans with Disabilities Act of 1990, the Fair Housing Amendments Act of 1988, all federal, state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant thereto including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities (collectively, the “Access Laws”).

(b) Each of Borrower and Op Co Pledgor covenants and agrees to give prompt notice to Lender of the receipt by it or by Mortgage Borrower or Operating Lessee of any notice of material violation of any Access Laws and of the commencement of any proceedings or investigations which relate to compliance with any Access Laws with respect to the Property.

4.1.19 Additional Reports. Each of Borrower and Op Co Pledgor shall deliver to Lender as soon as reasonably available, but in no event later than thirty (30) days after such items become available to it in final form, copies of any final engineering, environmental or seismic reports prepared for Borrower, Mortgage Borrower, Op Co Pledgor, or Operating Lessee with respect to the Property.

4.1.20 Notice of Certain Events. Borrower and Op Co Pledgor shall promptly notify Lender when it obtains Actual Knowledge of (a) any Default or Event of Default, together with a detailed statement of the steps being taken to cure such Default or Event of Default; (b) any notice of default received by it under any material agreement, document or instrument to which it is a party or to which it, Mortgage Borrower, Operating Lessee, the Collateral, or the Property is subject; (c) any notice of default received by it, Mortgage Borrower, or Operating Lessee under any other obligations relating to the Collateral or the Property or otherwise material to its or Mortgage Borrower’s or Operating Lessee’s business; and (d) any pending or threatened (in writing) legal, judicial, administrative or regulatory proceedings, including any disputes between it and any Governmental Authority, affecting it, Mortgage Borrower, or Operating Lessee or the Collateral or the Property.

4.1.21 Further Assurances; Power of Attorney. Borrower irrevocably appoints Lender as its true and lawful attorney-in-fact, exercisable from and after the occurrence and continuance of an Event of Default, to do, in its name or otherwise, any and all acts and to execute any and all documents that are necessary for the purpose of exercising and perfecting any and all rights and remedies available to Lender under the Loan Documents, at law and in equity, including, without limitation, such rights and remedies available to Lender pursuant to Section 10.2, Section 10.3, and Section 10.4 (and the above powers granted to Lender are coupled with an interest and shall be irrevocable).

4.1.22 Taxes on Security. Borrower shall pay all taxes, charges, filing, registration and recording fees, excises and levies payable with respect to the Note or the Liens created or secured by the Loan Documents, other than income, franchise and doing business taxes imposed on Lender. If there shall be enacted any law (a) deducting the Loan from the value of the Collateral for the purpose of taxation or (b) affecting any Lien on the Collateral, Borrower shall promptly pay to Lender, on demand, all taxes, costs and charges for which Lender is or may be liable as a result thereof; provided, however, that if such payment would be prohibited by law or would render the Loan usurious, then instead of collecting such payment, Lender may declare all amounts owing under the Loan Documents to be immediately due and payable.

4.1.23 Intentionally Omitted.

4.1.24 Intentionally Omitted.

4.1.25 Patriot Act Compliance. Borrower will use its good faith and commercially reasonable efforts to comply with the Patriot Act and all applicable requirements of Governmental Authorities relating to terrorism and money laundering. Lender shall have the right to audit Borrower’s compliance with the Patriot Act and all applicable requirements of Governmental Authorities relating to terrorism and money laundering. In the event that Borrower fails to comply with the Patriot Act or any such requirements of Governmental Authorities, Lender may, at its option, cause Borrower to comply therewith, to the extent such non-compliance can be remedied. All reasonable out-of-pocket costs and expenses incurred by Lender in connection therewith shall be paid by Borrower to Lender, upon within ten (10) Business Days demand. All such indebtedness shall be secured by the Pledge Agreement.

4.1.26 Operating Lease.

(a) Each of Borrower and Op Co Pledgor shall cause each of Mortgage Borrower and Operating Lessee, respectively, to (i) promptly perform and observe all of the material covenants required to be performed and observed by it under the applicable Operating Lease in accordance with the terms thereof and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of any material default under any Operating Lease of which it is aware; (iii) promptly deliver to Lender a copy of any notice of default or other material notice under any Operating Lease delivered to Operating Lessee by Mortgage Borrower or to Mortgage Borrower by Operating Lessee; (iv) promptly give notice to Lender of any notice or information that Mortgage Borrower receives which indicates that Operating Lessee is terminating any Operating Lease or that Operating Lessee is otherwise discontinuing its operation of the Property; and (v) promptly enforce in a commercially reasonable manner the performance and observance of all of the material covenants required to be performed and observed by Operating Lessee or Mortgage Borrower, as applicable, under the applicable Operating Lease.

(b) Subject to the rights of Mortgage Lender under the Mortgage Loan Documents, each of Borrower and Op Co Pledgor hereby assigns to Lender, as further security for the payment and performance of the Debt and observance of the terms, covenants and conditions of this Agreement and the other Loan Documents, all of the rights, privileges and prerogatives of Borrower to cause Mortgage Borrower, as landlord and Op Co Pledgor to cause Operating Lessee, as tenant, as applicable, under each Operating Lease to surrender the leasehold estates created by such Operating Lease or to terminate, cancel, modify, change, supplement, alter or amend such Operating Lease in any material respect subject only to the rights granted to Borrower and Op Co Pledgor herein and in the other Loan Documents. Each of Borrower and Operating Lessee agrees not to permit Mortgage Borrower or Operating Lessee to surrender the leasehold estates created by such Operating Lease or to terminate, cancel, modify, change, supplement, alter or amend such Operating Lease, and, any such surrender, termination, cancellation, modification, change, supplement, alteration or amendment not permitted pursuant to the foregoing terms of this Section 4.1.26 shall be void and of no force or effect.

(c) Subject to the rights of Mortgage Lender under the Mortgage Loan Documents, if during the continuance of an Event of Default, Operating Lessee shall default in the performance or observance of any term, covenant or condition of any Operating Lease to be performed or observed by Operating Lessee as tenant thereunder, if such default is not remedied within the lesser of (i) ten (10) Business Days of receipt of notice by Borrower from Lender and (ii) such period of time as, should Operating Lessee fail to remedy such default after receipt of notice thereof, shall give Lender a reasonable period of time to cure such default, then, without limiting the generality of the other provisions of this Section 4.1.26, and without waiving or releasing Op Co Pledgor from any of its obligations under this Agreement and the other Loan Documents, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all of the terms, covenants and conditions of each Operating Lease on the part of Operating Lessee, as tenant thereunder, to be performed or observed or to be promptly performed or observed on behalf of Operating Lessee, to the end that the rights of Operating Lessee in, to and under such Operating Lease shall be kept unimpaired and free from default. If Lender shall make any payment or perform any act or take action in accordance with the preceding sentence, Lender will notify Operating Lessee thereof. In any such event, subject to the rights of tenants, subtenants and other occupants under the Leases, Lender and any Person designated by Lender shall have, and are hereby granted, the right to enter upon the Properties at any time and from time to time for the purpose of taking any such action. If Borrower shall deliver to Lender a copy of any notice of default sent by Mortgage Borrower to Operating Lessee, as tenant under any Operating Lease, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender, in good faith, in reliance thereon. Any sums expended by Lender pursuant to this paragraph shall bear interest at the Default Rate from the date such cost is incurred to the date of payment to Lender, shall be deemed to constitute a portion of the Debt, shall be secured by the lien of the Pledge Agreement and the other Loan Documents and shall be immediately due and payable upon demand by Lender therefor.

(d) Subject to the rights of Mortgage Lender under the Mortgage Loan Documents, if, during the continuance of an Event of Default, Mortgage Borrower shall default in the performance or observance of any term, covenant or condition of any Operating Lease to be performed or observed by Mortgage Borrower, as landlord thereunder, if such default is not remedied within the lesser of (i) ten (10) Business Days of receipt of notice by Borrower from Lender and (ii) such period of time as, should Mortgage Borrower fail to remedy such default after receipt of notice thereof, shall give Lender a reasonable period of time to cure such default, then, without limiting the generality of the other provisions of this Section 4.1.26, and without waiving or releasing Borrower from any of its obligations under this Agreement and the other Loan Documents, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all of the terms, covenants and conditions of such Operating Lease on the part of Mortgage Borrower, as landlord thereunder, to be performed or observed or to be promptly performed or observed on behalf of Mortgage Borrower, to the end that the rights of Mortgage Borrower in, to and under such Operating Lease shall be kept unimpaired and free from default. If Lender shall make any payment or perform any act or take action in accordance with the preceding sentence, Lender will notify Borrower thereof. In any such event, subject to the rights of tenants, subtenants and other occupants under the Leases, Lender and any Person designated by Lender shall have, and are hereby granted, the right to enter upon the Property at any time and from time to time for the purpose of taking any such action. If Operating Lessee shall deliver to Lender a copy of any notice of default sent by Operating Lessee to Mortgage Borrower, as landlord under any Operating Lease, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender, in good faith, in reliance thereon. Any sums expended by Lender pursuant to this paragraph shall bear interest at the Default Rate from the date such cost is incurred to the date of payment to Lender, shall be deemed to constitute a portion of the Debt, shall be secured by the lien of the Pledge Agreement and the other Loan Documents and shall be immediately due and payable upon demand by Lender therefor.

(e) In the event of the bankruptcy, reorganization or insolvency of Mortgage Borrower or Operating Lessee, any attempt by Mortgage Borrower or Operating Lessee to surrender its leasehold estate, or any portion thereof, under any Operating Lease, or any attempt under such circumstances by Mortgage Borrower or Operating Lessee to terminate, cancel or acquiesce in the rejection of any Operating Lease without the consent of Lender shall be null and void. Borrower and Op Co Pledgor each hereby expressly releases, assigns, relinquishes and surrenders unto Lender (subject to the rights of Mortgage Lender under the Mortgage Loan Documents) all of its right, power and authority (on behalf of Mortgage Borrower and Operating Lessee, respectively) to terminate, cancel, acquiesce in the rejection of, modify, change, supplement, alter or amend each Operating Lease in any material respect, either orally or in writing, in the event of the bankruptcy, reorganization or insolvency of Mortgage Borrower or Operating Lessee, and any attempt on the part of Mortgage Borrower or Operating Lessee to exercise any such right without the consent of Lender shall be null and void. Subject to the rights of Mortgage Lender under the Mortgage Loan Documents, each of Borrower and Op Co Pledgor (on behalf of Mortgage Borrower and Op Co Pledgor, respectively) hereby irrevocably appoints Lender as its true and lawful attorney-in-fact which power of attorney shall be coupled with an interest, for the purpose of exercising its rights pursuant to Section 365(h) of the U.S. Bankruptcy Code or any successor to such Section (i) to obtain for the benefit of Mortgage Borrower or Operating Lessee or Lender a right to possession or statutory term of years derived from or incident to such Operating Lease, or (ii) to treat such Operating Lease as terminated.

(f) Notwithstanding the rejection of the Operating Lease by Mortgage Borrower, as debtor in possession, or by a trustee for Mortgage Borrower, pursuant to Section 365 of the U.S. Bankruptcy Code, neither the Lien of the Pledge Agreement nor Lender’s rights with respect to any Operating Lease shall be affected or impaired by reason thereof. In the event that Operating Lessee shall remain in possession of any Property following a rejection of any Operating Lease by Mortgage Borrower, as debtor in possession, or by a trustee for Mortgage Borrower, Op Co Pledgor agrees that it shall not permit Operating Lessee exercise any right of offset against the rent payable under such Operating Lease, pursuant to Section 365(h)(2) of the U.S. Bankruptcy Code, without the prior consent of Lender thereto.

(g) Subject to the rights of Mortgage Lender under the Mortgage Loan Documents, Lender shall have the right, but shall be under no obligation, to cause Borrower or Op Co Pledgor, on behalf of Mortgage Borrower or Operating Lessee any renewal or extension options under each Operating Lease if Mortgage Borrower and/or Operating Lessee shall fail to exercise any such options. Subject to the rights of Mortgage Lender under the Mortgage Loan Documents, Op Co Pledgor Operating Lessee hereby absolutely and unconditionally assigns and grants to Lender Op Co Pledgor’s irrevocable power of attorney, coupled with an interest, to cause Operating Lessee to exercise any renewal or extension options under each Operating Lease on behalf of and in the name of Op Co Pledgor following Operating Lessee’s failure to do so, and during the continuance of an Event of Default, to cause Operating Lessee take at any time any or all other actions on behalf of Op Co Pledgor required for the preservation of each Operating Lease. Subject to the rights of Mortgage Lender under the Mortgage Loan Documents, Borrower hereby absolutely and unconditionally assigns and grants to Lender Borrower’s irrevocable power of attorney, coupled with an interest, to cause Mortgage Borrower to exercise any renewal or extension options under each Operating Lease on behalf of and in the name of Borrower following Mortgage Borrower’s failure to do so, and to cause Mortgage Borrower to take at any time following the occurrence and during the continuance of an Event of Default any or all other actions on behalf of Borrower required for the preservation of each Operating Lease.

(h) In connection with any Securitization or other sale, assignment, transfer or participation of all or any portion of the Loan, Op Co Pledgor and Borrower shall within fifteen (15) days after request by Lender, execute, acknowledge and deliver a statement certifying the items listed in subsections (a)-(h) of this Section 4.1.26, with such exceptions as shall be necessary to cause such statement to be factually correct in all material respects.

4.1.27 Liquor License.

(a) In connection with the transfer of the Collateral by foreclosure, conveyance in lieu of foreclosure or by any other similar method in connection with Lender’s exercise of remedies in accordance with the terms of the Loan Documents, to the extent permissible under applicable Legal Requirements, Borrower and Op Co Pledgor shall cooperate (and shall cause Mortgage Borrower and Operating Lessee to cooperate) with Lender (or its designee) as Lender determines is necessary or appropriate to transfer and assign all liquor licenses to Lender (or its designee) or obtaining replacement liquor licenses with respect to Property.

(b) Without limiting the foregoing, following the transfer of the Collateral by foreclosure, conveyance in lieu of foreclosure or by any other similar method in connection with Lender’s exercise of remedies in accordance with the terms of the Loan Documents, Lender shall have the right to cause the applicable authority to cancel all liquor licenses with respect to the Property and issued in the name of Mortgage Borrower, Operating Lessee or Manager (or any predecessor, successor or Affiliate thereof) at any time and cause such liquor licenses to be transferred and reissued in the name of Lender or any designee of Lender which meets the qualifications set forth by the applicable authority. Following the transfer of the Collateral by foreclosure, conveyance in lieu of foreclosure or by any other similar method in connection with Lender’s exercise of remedies, upon request by Lender, to the extent permissible under applicable Legal Requirements, Borrower and Op Co Pledgor shall cause Borrower or Operating Lessee shall (and/or shall cause Manager to) execute and deliver to Lender and the applicable authority such notices, transfer requests, a request to surrender or cancel such liquor licenses or such forms as may be required by the applicable authority and all other documents and instruments as may be required to transfer the liquor licenses to Lender or its designee or to enable Lender or its designee to obtain a replacement liquor license with respect to the Property.

4.1.28 Required Repairs. Borrower and Op Co Pledgor shall cause Mortgage Borrower or Operating Lessee to perform the repairs at the Property as more particularly set forth on Schedule VI hereto (such repairs, collectively, the “Required Repairs”). It shall be an Event of Default if Mortgage Borrower or Operating Lessee does not complete the Required Repairs within one (1) year from the date hereof, provided, that if Mortgage Borrower and/or Operating Lessee shall have been unable to complete a Required Repair by the required deadline, after using commercially reasonable efforts to do so, as a result of Force Majeure or a Casualty or Condemnation at such Individual Property, the required deadline shall be automatically extended solely as to such Required Repair to permit Mortgage Borrower and/or Operating Lessee to complete such Required Repair so long as Mortgage Borrower and/or Operating Lessee is at all times thereafter diligently and expeditiously proceeding to complete the same (provided that such additional period shall not exceed ninety (90) days in respect of any Required Repair).

4.1.29 Building Violations. Borrower shall cause Mortgage Borrower to use reasonable efforts in a manner consistent with the practices of prudent property owners in New York City to cause all existing building code violations with respect to the Property to be discharged of record, in each case, within a reasonable period of time following the date hereof.

4.1.30 Special Distributions. On each date on which amounts are required to be disbursed to the Mezzanine Deposit Account pursuant to the terms of the Mortgage Loan Documents or are required to be paid to Lender pursuant to the terms of any of the Loan Documents, Borrower shall exercise its rights under the Mortgage Borrower Company Agreement to cause Mortgage Borrower to make to Borrower a distribution in an aggregate amount required to be so disbursed to the Mezzanine Deposit Account or so paid to Lender on such date.

4.1.31 Reserve Funds. Borrower shall cause Mortgage Borrower to deposit and maintain each of the Reserve Funds as defined in and more particularly set forth in Article VI of the Mortgage Loan Agreement and to perform and comply with all the terms and provisions relating thereto.

4.1.32 Notices. Borrower and Op Co Pledgor shall give notice, or cause notice to be given to Lender, promptly upon the occurrence of:

(a) any Mortgage Loan Event of Default of which it has knowledge; and

(b) any event of default under any Contractual Obligation of Borrower or Op Co Pledgor, or, to the knowledge of Borrower, Mortgage Borrower, Operating Lessee, or Guarantor that would reasonably be likely to have a Material Adverse Effect.

4.1.33 Mortgage Borrower Covenants. Borrower and Op Co Pledgor shall cause Mortgage Borrower and Operating Lessee to comply with all obligations with which each of Mortgage Borrower and Operating Lessee has covenanted to comply with and not to breach any covenants and agreements under the Mortgage Loan Agreement and all other Mortgage Loan Documents (including, without limitation, those certain affirmative and negative covenants set forth in Article IV of the Mortgage Loan Agreement) whether the related Mortgage Loan Document has been repaid or otherwise terminated, unless otherwise consented to in writing by Lender.

4.1.34 Curing. To the extent permitted by the Mortgage Loan Documents and the Intercreditor Agreement, Lender shall have the right, but shall not have the obligation, to exercise Borrower’s and/or Op Co Pledgor’s rights, if any, as the sole member of Mortgage Borrower or Operating Lessee, as applicable, under the Mortgage Borrower Company Agreement and/or the Operating Lessee Company Agreement, to cause Mortgage Borrower and/or Operating Lessee (a) to cure a Mortgage Loan Event of Default and (b) to satisfy any Liens against the Property (subject to Mortgage Borrower’s and Operating Lessee’s right to contest the liens in accordance with the Mortgage Loan Agreement), provided, however, nothing herein is intended to constitute a guaranty of Mortgage Borrower’s or Operating Lessee’s payment or performance under the Mortgage Loan Documents. Borrower shall reimburse Lender within two (2) Business Days after demand for any and all reasonable, actual costs incurred by Lender in connection with the foregoing.

4.1.35 Refinancing. Borrower shall not consent to or permit a refinancing of the Mortgage Loan unless it obtains the prior consent of Lender or unless the Loan is simultaneously being refinanced or repaid in accordance with the terms hereof.

4.1.36 Mortgage Borrower’s Title Insurance Policy. Borrower covenants, subject to the Mortgage Lender’s rights under the Mortgage Loan, to remit (or cause the Mortgage Borrower to remit) to Lender all Net Liquidation Proceeds After Debt Service on account of title insurance proceeds paid by the title insurance company under the Mortgage Borrower’s owner’s policy of title insurance, provided, in no event shall the sums paid to Lender exceed the amount of the Debt.

4.1.37 Acquisition of the Mortgage Loan.

(a) None of Borrower, Mortgage Borrower, Op Co Pledgor, Operating Lessee, Guarantor or any Affiliate of any of the foregoing, shall acquire or agree to acquire any interest in the Mortgage Loan, or any portion thereof or any interest therein, or any direct or indirect ownership interest in the holder of the Mortgage Loan (other than the acquisition of stock or other direct or indirect interests in Mortgage Lender in the event Mortgage Lender is listed on the New York Stock Exchange or another nationally recognized stock exchange or is otherwise publicly traded), via purchase, transfer, exchange or otherwise, and any breach or attempted breach of this provision shall constitute an immediate Event of Default hereunder. If, solely by operation of applicable subrogation law, Borrower or Op Co Pledgor shall have failed to comply with the foregoing, then Borrower and/or Op Co Pledgor: (i) shall immediately notify Lender of such failure; (ii) shall cause, to the extent any of such prohibited parties has or have the power or authority to do so, any and all such prohibited parties acquiring any interest in the Mortgage Loan Documents: (A) not to enforce the Mortgage Loan Documents; and (B) upon the request of Lender, to the extent any of such prohibited parties has or have the power or authority to do so, to promptly: (1) cancel any of the Mortgage Loan Documents, (2) reconvey and release the Lien securing the Mortgage Loan and any other collateral under the Mortgage Loan Documents, and (3) discontinue and terminate any enforcement proceeding(s) under the Mortgage Loan Documents. This provisions shall not apply to the purchase of any Securities issued in connection with a Securitization of the Mortgage Loan.

(b) Lender shall have the right at any time to acquire all or any portion of the Mortgage Loan or any interest in any holder of, or participant in, the Mortgage Loan without notice or consent of Borrower, Mortgage Borrower, Op Co Pledgor, Operating Lessee, Guarantor or any Affiliate of any of the foregoing, in which event such Lender shall have and may exercise all rights of a Mortgage Lender thereunder (to the extent of its interest), including the right (i) to declare that the Mortgage Loan is in default and (ii) to accelerate the Mortgage Loan indebtedness, in accordance with the terms thereof and (iii) to pursue all remedies against any obligor under the Mortgage Loan Documents. In addition, Borrower hereby expressly agrees that any claims, counterclaims, defenses, offsets, deductions or reductions of any kind which Mortgage Borrower, Operating Lessee, or any other Person may have against Mortgage Lender relating to or arising out of the Mortgage Loan shall be the personal obligation of Mortgage Lender (to the extent such claims arise from events occurring prior to the date that Lender acquires Mortgage Lender’s interest in the Mortgage Loan), and in no event shall Mortgage Borrower or Operating Lessee be entitled to bring, pursue or raise any such claims, counterclaims, defenses, offsets, deductions or reductions against Lender or any Affiliate of Lender (other than with respect to Mortgage Lender, to the extent expressly permitted under the Mortgage Loan Documents) or any other Person as the successor holder of the Mortgage Loan or any interest therein, provided that Mortgage Borrower may seek specific performance of its contractual rights under the Mortgage Loan Documents.

4.1.38 Mortgage Loan Defaults.

(a) Without limiting the generality of the other provisions of this Agreement, and without waiving or releasing Borrower or Op Co Pledgor from any of its obligations hereunder, if there shall occur and continue any Mortgage Loan Event of Default, Borrower and Op Co Pledgor each hereby expressly agrees that Lender shall have the immediate right, without prior notice to Borrower or Op Co Pledgor, to the extent permitted by the Mortgage Loan Documents and the Intercreditor Agreement, but shall be under no obligation: (i) to pay all or any part of the Mortgage Loan and any other sums that are then due and payable, and to perform any act or take any action on behalf of Borrower, or Op Co Pledgor, Mortgage Borrower, or Operating Lessee as may be appropriate, to cause all of the terms, covenants and conditions of the Mortgage Loan Documents on the part of Mortgage Borrower and/or Operating Lessee to be performed or observed thereunder to be promptly performed or observed; and (ii) to pay any other amounts and take any other action as Lender, in its sole and absolute discretion, shall deem advisable to protect or preserve the rights and interests of Lender in the Loan and/or the Collateral. All sums so paid and the actual costs and expenses incurred by Lender in exercising rights under this Section 4.1.38 (including reasonable attorneys’ fees) (A) shall be payable upon demand by Borrower, (B) shall bear interest at the Default Rate for the period from the date that such costs or expenses were incurred to the date of payment to Lender, (C) shall constitute a portion of the Debt, and (D) shall be secured by the Pledge Agreement.

(b) Borrower hereby indemnifies Lender from and against all liabilities, obligations, actual losses, actual damages, penalties, assessments, actions, or causes of action, judgments, suits, claims, demands, out-of-pocket costs and expenses (including reasonable out-of-pocket attorneys’ and other professional fees, whether or not suit is brought, and settlement costs, but excluding punitive, special and consequential damages) and disbursements of any kind or nature whatsoever which are imposed on, incurred by or asserted against Lender as a result of any action taken under this Section 4.1.38, except for Lender’s gross negligence or willful misconduct as finally judicially determined by a court of competent jurisdiction. Lender shall have no obligation to Borrower, Mortgage Borrower, Op Co Pledgor, Operating Lessee, or any other party to make any such payment or performance. Neither Borrower nor Op Co Pledgor shall impede, interfere with, hinder or delay, and shall not permit Mortgage Borrower or Operating Lessee to impede, interfere with, hinder or delay, any effort or action on the part of Lender to cure any Mortgage Loan Event of Default or asserted Mortgage Loan Event of Default, or to otherwise protect or preserve Lender’s interests in the Loan and the Collateral following a Mortgage Loan Event of Default or asserted Mortgage Loan Event of Default.

(c) If Lender shall receive a copy of any notice of a (i) “Default” under (and as defined in) the Mortgage Loan Documents or (ii) Mortgage Loan Event of Default, in either case, sent by Mortgage Lender to Mortgage Borrower or Operating Lessee, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender, in good faith, in reliance thereon. As a material inducement to Lender’s making the Loan, each of Borrower and Op Co Pledgor hereby absolutely and unconditionally releases and waives all claims against Lender arising out of Lender’s exercise of its rights and remedies provided in this Section 4.1.38, except for Lender’s gross negligence or willful misconduct as finally judicially determined by a court of competent jurisdiction. In the event that Lender makes any payment in respect of the Mortgage Loan, subject to the Mortgage Loan Documents and the Intercreditor Agreement, Lender shall be subrogated to all of the rights of Mortgage Lender under the Mortgage Loan Documents against the Property, in addition to all other rights it may have under the Loan Documents.

Section 4.2 Borrower Negative Covenants.

Borrower and Op Co Pledgor each covenants and agrees with Lender that:

4.2.1 Liens. Neither Borrower nor Op Co Pledgor shall (and neither shall permit Mortgage Borrower or Operating Lessee to) create, incur, assume or suffer to exist any Lien on any direct or indirect interest in Borrower, Op Co Pledgor, Mortgage Borrower, or Operating Lessee or on any portion of the Property or the Collateral except for the Liens created by the Loan Documents and Permitted Encumbrances and except as expressly permitted under Section 8.1(a) hereof. Notwithstanding the foregoing, after prior notice to Lender, Borrower or Op Co Pledgor, at its sole cost and expense, may cause or permit Mortgage Borrower or

Operating Lessee to contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, any mechanics’, materialman’s or contractors’ Lien and the amount or validity or application in whole or in part of any amounts due to such mechanics, materialmen or contractors, provided that (a) no Event of Default has occurred is continuing, (b) intentionally omitted, (c) such proceeding shall be conducted in accordance with all applicable Legal Requirements, (d) neither the Property, the Collateral, nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost, (e) Borrower or Op Co Pledgor shall have (or shall have caused Mortgage Borrower or Operating Lessee to have) (i) deposited with Lender adequate reserves for the payment of such amounts (not to exceed 125% of the amount in dispute plus any estimated interest that may accrue on the claim subject to such Lien during such contest) together with all interest and penalties, if any, thereon), unless Borrower, Op Co Pledgor, Mortgage Borrower, or Operating Lessee has paid all of such amounts under protest, or (ii) fully bonded the Lien with a surety company reasonably acceptable to Lender to the reasonable satisfaction of Lender such that the Lien is discharged of record, (f) intentionally omitted, (g) such proceeding shall suspend the enforcement of any such mechanics’, materialman’s or contractors’ Lien against Borrower, Op Co Pledgor, Mortgage Borrower, Operating Lessee, the Collateral, and the Property, (h) such contest is not in violation of the Leases, and (i) Borrower or Op Co Pledgor shall (or shall cause Mortgage Borrower or Operating Lessee to) promptly upon final non-appealable determination thereof pay any amounts due, together will all costs, interest and penalties, if any, which may be payable in connection therewith. Lender may apply such security or part thereof held by Lender at any time when, in the reasonable judgment of Lender, the Property or the Collateral (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, canceled or lost, or there shall be an imminent danger of the Lien of the Security Instrument or the Pledge Agreement being primed by any related Lien.

4.2.2 Intentionally Omitted.

4.2.3 Change in Business. Neither Borrower nor Op Co Pledgor shall make any material change in the scope or nature of its business objectives, purposes or operations and neither shall cause or permit Mortgage Borrower or Operating Lessee, as applicable, to make any material change in the scope or nature of either of their respective business objectives, purposes or operations.

4.2.4 Debt Cancellation. Neither Borrower nor Op Co Pledgor shall cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to Borrower or Operating Lessee by any Person, except for adequate consideration and in the ordinary course of Borrower’s or Operating Lessee’s business, as applicable. Neither Borrower nor Op Co Pledgor shall permit Mortgage Borrower or Operating Lessee, as applicable, to cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to Mortgage Borrower or Operating Lessee by any Person, except for adequate consideration and in the ordinary course of Mortgage Borrower’s or Operating Lessee’s business, as applicable.

4.2.5 Intentionally Omitted.

4.2.6 Zoning. Neither Borrower nor Op Co Pledgor shall, and neither shall permit Mortgage Borrower or Operating Lessee to, initiate or consent to any zoning reclassification of any portion of the Property it owns or leases or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender.

4.2.7 Intentionally Omitted.

4.2.8 No Joint Assessment. Neither Borrower nor Operating Lessee shall, and neither shall permit Mortgage Borrower or Operating Lessee to, suffer, permit or initiate the joint assessment of the Property it owns (a) with any other real property constituting a tax lot separate from such Property, and (b) with any portion of such Property which may be deemed to constitute personal property, or any other action or procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such real property portion of such Property.

4.2.9 Principal Place of Business. Borrower shall not change its principal place of business from the address set forth on the first page of this Agreement without first giving Lender thirty (30) days’ prior notice.

4.2.10 ERISA.

(a) Assuming that no source of funds used to make the Loan constitutes “plan assets” within the meaning of Section 3(42) of ERISA, neither Borrower nor Op Co Pledgor shall engage in any transaction which would cause any obligation, or any action taken or to be taken, hereunder or under the other Loan Documents (or the exercise by Lender of any of its rights under this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

(b) Borrower and Op Co Pledgor shall deliver to Lender such certifications or other evidence from time to time throughout the Term, as reasonably requested by, that (i) neither Borrower nor Op Co Pledgor is an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (ii) Borrower is not subject to any state statute regulating investments of, or fiduciary obligations with respect to, such governmental plans; and (iii) one (1) or more of the following circumstances is true:

(A) Equity interests in each of Borrower and Op Co Pledgor are publicly offered securities, within the meaning of 29 C.F.R. §2510.3-101(b)(2);

(B) Less than twenty-five percent (25%) of each outstanding class of equity interests in each of Borrower and Op Co Pledgor is held by “benefit plan investors” within the meaning of Section 3(42) of ERISA; or

(C) Each of Borrower and Op Co Pledgor qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R. §2510.3-101(c) or (e).

4.2.11 Material Agreements. Neither Borrower nor Op Co Pledgor shall, and neither shall permit Mortgage Borrower or Operating Lessee to, without Lender’s prior consent: (a) enter into, surrender or terminate any Material Agreement or Operating Agreement to which it is a party or to which it or the Property is subject (unless the other party thereto is in material default and the termination of such agreement would be commercially reasonable), (b) increase or consent to the increase of the amount of any charges under any Material Agreement or Operating Agreement to which it is a party or to which Borrower, Op Co Pledgor, Mortgage Borrower, Operating Lessee, the Collateral, or the Property is subject, except as provided therein or on an arm’s-length basis and commercially reasonable terms; or (c) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under any Material Agreement or Operating Agreement to which it is a party or to which Borrower, Op Co Pledgor, Mortgage Borrower, Operating Lessee, the Collateral, or the Property is subject in any material respect, except on an arm’s-length basis and commercially reasonable terms.

4.2.12 Change of Name, Identity or Structure. Neither Borrower nor Op Co Pledgor will cause or permit any change to be made to its name, identity (including its trade name or names) or corporate, partnership or other organizational structure without notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change (such notice to include a revised organizational chart showing such change) and, except as expressly set forth to the contrary in Section 8.2 hereof with respect to Permitted Transfers, without first obtaining the prior consent of Lender. Borrower and Op Co Pledgor shall execute and deliver to Lender, prior to or contemporaneously with the effective date of any such change, any financing statement or amendment to financing statement required by Lender to establish or maintain the validity, perfection and priority of the security interests granted by the Loan Documents. For avoidance of doubt, from time to time, the Sole Member of Borrower may make additional capital contributions to Borrower and the Sole Member of Op Co Pledgor may make additional capital contributions to Operating Lessee in each case without the prior consent of Lender.

4.2.13 Special Purpose. Without in any way limiting the provisions of this Article IV, neither Borrower nor Op Co Pledgor shall take or permit any action that would result in Borrower, Borrower’s Sole Member, Op Co Pledgor, or Op Co Pledgor’s Sole Member not being in compliance with the representations, warranties and covenants set forth in Section 3.1.24.

4.2.14 Prohibited Person. At all times throughout the Term, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (a) none of the funds or other assets of a Covered Party shall constitute property of, or shall be beneficially owned by any Prohibited Person, with the result that the investment in the Covered Party, would be prohibited by law, or the Loan made by Lender would be in violation of law, (b) no Prohibited Person shall have any direct equity interest in or Control any Covered Party, or have a material indirect equity interest in any Covered Party, the effect of which would be prohibited by law or the Loan would be in violation of law, and (c) none of the funds of any Covered Party, as applicable, shall be derived from any unlawful activity with the result that the Covered Party, as applicable, would be prohibited by law or the Loan would be in violation of law.

4.2.15 Intentionally Omitted.

4.2.16 Intentionally Omitted.

4.2.17 Hotel Trade Name. Subject to the terms of the Management Agreement, a Replacement Management Agreement or, if applicable, a Replacement Franchise Agreement entered into in accordance with Article VII hereof, Borrower shall not permit Mortgage Borrower to change the name or trade name under which the hotel at any Individual Property is operated without Lender’s prior consent.

4.2.18 Collective Bargaining Agreements. Borrower shall not permit Mortgage Borrower to, without obtaining the prior written consent of Lender, enter into any collective bargaining agreements or similar arrangements.

4.2.19 Operating Lease. Neither Borrower nor Op Co Pledgor shall, and neither shall permit Mortgage Borrower or Operating Lessee to, without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed: (i) surrender, terminate or cancel any Operating Lease or otherwise replace Operating Lessee or enter into any other operating lease with respect to any Individual Property or the Properties; provided, however, at the end of the term of any Operating Lease, Borrower may cause Mortgage Borrower to renew such Operating Lease or enter into a replacement Operating Lease with Operating Lessee on substantially the same terms as the expiring Operating Lease provided Lender shall have the right to approve any other material change thereto; (ii) reduce or consent to the reduction of the term of any Operating Lease; or (iii) enter into, amend, modify, waive any material provisions of, increase or reduce the rents under, or shorten the term of, any Operating Lease. Notwithstanding the foregoing provisions of this Section 4.2.19 or anything to the contrary contained in Section 4.1.26, Borrower and Op Co Pledgor shall have the right, without the consent of Lender, to cause Mortgage Borrower and Operating Lessee to amend the Operating Lease upon the release of a Release Property pursuant to the terms of this Agreement to terminate the Operating Lease with respect to such Release Property being released.

4.2.20 Joint Venture Agreements. None of Borrower, Op Co Pledgor, Mortgage Borrower, Operating Lessee, nor any Restricted Party shall, without Lender’s prior consent, amend Section 6.1 or Section 6.3 of the Amended and Restated Operating Agreement of Borrower’s Sole Member or Op Co Pledgor’s Sole Member, in each case in any material respect.

4.2.21 No Contractual Obligations. Other than the Loan Documents, the Organizational Documents of Borrower, the Organizational Documents of Mortgage Borrower, the Organizational Documents of Op Co Pledgor, and the Organizational Documents of Operating Lessee, as applicable, neither Borrower nor Op Co Pledgor nor any of their respective assets shall be subject to any Contractual Obligations, and neither Borrower nor Op Co Pledgor shall enter into any agreement, instrument or undertaking by which it or its assets are bound, except for such liabilities, not material in the aggregate, that are incidental to their respective activities as a member of Mortgage Borrower or Operating Lessee, as applicable.

4.2.22 Limitation on Securities Issuances. None of Borrower, Op Co Pledgor, Mortgage Borrower, or Operating Lessee shall issue any limited liability company interests, partnership interests, capital stock interests or other securities other than those that have been issued as of the date hereof. Notwithstanding the foregoing, nothing herein shall limit or prevent any member of Borrower, Op Co Pledgor, Mortgage Borrower, or Operating Lessee or any direct or indirect parent of any of the foregoing from making additional capital/equity contributions to Borrower, Op Co Pledgor, Mortgage Borrower, or Operating Lessee; provided, however, any additional equity interests in the Mortgage Borrower and Operating Lessee shall be subject to the Lien of the Pledge Agreement.

4.2.23 Limitations on Distributions.

(a) Any and all dividends, including capital dividends, stock or liquidating dividends, distributions of property, redemptions or other distributions made by Mortgage Borrower or Operating Lessee on or in respect of any interests in Mortgage Borrower or Operating Lessee, and any and all cash and other property received in payment of the principal of or in redemption of or in exchange for any such interests (collectively, the “Distributions”), shall become part of the Collateral in accordance with the Pledge Agreement.

(b) If any Distributions shall be received by Borrower or Op Co Pledgor or any Affiliate of Borrower or Op Co Pledgor after the occurrence and during the continuance of an Event of Default in violation of the terms and provisions of this Agreement and/or the terms and provisions of the Pledge Agreement, Borrower or Op Co Pledgor shall hold, or shall cause the same to be held, in trust for the benefit of Lender. Any Distributions in cash following the occurrence and during the continuance of an Event of Default shall be deposited in the Mezzanine Deposit Account. Any and all revenue derived from the Property paid directly by tenants, subtenants or occupants of the Property shall be held and applied in accordance with the terms and provisions of the Mortgage Loan Agreement.

4.2.24 Other Limitations. Prior to the payment and performance in full of the Debt, neither Borrower nor Op Co Pledgor nor any of their respective subsidiaries shall, without the prior written consent of Lender (which may be furnished or withheld at its sole and absolute discretion), give its consent or approval to any of the following actions or items:

(a) the distribution to the partners, members or shareholders of Mortgage Borrower or Operating Lessee of property other than cash; and

(b) except as required or permitted by the Mortgage Loan Documents, any determination to restore the Property after a Casualty or Condemnation.

V. INSURANCE, CASUALTY AND CONDEMNATION

Section 5.1 Insurance.

(a) Borrower shall cause Mortgage Borrower to (i) maintain at all times during the term of the Loan the Policies required under the Mortgage Loan Agreement, and (ii) otherwise satisfy all covenants related thereto as provided in the Mortgage Loan Agreement. Subject to applicable law and the prior rights of Mortgage Lender under the Mortgage Loan and to the extent not inconsistent with the terms of the Mortgage Loan Documents, Borrower shall cause Lender to (i) be named as certificate holder on all property policies and as an additional insured on all liability policies, (ii) be entitled to such notice and consent rights afforded Mortgage Lender under the applicable terms and conditions of the Mortgage Loan Agreement relating to the Policies as may be designated by Lender, and (iii) receive such protections and benefits afforded Mortgage Lender under the applicable terms and conditions of the Mortgage Loan Agreement relating to the Policies. Borrower shall not permit the Policies to be canceled without at least thirty (30) days’ prior notice to Lender. Borrower shall provide Lender with evidence of all such insurance required hereunder and with the other related notices required under the Mortgage Loan Documents, in each case, on or before the date on which Mortgage Borrower is required to provide the same to Mortgage Lender.

(b) If at any time Lender is not in receipt of written evidence that all insurance required hereunder and under the Mortgage Loan Documents is in full force and effect, Lender shall have the right, without notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Property and the Collateral, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate; provided however, that Lender shall not obtain insurance to the extent that such insurance is duplicative of insurance obtained by Mortgage Lender pursuant to the Mortgage Loan Documents. All costs and expenses (including any insurance premiums) incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand with interest at the Default Rate from the date such costs and expenses were incurred to and including the date the reimbursement payment is received by Lender. All such indebtedness shall be secured by the Pledge Agreement.

(c) For purposes of this Agreement, Lender shall have the same approval rights over the insurance referred to above (including, without limitation, the insurers, deductibles and coverages thereunder, as well as the right to require other reasonable insurance) as are provided in favor of the Mortgage Lender in the Mortgage Loan Agreement. All liability insurance provided for in the Mortgage Loan Agreement shall provide insurance with respect to the liabilities of both Mortgage Borrower and Borrower. The insurance policies delivered pursuant to the Mortgage Loan Agreement shall include endorsements of the type described in Section 5.1.1(e) thereof, but pursuant to which Lender shall have the same rights as the Mortgage Lender as referred to in such Section 5.1.1(e).

Section 5.2 Casualty and Condemnation.

5.2.1 Casualty. If the Property shall sustain a Casualty, Borrower shall (or shall cause Mortgage Borrower to) give prompt notice of such Casualty to Lender and shall cause Mortgage Borrower to promptly commence and diligently prosecute to completion the Restoration of the Property subject to and in accordance with Section 5.3 of the Mortgage Loan Agreement. Borrower shall cause Mortgage Borrower to pay all costs and expenses of such Restoration whether or not such costs and expenses are covered by insurance, provided that Borrower shall not be in violation of the foregoing obligation to the extent that Mortgage Lender is required to disburse Net Proceeds to Mortgage Borrower pursuant to the terms of the Mortgage Loan Agreement and fails to disburse such Net Proceeds to Borrower as and to the extent provided therein. Subject to the rights of Mortgage Lender under the Mortgage Loan

Documents, Lender may, but shall not be obligated to, make proof of loss if not made promptly by Mortgage Borrower. In addition, subject to the rights of Mortgage Lender under the Mortgage Loan Documents, in the event of a Casualty where the loss or the applicable Net Proceeds is equal to or greater than the Restoration Threshold or if an Event of Default has occurred and remains outstanding, Lender shall have the opportunity to participate, at Borrower’s cost and expense, in any such adjustments. Notwithstanding any Casualty, Borrower shall continue to pay the Debt at the time and in the manner provided for in this Agreement, the Note and the other Loan Documents.

5.2.2 Condemnation. Borrower shall (or shall cause Mortgage Borrower to) give Lender prompt notice of any actual or threatened Condemnation by any Governmental Authority of all or any part of the Property and shall (or shall cause Mortgage Borrower to) deliver to Lender a copy of any and all notices or papers served in connection with such Condemnation or related proceedings. Borrower may permit Mortgage Borrower to settle and compromise any Condemnation only with the prior consent of Lender (which consent shall not be unreasonably withheld or delayed) and Lender shall, subject to the rights of Mortgage Lender under the Mortgage Loan Documents, have the opportunity to participate, at Borrower’s cost and expense, in any applicable litigation or proceeding and settlement discussions in respect thereof and Borrower shall (or shall cause Mortgage Borrower to) from time to time deliver to Lender all instruments requested by Lender to permit such participation. Borrower shall (or shall cause Mortgage Borrower to), at its cost and expense, diligently prosecute any such litigations or proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such litigations or proceedings. Subject to the rights of Mortgage Lender under the Mortgage Loan Documents, Lender is hereby irrevocably appointed as Borrower’s attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any Award and to make any compromise or settlement in connection with any Condemnation. Notwithstanding any Condemnation, Borrower shall continue to pay the Debt at the time and in the manner provided for in this Agreement, the Note and the other Loan Documents. Lender shall not be limited to the interest paid on the Award by any Governmental Authority but shall be entitled to receive interest at the rate or rates provided herein or in the Note. If any portion of the Property is taken by any Governmental Authority, Borrower shall cause Mortgage Borrower to promptly commence and diligently prosecute to completion the Restoration of the Property and otherwise comply with the provisions of Section 5.3 of the Mortgage Loan Agreement, provided that Borrower shall not be in violation of the foregoing obligation to the extent that Mortgage Lender is required to disburse Net Proceeds to Mortgage Borrower pursuant to the terms of the Mortgage Loan Agreement and fails to disburse such Net Proceeds to Mortgage Borrower as and to the extent provided therein. Subject to the rights of the Mortgage Lender under the Mortgage Loan Documents, if the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award or a portion thereof sufficient to pay the Debt in full.

5.2.3 Lender Rights. Lender shall have the same rights that Mortgage Lender has with respect to approving settlements relating to each Casualty and Condemnation and as to whether the related proceeds may be used for restoration, and neither Borrower nor Op Co Pledgor shall permit Mortgage Borrower or Operating Lessee to waive, modify, amend or otherwise change any provisions in the Mortgage Loan Documents relating to same without Lender’s consent.

Section 5.3 Restoration.

Borrower shall, or shall cause Mortgage Borrower to, deliver to Lender copies of all reports, plans, specifications, documents and other materials that are delivered to Mortgage Lender under the Mortgage Loan Agreement in connection with the Restoration of the Property after a Casualty or Condemnation. Borrower shall cause Mortgage Borrower to comply with the terms and conditions of the Mortgage Loan Documents relating to Restoration. Notwithstanding anything to the contrary contained in this Agreement, if at any time and for any reason the Mortgage Loan Restoration Provisions cease to exist or are waived or modified in any material respect (in each case, including, without limitation, due to any waiver, amendment or refinance) (such provisions, the “Waived Restoration Provisions”), to the extent permitted to do so pursuant to the Mortgage Loan Documents (if applicable), Borrower shall promptly (i) notify Lender of the same, (ii) execute any amendments to this Agreement and/or the Loan Documents implementing the Waived Restoration Provisions as may be required by Lender (provided such amendments are substantially similar to the provisions set forth in the Mortgage Loan Agreement relating to the same) and shall cause Mortgage Borrower to acknowledge and agree to the same and (iii) remit to Lender, and shall cause Mortgage Borrower to remit to Lender, any Net Proceeds related to the Waived Restoration Provisions.

VI. RESERVE FUNDS AND CASH MANAGEMENT

Section 6.1 Intentionally Omitted.

Section 6.2 Tax Funds.

(a) Borrower shall cause Mortgage Borrower to comply with all the terms and conditions set forth in Section 6.2 of the Mortgage Loan Agreement.

(b) In the event that, prior to the payment and performance in full of all obligations of Borrower under the Loan Documents, (i) Mortgage Borrower is required to maintain the Tax Account pursuant to the terms of Section 6.2 of the Mortgage Loan Agreement, but Mortgage Lender waives such requirement, or (ii) the Mortgage Loan has been repaid in full, (A) to the extent permitted to do so under the Mortgage Loan Documents, Lender shall have the right to require Borrower to promptly establish and maintain a reserve account that would operate in the same manner as the Tax Account pursuant to Section 6.2 of the Mortgage Loan Agreement, and (B) the provisions of Section 6.2 of the Mortgage Loan Agreement and all related definitions shall be incorporated herein by reference.

Section 6.3 Insurance Funds.

(a) Borrower shall cause Mortgage Borrower to comply with all the terms and conditions set forth in Section 6.3 of the Mortgage Loan Agreement.

(b) In the event that, prior to the payment and performance in full of all obligations of Borrower under the Loan Documents, (i) Mortgage Borrower is required to maintain the Insurance Account pursuant to the terms of Section 6.3 of the Mortgage Loan Agreement, but Mortgage Lender waives such requirement, or (ii) the Mortgage Loan has been repaid in full, (A) to the extent permitted to do so under the Mortgage Loan Documents, Lender shall have the right to require Borrower to promptly establish and maintain a reserve account that would operate in the same manner as the Insurance Account pursuant to Section 6.3 of the Mortgage Loan Agreement, and (B) the provisions of Section 6.3 of the Mortgage Loan Agreement and all related definitions shall be incorporated herein by reference.

Section 6.4 Capital Expenditure Funds.

(a) Borrower shall cause Mortgage Borrower to comply with all the terms and conditions set forth in Section 6.4 of the Mortgage Loan Agreement.

(b) In the event that, prior to the payment and performance in full of all obligations of Borrower under the Loan Documents, (i) Mortgage Borrower is required to maintain the Capital Expenditure Account pursuant to the terms of Section 6.4 of the Mortgage Loan Agreement, but Mortgage Lender waives such requirement, or (ii) the Mortgage Loan has been repaid in full, (A) to the extent permitted to do so under the Mortgage Loan Documents, Lender shall have the right to require Borrower to promptly establish and maintain a reserve account that would operate in the same manner as the Capital Expenditure Account pursuant to Section 6.4 of the Mortgage Loan Agreement, and (B) the provisions of Section 6.4 of the Mortgage Loan Agreement and all related definitions shall be incorporated herein by reference.

Section 6.5 Debt Yield Cure Funds.

(a) Borrower shall cause Mortgage Borrower to comply with all the terms and conditions set forth in Section 6.5 of the Mortgage Loan Agreement.

(b) In the event that, prior to the payment and performance in full of all obligations of Borrower under the Loan Documents, (i) Mortgage Borrower is required to maintain the Debt Yield Cure Reserve Account pursuant to the terms of Section 6.5 of the Mortgage Loan Agreement, but Mortgage Lender waives such requirement, or (ii) the Mortgage Loan has been repaid in full, (A) to the extent permitted to do so under the Mortgage Loan Documents, Lender shall have the right to require Borrower to promptly establish and maintain a reserve account that would operate in the same manner as the Debt Yield Cure Reserve Account pursuant to Section 6.5 of the Mortgage Loan Agreement, and (B) the provisions of Section 6.5 of the Mortgage Loan Agreement and all related definitions shall be incorporated herein by reference.

Section 6.6 PIP Funds.

(a) Borrower shall cause Mortgage Borrower to comply with all the terms and conditions set forth in Section 6.6 of the Mortgage Loan Agreement.

(b) In the event that, prior to the payment and performance in full of all obligations of Borrower under the Loan Documents, (i) Mortgage Borrower is required to maintain the PIP Account pursuant to the terms of Section 6.6 of the Mortgage Loan Agreement, but Mortgage Lender waives such requirement, or (ii) the Mortgage Loan has been repaid in full,

(A) to the extent permitted to do so under the Mortgage Loan Documents, Lender shall have the right to require Borrower to promptly establish and maintain a reserve account that would operate in the same manner as the PIP Account pursuant to Section 6.6 of the Mortgage Loan Agreement, and (B) the provisions of Section 6.6 of the Mortgage Loan Agreement and all related definitions shall be incorporated herein by reference.

Section 6.7 Excess Cash Flow Funds.

(a) Borrower shall cause Mortgage Borrower to comply with all the terms and conditions set forth in Section 6.7 of the Mortgage Loan Agreement.

(b) In the event that, prior to the payment and performance in full of all obligations of Borrower under the Loan Documents, (i) Mortgage Borrower is required to maintain the Excess Cash Flow Account pursuant to the terms of Section 6.7 of the Mortgage Loan Agreement, but Mortgage Lender waives such requirement, or (ii) the Mortgage Loan has been repaid in full, (A) to the extent permitted to do so under the Mortgage Loan Documents, Lender shall have the right to require Borrower to promptly establish and maintain a reserve account that would operate in the same manner as the Excess Cash Flow Account pursuant to Section 6.7 of the Mortgage Loan Agreement, and (B) the provisions of Section 6.7 of the Mortgage Loan Agreement and all related definitions shall be incorporated herein by reference.

Section 6.8 Mezzanine Debt Yield Cure Funds.

6.8.1 Deposits of Mezzanine Debt Yield Cure Funds. Amounts deposited pursuant to this Section 6.8.1 (including the proceeds of any Letter of Credit delivered as Debt Yield Cure Collateral (Mezzanine Loan)) are referred to herein as the “Mezzanine Debt Yield Cure Funds” and the account in which such amounts are held by Lender shall hereinafter be referred to as the “Mezzanine Debt Yield Cure Reserve Account”. In the event Borrower delivers to Lender any cash Debt Yield Cure Collateral (Mezzanine Loan) in accordance with the terms of this Agreement, Lender shall deposit such cash Debt Yield Cure Collateral (Mezzanine Loan) into the Mezzanine Debt Yield Cure Reserve Account. Any such Mezzanine Debt Yield Cure Funds (or any Letter of Credit delivered as Debt Yield Cure Collateral (Mezzanine Loan)) shall be held by Lender as additional collateral for the Loan. In the event Lender shall draw on any Letter of Credit delivered as Debt Yield Cure Collateral (Mezzanine Loan) in accordance with the terms of this Agreement, the proceeds thereof shall be deposited into the Mezzanine Debt Yield Cure Reserve Account.

6.8.2 Release of Mezzanine Debt Yield Cure Funds.

(a) With respect to any Mezzanine Debt Yield Cure Funds (or any Letter of Credit delivered as Debt Yield Cure Collateral (Mezzanine Loan)) in connection with a Debt Yield Cash Management Trigger Event Cure, upon the applicable Cash Management Trigger Event Cure (without regard to any such Debt Yield Cure Collateral (Mezzanine Loan) or any Debt Yield Cure Collateral (Mortgage Loan) then being held by Mortgage Lender) provided no Event of Default has occurred and is continuing, the applicable Mezzanine Debt Yield Cure Funds shall be deposited into the Mezzanine Deposit Account and applied in accordance with this Agreement and/or any Letter of Credit delivered as Debt Yield Cure Collateral (Mezzanine Loan) shall be returned to Borrower.

(b) With respect to any Mezzanine Debt Yield Cure Funds (or any Letter of Credit delivered as Debt Yield Cure Collateral (Mortgage Loan)) in connection with a Debt Yield Cash Sweep Event Cure, upon the cure of the applicable Cash Sweep Trigger Event Cure (without regard to any such Debt Yield Cure Collateral (Mezzanine Loan) or any Debt Yield Cure Collateral (Mortgage Loan) then being held by Mortgage Lender) provided no Event of Default has occurred and is continuing, the applicable Mezzanine Debt Yield Cure Funds shall be deposited into the Mezzanine Deposit Account and applied in accordance with this Agreement and/or any Letter of Credit delivered as Debt Yield Cure Collateral (Mezzanine Loan) shall be returned to Borrower.

(c) With respect to any Mezzanine Debt Yield Cure Funds (or any Letter of Credit delivered as Debt Yield Cure Collateral (Mezzanine Loan)) in connection with the exercise of an Extension Option pursuant to Section 2.8(e) hereof, upon the Debt Yield being not less than the applicable Required Extension Option Debt Yield for two consecutive quarters (without regard to any such Debt Yield Cure Collateral (Mezzanine Loan) or any Debt Yield Cure Collateral (Mortgage Loan) then being held by Mortgage Lender), provided no Event of Default has occurred and is continuing, the applicable Mezzanine Debt Yield Cure Funds shall be deposited into the Mezzanine Deposit Account and applied in accordance with this Agreement and/or any Letter of Credit delivered as Debt Yield Cure Collateral (Mezzanine Loan) shall be returned to Borrower.

(d) Any Mezzanine Debt Yield Cure Funds (or any Letter of Credit delivered as Debt Yield Cure Collateral (Mezzanine Loan)) remaining after the Debt has been paid in full shall be returned to Borrower.

(e) All reasonable out-of-pocket costs and expenses incurred by Lender in connection with holding and disbursing the Mezzanine Debt Yield Cure Funds (and holding, reducing, drawing upon, transferring or returning any Letter of Credit delivered as Debt Yield Cure Collateral (Mezzanine Loan)) shall be paid by Borrower.

(f) Provided no Event of Default has occurred and is continuing, any Debt Yield Cure Collateral (Mezzanine Loan) may, at the option of Borrower and with three (3) Business Days prior notice to Lender, be applied (or if such Debt Yield Cure Collateral (Mezzanine Loan) is in the form of a Letter of Credit, such Letter of Credit shall be drawn and the proceeds applied) to prepay the Outstanding Principal Balance in accordance with the provisions of Section 2.4.1(b) hereof (including, without limitation, the concurrent prepayment by Mortgage Borrower of the Mortgage Loan in an amount equal to the Debt Yield Cure Amount (Mortgage Loan)), and, if applicable, any Debt Yield Cure Funds remaining after such partial prepayment shall be transferred to the Mezzanine Deposit Account; provided that such prepayment effects (i) a Debt Yield Cash Sweep Event Cure or (ii) a satisfaction of the requirements of Section 2.8(e) relating to the exercise of an Extension Option, as applicable.

Section 6.9 Mezzanine Loan Excess Cash Flow Funds.

6.9.1 Deposits of Mezzanine Loan Excess Cash Flow Funds. During the continuance of an Event of Default, Borrower shall deposit with Lender all Mezzanine Loan Excess Cash Flow, which sums shall be held by Lender as additional security for the Loan. Amounts so deposited shall hereinafter be referred to as the “Mezzanine Loan Excess Cash Flow Funds” and the account in which such amounts are held by Lender shall hereinafter be referred to as the “Mezzanine Loan Excess Cash Flow Account.”

6.9.2 Release of Mezzanine Loan Excess Cash Flow Funds.

(a) Upon the termination of an Event of Default, all Mezzanine Loan Excess Cash Flow Funds shall be deposited into the Mezzanine Deposit Account and applied in accordance with this Agreement.

(b) All reasonable out-of-pocket costs and expenses incurred by Lender in connection with holding and disbursing the Mezzanine Loan Excess Cash Flow Funds shall be paid by Borrower.

Section 6.10 Reserve Funds.

6.10.1 Security Interest. Borrower hereby pledges to Lender, and grants a security interest in, any and all monies now or hereafter deposited in the Reserve Funds as additional security for the performance of the Obligations. Until expended or applied as provided in this Agreement, the Reserve Funds shall constitute additional security for the performance of the Obligations. Lender shall have no obligation to release any of the Reserve Funds while any Event of Default has occurred and remains outstanding. Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon the occurrence and during the continuance of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any sums then present in the Reserve Funds to the payment of the Debt in any order, proportion and priority as Lender may determine in its sole and absolute discretion. Borrower shall not further pledge, assign or grant any security interest in any Reserve Fund or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

6.10.2 Investments; Income Taxes. The Reserve Funds shall be held in Lender’s name and may be commingled with Lender’s own funds at financial institutions selected by Lender in its sole discretion. The Reserve Funds shall be held in an Eligible Account and may be invested in Permitted Investments as directed by Lender. Lender shall not be liable for any loss sustained on the investment of any funds constituting the Reserve Funds. Borrower shall deposit with Lender an amount equal to the actual losses sustained on the investment of any funds constituting the Reserve Funds in Permitted Investments within five (5) Business Days of Lender’s notice. All interest or income on a Reserve Fund (other than the Tax Funds and the Insurance Funds, which shall remain the sole property of Lender) shall be added to and become a part of such Reserve Fund. Borrower shall report on its federal, state and local income tax returns all interest or income on the Reserve Funds credited or paid to Borrower.

6.10.3 Indemnity. Borrower shall indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses) arising from or in any way connected with the Reserve Funds or the performance of the obligations for which the Reserve Funds were established, except to the extent any such loss is incurred as a result of Lender’s (or its agents or any servicer’s) fraud, illegal acts, gross negligence or willful misconduct. Borrower shall assign to Lender all rights and claims Borrower may have against all Persons supplying labor, materials or other services which are to be paid or reimbursed from or secured by the Reserve Funds; provided, however, that Lender may not pursue any such right or claim unless an Event of Default has occurred and remains outstanding.

6.10.4 Transfer of Funds In Mortgage Reserve Accounts. If Mortgage Lender waives any reserves or escrow accounts now or hereafter required in accordance with the terms of the Mortgage Loan Agreement or any other Mortgage Loan Documents, which reserves or escrow accounts are also required in accordance with the terms of this Article VI, or if the Mortgage Loan is refinanced or paid off in full (without a prepayment of the Loan) and Reserve Funds that are required hereunder are not required under the new mortgage loan, if any, then, subject to the terms and provisions of the Mortgage Loan Documents, Borrower shall promptly cause any amounts that would have been deposited into any reserves or escrow accounts in accordance with the terms of the Mortgage Loan Agreement to be transferred to and deposited with Lender in accordance with the terms of this Article VI (and Borrower shall promptly enter into a cash management and lockbox agreement for the benefit of Lender substantially similar to the arrangement entered into at the time of the closing of the Mortgage Loan), and, if any Letters of Credit have been substituted by Mortgage Borrower for any such reserves or escrows as may be specifically permitted by the Mortgage Loan Agreement, then Borrower shall also promptly cause such Letters of Credit to be transferred to Lender to be held by Lender upon the same terms and provisions as set forth in the Mortgage Loan Agreement.

Section 6.11 Provisions Regarding Letters of Credit.

6.11.1 Event of Default. An Event of Default shall occur if Borrower shall fail to (i) replace or extend any Letter of Credit prior to the date which is thirty (30) days prior to the expiration thereof or (ii) replace any outstanding Letter of Credit within thirty (30) days if such Letter of Credit fails to meet the requirements set forth in the definition of Letter of Credit. Lender shall not be required to exercise its rights under Section 6.11.4 below in order to prevent any such Event of Default from occurring and shall not be liable for any losses due to the insolvency of the issuer of the Letter of Credit as a result of any failure or delay by Lender in the exercise of such rights, but if Lender draws on the Letter of Credit and the issuer honors such draw and no Event of Default shall exist, Lender shall hold the proceeds of such draw in the same manner as Lender holds the Reserve Funds.

6.11.2 Security for Debt. Each Letter of Credit delivered under this Agreement shall be additional security for the payment of the Debt. Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right, at its option, to draw on any Letter of Credit and to apply all or any part thereof to the payment of the items for which such Letter of Credit was established or to apply each such Letter of Credit to payment of the Debt in such order, proportion or priority as Lender may determine or to hold such proceeds as security for the Debt.

6.11.3 Limitations on Letters of Credit. Notwithstanding anything in this Agreement or any other Loan Document to the contrary, the Borrower shall not have any rights to deliver any Letter of Credit pursuant to any provision of this Agreement or any other Loan Document if the aggregate amount of any Letters of Credit delivered to Lender in accordance with this Agreement or any other Loan Document shall exceed ten percent (10%) of the Outstanding Principal Balance. In no event shall the aggregate amount of any Letters of Credit delivered in accordance with this Agreement or any other Loan Document exceed ten percent (10%) of the Outstanding Principal Balance. Notwithstanding the foregoing, Borrower shall be permitted to exceed such ten percent (10%) threshold (but in no event more than fifteen percent (15%) of the Outstanding Principal Balance), subject to delivery of an Insolvency Opinion reasonably acceptable to Lender and acceptable to the Rating Agencies.

6.11.4 Additional Rights of Lender. In addition to any other right Lender may have to draw upon a Letter of Credit pursuant to the terms and conditions of this Agreement, Lender shall have the additional rights to draw in full any Letter of Credit: (a) with respect to any evergreen Letter of Credit, if Lender has received a notice from the issuing bank that the Letter of Credit will not be renewed and a substitute Letter of Credit is not provided at least thirty (30) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; (b) with respect to any Letter of Credit with a stated expiration date, if Lender has not received a notice from the issuing bank that it has renewed the Letter of Credit at least thirty (30) days prior to the date on which such Letter of Credit is scheduled to expire or a substitute Letter of Credit is not provided at least thirty (30) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; or (c) if Lender has received notice that the bank issuing the Letter of Credit shall cease to be an Eligible Institution and Borrower has not, within thirty (30) days after notice thereof, obtained a new Letter of Credit from an Eligible Institution.

VII. PROPERTY MANAGEMENT

Section 7.1 Management Agreement and Franchise Agreement.

Borrower and Op Co Pledgor shall cause Mortgage Borrower and Operating Lessee to cause the Property to be operated in accordance with the Management Agreement and the Franchise Agreement. Borrower and Op Co Pledgor shall and shall cause Mortgage Borrower and Operating Lessee to (a) diligently perform and observe all of the material terms, covenants and conditions of the Management Agreement and the Franchise Agreement on the part of Mortgage Borrower or Operating Lessee to be performed and observed, (b) promptly notify Lender of any material default under the Management Agreement and the Franchise Agreement of which it is aware, (c) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, and report received by it under the Management Agreement or the Franchise Agreement and (d) promptly enforce the performance and observance of all of the material terms, covenants and conditions required to be performed and/or observed by Manager under the Management Agreement and Franchisor under the Franchise Agreement in a commercially reasonable manner. Without limiting the foregoing, Borrower and Op Co Pledgor shall cause Mortgage Borrower and Operating Lessee to use reasonable efforts in a manner consistent with the practices of prudent hotel franchisees in New York City to (A) cause all violations listed on Schedule XII to be remedied to the satisfaction of the applicable Franchisor and provide evidence thereof to Lender and (B) prevent any such violation from becoming a default under the applicable Franchise Agreement. Subject to the rights of Mortgage Lender under the Mortgage Loan Documents, if Mortgage Borrower or Operating Lessee shall default in the performance or observance of any term, covenant or condition of the Management Agreement or the Franchise Agreement on the part of Mortgage Borrower or Operating Lessee to be performed or observed, then, without limiting Lender’s other rights or remedies under this Agreement or the other Loan Documents, and without waiving or releasing Borrower or Op Co Pledgor from any of its obligations hereunder, under the other Loan Documents or under the Management Agreement or the Franchise Agreement, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act as may be appropriate to cause the terms, covenants and conditions of the Management Agreement and the Franchise Agreement on the part of Mortgage Borrower or Operating Lessee to be performed or observed in all material respects.

Section 7.2 Prohibition Against Termination or Modification.

(a) Borrower and Op Co Pledgor shall not and shall not permit Mortgage Borrower or Operating Lessee to, without prior consent of Lender, (i) surrender, terminate, cancel, modify, renew, amend, or extend the Management Agreement; provided that Borrower and Op Co Pledgor may, so long as no Event of Default shall have occurred and be continuing, cause Mortgage Borrower and Operating Lessee to replace Manager with a Qualified Manager pursuant to a Replacement Management Agreement, (ii) surrender, terminate, cancel, modify, renew, amend, or extend any Franchise Agreement; provided, that Borrower and Op Co Pledgor may, so long as no Event of Default shall have occurred and be continuing, cause Mortgage Borrower and Operating Lessee to replace Franchisor with a Qualified Franchisor pursuant to a Replacement Franchise Agreement, (iii) reduce or consent to the reduction of the term of the Management Agreement or any Franchise Agreement (except in connection with a replacement thereof in accordance with clauses (i) or (ii) above), (iv) increase or consent to the increase of the amount of any fees or other charges under the Management Agreement or any Franchise Agreement, or (v) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Management Agreement or any Franchise Agreement in any material respect. In connection with the replacement of Manager with a Qualified Manager, the execution of a Replacement Franchise Agreement or the replacement of Franchisor with a Qualified Franchisor, Borrower and Op Co Pledgor shall execute and cause Qualified Manager to execute a subordination of management agreement and of management fees in form and substance reasonably acceptable Lender, and Borrower and Op Co Pledgor shall execute and cause Qualified Franchisor to execute franchise agreement comfort letter in form and substance reasonably acceptable Lender.

(b) In the event that the Management Agreement expires or is terminated, Borrower and Op Co Pledgor shall cause Mortgage Borrower or Operating Lessee to promptly enter into a Replacement Management Agreement with a Qualified Manager. In the event that the Franchise Agreement expires or is terminated, Borrower and Op Co Pledgor shall cause Mortgage Borrower or Operating Lessee to promptly enter into a Replacement Franchise Agreement.

(c) Upon the occurrence and during the continuation of an Event of Default, Borrower and Op Co Pledgor shall not and shall not permit Mortgage Borrower or Operating Lessee to exercise any rights, make any decisions, grant any approvals or otherwise take any action under the Management Agreement or the Franchise Agreement without the prior consent of Lender, which consent may be granted, conditioned or withheld in Lender’s sole discretion.

Section 7.3 Replacement of Manager.

Lender shall have the right to require Borrower or Op Co Pledgor to cause Mortgage Borrower or Operating Lessee to replace Manager with a Qualified Manager which is not an Affiliate of, but is chosen by, Borrower or Op Co Pledgor upon the occurrence of any one or more of the following events: (a) at any time following the occurrence and continuance of an Event of Default, (b) if Manager shall be in default in any material respect under the Management Agreement beyond any applicable notice and cure period, (c) if Manager shall become insolvent or a debtor in any Bankruptcy Action, and/or (d) if at any time Manager or Mortgage Borrower or Operating Lessee has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds with respect to the Property.

Section 7.4 Matters Concerning Manager.

Without limiting the generality of the terms set forth in Section 7.3 above, if (a) the Debt has been accelerated pursuant to Section 10.1(b) hereof, (b) Manager shall become insolvent or a debtor in any Bankruptcy Action or (c) an event of default occurs under the Management Agreement beyond any applicable notice and cure period, Borrower or Op Co Pledgor shall cause Mortgage Borrower or Operating Lessee to, at Lender’s request, terminate the Management Agreement and replace Manager with a Qualified Manager pursuant to a Replacement Management Agreement, it being understood and agreed that the management fee for such Qualified Manager shall not exceed then prevailing market rates.

Section 7.5 Matters Concerning Franchisor.

If (a) the Debt has been accelerated pursuant to Section 10.1(b) hereof, (b) Franchisor shall become insolvent or a debtor in any Bankruptcy Action or (c) an event of default occurs under the Franchise Agreement beyond any applicable notice and cure period, Borrower or Op Co Pledgor shall cause Mortgage Borrower or Operating Lessee to, at Lender’s request, terminate the Franchise Agreement (to the extent such party has the ability to terminate the Franchise Agreement pursuant to its terms) and replace Franchisor with a Qualified Franchisor pursuant to a Replacement Franchise Agreement, it being understood and agreed that the franchise fee for such Qualified Franchisor shall not exceed then prevailing market rates.

VIII. TRANSFERS

Section 8.1 Transfer or Encumbrance of Property.

(a) Without the prior consent of Lender, neither Borrower nor any Restricted Party shall do any of the following (each, a “Transfer”): sell, transfer, convey, assign, mortgage, pledge, encumber, alienate, grant a Lien on, grant any option with respect to or grant any other interest in the Property or the Collateral, any part thereof or any direct or indirect interest therein (including any legal, beneficial or economic interest in Borrower or any Restricted Party), directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record, other than Permitted Transfers.

(b) A Transfer shall include (i) an installment sales agreement wherein Borrower or Mortgage Borrower agrees to sell the Property, any part thereof or any interest therein for a price to be paid in installments or wherein Borrower or Op Co Pledgor agrees to sell the Collateral or any part thereof for a price to be paid in installments; (ii) an agreement by Mortgage Borrower leasing all or a substantial part of the Property (other than the Operating Lease) for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Mortgage Borrower’s right, title and interest in and to any Leases or any Rents; (iii) if Borrower or any Restricted Party is a corporation, the voluntary or involuntary sale, conveyance or transfer of such corporation’s stock (or the stock of any corporation directly or indirectly Controlling such corporation by operation of law or otherwise) or the creation or issuance of new stock such that such corporation’s stock shall be vested in a party or parties who are not now stockholders or any change in the Control of such corporation; (iv) if Borrower or any Restricted Party is a limited or general partnership, joint venture or limited liability company, the change, removal, resignation or addition of a general partner, managing partner, limited partner, joint venturer or member, the voluntary or involuntary transfer of the partnership interest of any general partner, managing partner or limited partner, the creation or issuance of new limited partnership interests, the voluntary or involuntary transfer of the interest of any joint venturer or member or the creation or issuance of new non-managing member interests; (v) if Borrower or any Restricted Party is a trust or nominee trust, the voluntary or involuntary transfer of the legal or beneficial interest in such trust or nominee trust or the creation or issuance of new legal or beneficial interests; and (vi) if Borrower or Mortgage Borrower enters into, or the Property is subjected to, any PACE Loan.

(c) Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder or under the other Loan Documents in order to declare the Debt immediately due and payable upon a Transfer (other than a Permitted Transfer) without Lender’s prior consent. This provision shall apply to every Transfer regardless of whether voluntary or not, and whether or not Lender has consented to any previous Transfer.

(d) Lender’s consent to one Transfer shall not be deemed to be a waiver of Lender’s right to require such consent to any future occurrence of same. Any Transfer made in contravention of this Section 8.1 shall be null and void and of no force and effect.

(e) Borrower agrees to bear and shall pay or reimburse Lender on demand for all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses, title search costs and title insurance endorsement premiums) incurred by Lender in connection with the review, approval and/or documentation of any proposed Transfer.

(f) No consent to any assumption of the Loan shall occur on or before the first (1st) anniversary of the first (1st) Monthly Payment Date. Thereafter, in the event Mortgage Borrower obtains the consent of Mortgage Lender to a Transfer of the Property to another party (“New Mortgage Borrower”) and the assumption of the Mortgage Loan by New Mortgage

Borrower, Lender’s consent to such a Transfer shall be granted or withheld in its sole but good faith discretion after consideration of all relevant factors and provided that in all events the following conditions are satisfied:

(i) Lender shall have received a notice from Borrower requesting Lender’s consent to such Transfer not less than sixty (60) days prior to the proposed date of such Transfer;

(ii) No Event of Default shall have occurred and remain outstanding;

(iii) New Mortgage Borrower shall be a corporation, partnership or limited liability company that qualifies as a single purpose, bankruptcy remote entity with Organizational Documents reasonably acceptable to Lender. The sole holder of 100% of the equity interests in the New Mortgage Borrower (“Transferee”) and Transferee’s SPE Constituent Entities, if applicable, shall be a corporation, partnership or limited liability company that qualifies as a single purpose, bankruptcy remote entity under criteria established by the Rating Agencies (including, without limitation, criteria applicable to Transferee’s SPE Constituent Entities);

(iv) Transferee shall have pledged its entire equity interest in New Mortgage Borrower to Lender pursuant to a pledge agreement in substantially the same form as the Pledge Agreement and Transferee shall have delivered original certificates of 100% of the equity interest in New Mortgage Borrower in substantially the same form of the certificate delivered to Lender on the Closing Date together with stock, limited liability company membership or partnership interest powers (which powers shall be executed in blank) together with such opinions, organizational documents, and other information as reasonable required by Lender (it being agreed that if Lender required such information in connection with the closing of the Loan, it shall be reasonable for Lender to request the same in connection with the sale or conveyance described herein);

(v) Neither any Transferee’s Sponsor, Transferee nor Controlled Affiliate of Transferee’s Sponsors shall have been a party to any Bankruptcy Action or taken advantage of any Bankruptcy Law or any law for the benefit of debtors within seven (7) years prior to the date of the proposed Transfer;

(vi) Neither any Transferee’s Sponsor, Transferee nor any other Person owned or Controlled, directly or indirectly, by Transferee’s Sponsors shall have defaulted under its obligations with respect to any Indebtedness in a manner which is not reasonably acceptable to Lender;

(vii) There shall be no material litigation or regulatory action pending against any Transferee’s Sponsor, Transferee or any other Person owned or Controlled, directly or indirectly, by Transferee’s Sponsors which is not reasonably acceptable to Lender;

(viii) Transferee and Transferee’s Sponsors shall, as of the date of such Transfer, be acceptable to Lender in in its sole but good faith discretion and have an aggregate net worth and liquidity reasonably satisfactory to Lender, provided, that if Transferee and Transferee’s Sponsors have an aggregate net worth and liquidity at least equal to Guarantor’s net worth and liquidity as of the date of such Transfer and such net worth and liquidity meets (and Lender determines in its reasonable discretion that throughout the term of the Loan, shall continue to meet) the minimum requirements set forth in the Guaranty, such net worth and liquidity shall be deemed satisfactory;

(ix) New Mortgage Borrower (together with New Mortgage Borrower’s proposed property manager) shall be experienced owners and operators of properties similar in location, size, class, use, operation and value as the Property, as evidenced by financial statements and other information reasonably satisfactory to Lender (it being understood and agreed that Lender reserves the right to approve New Mortgage Borrower without approving its proposed property manager), provided, that if Lender reasonably determines that such New Mortgage Borrower and Transferee’s Sponsors have experience equivalent to Sponsor’s experience, such experience level shall be deemed satisfactory;

(x) If the Management Agreement will be terminated as a result of such Transfer, the Property shall be managed by a Qualified Manager in accordance with a Replacement Management Agreement;

(xi) Either (A) the Transfer is permitted under the Franchise Agreement or (B) if the Franchise Agreement will be terminated as a result of such Transfer, the Property shall be operated in accordance with a Replacement Franchise Agreement;

(xii) Transferee and Transferee’s SPE Constituent Entities shall have delivered all agreements, certificates and opinions reasonably required by Lender (including, if applicable, an amendment to Section 3.1.24 hereof to incorporate necessary changes based on differences in the organizational structures of Borrower and Transferee);

(xiii) No Event of Default shall occur as a result of such Transfer;

(xiv) Transferee shall have assumed all obligations of Borrower under the Loan Documents pursuant to an assumption agreement in form and substance reasonably satisfactory to Lender;

(xv) Borrower shall have delivered to Lender, at its sole cost and expense, (i) a new UCC title insurance policy in form and substance reasonably satisfactory to Lender; and (ii) a mezzanine endorsement to the owner’s title policy in form and substance reasonably acceptable to Lender, relating to the change in the identity of the vestee and execution and delivery of the conveyance documents or a mezzanine endorsement to a new owner’s title policy in form and substance reasonably acceptable to Lender;

(xvi) Lender shall have reasonably approved New Mortgage Borrower’s owner’s title insurance policy with respect to the Property;

(xvii) Prior to any release of Guarantor under the Guaranty and the Environmental Indemnity (it being acknowledged and agreed that Guarantor shall only be released under the Guaranty and the Environmental Indemnity for any act, omission or event that first occurs on or after the date of such transfer and in any action in connection with the enforcement of liability under the Guaranty and the Environmental Indemnity, Guarantor shall, at its sole cost and expense, bear the burden of proof to establish that the personal liability under the Guaranty and the Environmental Indemnity first occurred on or after such transfer), one (1) or more substitute guarantors acceptable to Lender in its sole but good faith discretion shall (A) have assumed all obligations of Guarantor under the Guaranty and the Environmental Indemnity or (B) have executed a replacement guaranty and a replacement environmental indemnity substantially in the form of the Guaranty and the form of the Environmental Indemnity and covering all obligations of Guarantor under the Guaranty and the Environmental Indemnity from and after the date of this Agreement;

(xviii) Borrower or Transferee, at its sole cost and expense, shall have delivered a new bankruptcy non-consolidation opinion reflecting such Transfer reasonably acceptable to Lender and acceptable to the Rating Agencies;

(xix) If required by Lender, Borrower shall have delivered a Rating Agency Confirmation as to such Transfer and Transferee;

(xx) Borrower shall have paid to Lender an assumption fee equal to (A) in connection with the first assumption of the Loan (or direct or indirect transfer of 100% of the interests in Borrower other than a Permitted Transfer), one-half of one percent (0.50%) of the Outstanding Principal Balance, and (B) in connection with each assumption of the Loan (or direct or indirect transfer of 100% of the interests in Borrower other than a Permitted Transfer) thereafter, one percent (1.0%) of the Outstanding Principal Balance;

(xxi) Transferee is not a Prohibited Entity;

(xxii) Lender shall have received confirmation from Mortgage Lender that all of the conditions under the Mortgage Loan Documents with respect to such Transfer have been satisfied; and

(xxiii) Borrower shall have paid all reasonable out-of-pocket costs and expenses incurred in connection with such Transfer (including reasonable fees and disbursements of Lender’s counsel and fees, costs and expenses of the Rating Agencies).

Section 8.2 Permitted Transfers of Interests in Borrower.

Notwithstanding anything to the contrary contained in Section 8.1 hereof, Lender’s consent shall not be required in connection with one or a series of Transfers, of not more than forty-nine percent (49%) in the aggregate of the direct or indirect ownership interests in any Restricted Party (other than a transfer of any direct interests in Mortgage Borrower or Operating Lessee or the Collateral, which is expressly prohibited); provided that the following conditions are satisfied:

(a) no Event of Default shall have occurred and remain outstanding or shall occur solely as a result of such Transfer;

(b) such Transfer shall not (i) cause the transferee, together with its Affiliates, to acquire Control of any Restricted Party, (ii) result in any Restricted Party no longer being either (A) jointly Controlled by HHT and Cindat or (B) Controlled by HHT, or (iii) cause the transferee, together with its Affiliates, to increase its direct or indirect interest in any Restricted Party to an amount which exceeds forty-nine percent (49%) in the aggregate (and for the avoidance of doubt, the members of any Restricted Party as of the date hereof may Transfer interests among such current direct and indirect members provided that such Transfer does not result in a change in Control of such Restricted Party in breach of this Agreement);

(c) to the extent the transferee owns twenty percent (20%) or more of the direct or indirect interests in any Restricted Party immediately following such Transfer (provided that such Transferee did not own twenty percent (20%) or more of the direct or indirect ownership interests in such Restricted Party as of the Closing Date), Borrower shall deliver, at Borrower’s sole cost and expense, customary searches (OFAC, KYC, credit, judgment, lien, bankruptcy, etc.) reasonably acceptable to Lender with respect to such transferee and its Affiliates as Lender may reasonably require with the results thereof reasonably satisfactory to Lender;

(d) after giving effect to such Transfer, (1) HHT shall continue to own, directly or indirectly, at least twenty-five percent (25%) of all legal, beneficial and economic interests in Borrower, Op Co Pledgor, Mortgage Borrower, and Operating Lessee, and (2) either (A) HHT and Cindat shall jointly Control Borrower, Op Co Pledgor, Mortgage Borrower, and Operating Lessee, or (B) HHT shall solely Control Borrower, Op Co Pledgor, Mortgage Borrower, and Operating Lessee and Lender shall have approved (which approval shall not be unreasonably withheld, conditioned, or delayed) amendments to the Organizational Documents of Borrower’s Sole Member, and Op Co Pledgor’s Sole Member, to reflect such required sole Control by HHT;

(e) the Property shall continue to be managed by Manager or a Qualified Manager;

(f) the Property shall continue to be operated by Franchisor or a Qualified Franchisor;

(g) Borrower shall give Lender notice of such Transfer request, together with copies of all instruments effecting such Transfer and copies of any Organizational Documents including, without limitation, a revised organizational structure chart, that Lender shall reasonably require, not less than ten (10) Business Days prior to the proposed date of such Transfer;

(h) such Transfer shall not cause Borrower to fail to comply with the requirements of Section 3.1.24 hereof or Mortgage Borrower to fail to comply with the requirements of Section 3.1.24 of the Mortgage Loan Agreement;

(i) after giving effect to such Transfer, Borrower shall remain in compliance with Sections 3.1.41 and 4.1.25 hereof and Mortgage Borrower shall remain in compliance with Sections 3.1.41 and 4.1.25 of the Mortgage Loan Agreement; and

(j) after giving effect to such Transfer, (1) no owner of 20% of more of the direct or indirect interests in any Restricted Party shall be a Prohibited Entity and (2) no Prohibited Entity shall own any direct or indirect interest in any Restricted Party which has Control or joint Control over Borrower or Op Co Pledgor.

Notwithstanding anything to the contrary contained in this Agreement, no Transfer of any direct ownership interest in Mortgage Borrower and/or Operating Lessee shall be permitted without Lender’s prior written consent, to be granted or withheld in Lender’s sole and absolute discretion.

Section 8.3 Insolvency Opinion. Notwithstanding anything in this Agreement to the contrary, if after giving effect to any Transfer (including, without limitation, a Permitted Transfer), more than forty-nine percent (49%) in the aggregate of direct or indirect interests in Borrower or Operating Lessee are owned by any Person and its Affiliates that owned less than forty-nine percent (49%) direct or indirect interest in Borrower or Operating Lessee as of the Closing Date, Borrower shall deliver to Lender prior to the effective date of such Transfer an updated Insolvency Opinion reasonably acceptable to Lender and acceptable to the Rating Agencies.

IX. SALE AND SECURITIZATION OF LOAN

Section 9.1 Sale of Loan and Securitization.

(a) Lender shall have the right (i) to sell or otherwise transfer the Loan as a whole loan or sell or otherwise transfer any portion thereof or any interest therein, (ii) to sell participation interests in the Loan or (iii) to securitize the Loan or any portion thereof or any interest therein in one or more private or public securitizations. (The transactions referred to in clauses (i), (ii) and (iii) are each hereinafter referred to as a “Secondary Market Transaction” and the transaction referred to in clause (iii) shall hereinafter be referred to as a “Securitization.” Any certificates, notes or other securities issued in connection with a Securitization are hereinafter referred to as “Securities.”)

(b) If requested by Lender, Borrower shall use reasonable efforts to assist Lender in satisfying the market standards to which Lender customarily adheres or which may be required in the marketplace, by the Rating Agencies or by any Legal Requirements in connection with any Secondary Market Transactions (including any Exchange Act Filings or any report that is required to be made “available” to holders of the Securities under Regulation AB or applicable Legal Requirements), including, without limitation, to:

(i) (A) provide or cause Mortgage Borrower to provide updated financial and other information with respect to the Property, the Collateral, the business operated at the Property, Mortgage Borrower, Borrower, Operating Lessee, Op Co Pledgor, Guarantor, any Affiliate of Mortgage Borrower, Borrower, Operating Lessee, Op Co Pledgor, Guarantor, and Manager (including, without limitation, the information set forth on Schedule IX hereto), (B) provide updated budgets and rent rolls (including itemized percentage of floor area occupied and percentage of aggregate base rent for each Tenant) relating to the Property and (C) provide updated appraisals, market studies, environmental audits, reviews and reports (Phase I’s and, if appropriate, Phase II’s), property condition reports and other due diligence investigations of the Property (the information required under clauses (A), (B) and (C) shall hereinafter be referred to collectively as the “Updated Information”), together with reasonably appropriate verification of the Updated Information through letters of auditors, certificates of third party providers or opinions of counsel acceptable to Lender and the Rating Agencies;

(ii) provide opinions of counsel, which may be relied upon by Lender, the NRSROs and their respective counsel, agents and representatives, as to bankruptcy non-consolidation, fraudulent conveyance, and “true sale” or any other opinion customary in Secondary Market Transactions or required by the Rating Agencies with respect to the Property, the Collateral, Mortgage Borrower, Borrower, Operating Lessee, Op Co Pledgor, Guarantor and any Affiliate of Mortgage Borrower, Borrower, Operating Lessee, Op Co Pledgor, or Guarantor, which counsel and opinions shall be reasonably satisfactory to Lender and the Rating Agencies, provided, that, any opinion in substantially the same form and from the same counsel as provided in connection with the closing of the Loan shall be deemed satisfactory to Lender;

(iii) provide, and cause to be provided, updated representations and warranties made in the Loan Documents and make, and cause to be made, such additional representations and warranties as may be requested by Lender, in its reasonable discretion, or the Rating Agencies, in their sole discretion, and consistent with the facts covered by such representations and warranties as they exist on the date thereof;

(iv) execute, and cause to be executed, such amendments, replacements or other modifications to Mortgage Borrower’s or Borrower’s Organizational Documents or the Loan Documents as may be reasonably requested by Lender or required by the Rating Agencies and reasonably necessary to effect the Secondary Market Transactions; provided, however, that Borrower shall not be required to amend, restate or otherwise modify any Loan Document if such amendment, restatement or other modification would (A) change the calculation of the LIBOR Interest Rate or increase the initial weighted average interest rate or change the amortization of principal set forth herein or in the Note (except that the weighted average interest rate or the amortization of principal may subsequently change due to involuntary prepayments, the effect of floating interest rates, or if an Event of Default shall occur) or (B) amend or otherwise modify any other material economic term or other material term of the Loan Documents;

(v) upon reasonable advance notice, attend management meetings, provide access to the Property and conduct tours of the Property, subject to the rights of occupants thereof; and

(vi) provide, and cause to be provided, certificates or other evidence of reliance reasonably satisfactory to Lender and the Rating Agencies with respect to any information or third party reports obtained in connection with the origination of the Loan or any Updated Information from Borrower, Mortgage Borrower, Guarantor, any Affiliate of Borrower, Mortgage Borrower, or Guarantor, Manager and any accountants, appraisers, engineers, environmental assessment experts and other experts or third party providers of such information, reports or Updated Information.

(c) If, at the time one or more Disclosure Documents are being prepared for or in connection with a Securitization, Lender expects that Borrower alone or Borrower and one or more Affiliates of Borrower (including any guarantor or other Person that is directly or indirectly committed by contract or otherwise to make payments on all or a part of the Loan) collectively, or the Property alone or the Property and Related Properties collectively, will be a Significant Obligor, Borrower shall furnish to Lender upon request the following financial information:

(i) if Lender expects that the principal amount of the Loan together with any Related Loans, as of the cut-off date for such Securitization, may equal or exceed ten percent (10%) (but less than twenty percent (20%)) of the aggregate principal amount of all loans included or expected to be included in the Securitization, net operating income for the Property and the Related Properties for the most recent Fiscal Year and interim period as required under Item 1112(b)(1) of Regulation AB (or, if the Loan is not treated as a non-recourse loan under Instruction 3 for Item 1101(k) of Regulation AB, selected financial data meeting the requirements and covering the time periods specified in Item 301 of Regulation S-K and Item 1112(b)(1) of Regulation AB), or

(ii) if Lender expects that the principal amount of the Loan together with any Related Loans, as of the cut-off date for such Securitization, may equal or exceed twenty percent (20%) of the aggregate principal amount of all loans included or expected to be included in the Securitization, the financial statements required under Item 1112(b)(2) of Regulation AB (which includes, but may not be limited to, a balance sheet with respect to the entity that Lender determines to be a Significant Obligor for the two most recent Fiscal Years and applicable interim periods, meeting the requirements of Rule 3-01 of Regulation S-X, and statements of income and statements of cash flows with respect to the Property for the three most recent Fiscal Years and applicable interim periods, meeting the requirements of Rule 3-02 of Regulation S-X (or if Lender determines that the Property is the Significant Obligor and the Property (other than properties that are hotels, nursing homes, or other properties that would be deemed to constitute a business and not real estate under Regulation S-X or other legal requirements) was acquired from an unaffiliated third party and the other conditions set forth in Rule 3-14 of Regulation S-X have been met, the financial statements required by Rule 3-14 of Regulation S-X)).

(d) Further, if requested by Lender, Borrower shall, promptly upon Lender’s request, furnish to Lender financial data or financial statements meeting the requirements of Item 1112(b)(1) or (2) of Regulation AB, as specified by Lender, for any tenant of the Property if, in connection with a Securitization, Lender expects there to be, as of the cut-off date for such Securitization, a concentration with respect to such tenant or group of Affiliated tenants within all of the loans included or expected to be included in the Securitization such that such tenant or group of Affiliated tenants would constitute a Significant Obligor. Borrower shall furnish to Lender, if requested by Lender, and reasonably required in connection with a Securitization as reasonably determined by Lender, financial data or financial statements with respect to such tenants meeting the requirements of Item 1112(b)(1) or (2) of Regulation AB, as specified by Lender, but only for so long as such entity or entities are a Significant Obligor and either (i) Exchange Act Filings in connection with or relating to the Securitization are required to be made under applicable Legal Requirements or (ii) comparable information is required to otherwise be “available” to holders of the Securities under Regulation AB or applicable Legal Requirements.

(e) If Lender determines that Borrower alone or Borrower and one or more Affiliates of any Borrower collectively, or the Property alone or the Property and Related Properties collectively, are a Significant Obligor, then Borrower shall furnish to Lender, if requested by Lender, and reasonably required in connection with a Securitization as reasonably determined by Lender, selected financial data or financial statements meeting the requirements of Item 1112(b)(1) or (2) of Regulation AB, as specified by Lender, but only for so long as such entity or entities are a Significant Obligor and either (i) Exchange Act Filings are required to be made under applicable Legal Requirements or (ii) comparable information is required to otherwise be “available” to holders of the Securities under Regulation AB or applicable Legal Requirements.

(f) Any financial data or financial statements provided pursuant to this Section 9.1 shall be furnished to Lender within the following time periods:

(i) with respect to information requested in connection with the preparation of Disclosure Documents for a Securitization, within ten (10) Business Days after notice from Lender; and

(ii) with respect to information required under Sections 9.1(d) and (e) above, (A) not later than thirty (30) days after the end of each fiscal quarter of Borrower and (B) not later than eighty (80) days after the end of each Fiscal Year of Borrower.

(g) All financial data and financial statements provided by Borrower or Mortgage Borrower hereunder pursuant to Sections 9.1(c), (d), (e) and (f) hereof shall be prepared in accordance with GAAP, and shall meet the requirements of Regulation S-K or Regulation S-X, as applicable, Regulation AB, and any and all other applicable Legal Requirements. All financial statements relating to a Fiscal Year shall be audited by independent accountants of Borrower acceptable to Lender in accordance with generally accepted auditing standards, Regulation S-X or Regulation S-K, as applicable, Regulation AB, and all other applicable Legal Requirements, shall be accompanied by the manually executed report of the independent accountants thereon, which report shall meet the requirements of Regulation S-K or Regulation S-X, as applicable, Regulation AB, and all other applicable Legal Requirements, and shall be further accompanied by a manually executed consent of the independent accountants, in form and substance acceptable to Lender, to the inclusion of such financial statements in any Disclosure Document, any Exchange Act Filing or any report that is required to be made “available” to holders of the Securities under Regulation AB or applicable Legal Requirements and to the use of the name of such independent accountants and the reference to such independent accountants as “experts” in any Disclosure Document, any Exchange Act Filing or any report that is required to be made “available” to holders of the Securities under Regulation AB or applicable Legal Requirements, all of which shall be provided at the same time as the related financial statements are required to be provided. All other financial data and financial statements (audited or unaudited) provided by Borrower or Mortgage Borrower shall be accompanied by an Officer’s Certificate which shall state that such financial data and financial statements meet the requirements set forth in the first sentence of this paragraph.

(h) In the event Lender reasonably determines, in connection with a Securitization, that financial statements and financial data required in order to comply with Regulation AB or any amendment, modification or replacement thereto or any other Legal Requirements are other than as provided herein, then notwithstanding the foregoing provisions of this Section 9.1, Lender may request, and Borrower shall promptly provide or cause to be provided, such other financial statements and financial data as Lender reasonably determines to be necessary or appropriate for such compliance.

(i) Without limiting the generality of Section 9.1(h) above, if reasonably requested by Lender, Borrower shall promptly provide or cause to be provided to Lender any financial statements or financial, statistical, operating or other information as Lender shall determine to be required pursuant to Regulation AB or any amendment, modification or replacement thereto or any other Legal Requirements in connection with any Disclosure Document, any Exchange Act Filing or any report that is required to be made “available” to holders of the Securities under Regulation AB or applicable Legal Requirements or as shall otherwise be reasonably requested by Lender.

(j) Borrower agrees that Lender may disclose any information relating to Borrower, Op Co Pledgor, Mortgage Borrower, Operating Lessee, their Affiliates, the Property, the Collateral, or any aspect of the Loan (including information provided by or on behalf of Borrower or any of its Affiliates to Lender) to the parties requesting such information and, if applicable, the NRSROs in connection with any Secondary Market Transaction. Borrower also understands that the findings and conclusions of any third-party due diligence report obtained by Lender or other Securitization Indemnified Parties may be made publicly available if required, and in the manner prescribed, by Section 15E(s)(4)(A) of the Exchange Act, any rules promulgated thereunder or any other applicable Legal Requirements.

(k) Subject to Section 9.2 hereof, in connection with Lender’s efforts to effect any Secondary Market Transaction, all costs and expenses incurred by Borrower and Guarantor (and any of their Affiliates) in connection with a Secondary Market Transaction pursuant to this Section 9.1 (including, without limitation, the fees and expenses of the Rating Agencies) shall be borne by Borrower (and for the avoidance of doubt, Lender shall be responsible for all of Lender’s fees and expenses in connection with any Secondary Market Transaction).

(l) Within a reasonable period of time after the closing of the Secondary Market Transaction, following Borrower’s written request, Lender shall endeavor to notify Borrower and Operating Lessee of the location of the corporate trust office of the Trustee and location of the servicing offices of the Servicer, which locations shall be deemed the locations for purposes of the definition of “Business Day” provided for in Section 1.1 of this Agreement.

Section 9.2 Securitization Indemnification.

(a) Borrower understands that information provided to Lender by Borrower, Mortgage Borrower, or their agents, counsel and representatives may be included in Disclosure Documents in connection with a Securitization and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and may be made available to investors or prospective investors in the Securities, the NRSROs and other advisory and service providers relating to a Securitization. In the event that any Disclosure Document is required to be revised prior to the sale of all Securities in connection with a Securitization, Borrower will reasonably cooperate with Lender (or, if applicable, the holder of the applicable interest in the Loan) in updating the Disclosure Document by providing all current information necessary to keep the Disclosure Document accurate and complete in all material respects.

(b) Borrower hereby agrees to indemnify Lender, any Affiliate of Lender that has filed any registration statement relating to the Securitization or has acted as the issuer, the sponsor or depositor in connection with a Securitization, any Affiliate of Lender that acts as an underwriter, placement agent or initial purchaser of the Securities issued in connection with a Securitization, any other issuers, depositors, underwriters, placement agents or initial purchasers of the Securities issued in connection with a Securitization, and each of their respective directors, officers, partners, employees, representatives, agents and Affiliates, and each Person that controls any such Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Securitization Indemnified Parties”) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs and expenses (collectively, the “Securitization Indemnification Liabilities”) to which any Securitization Indemnified Party may become subject insofar as the Securitization Indemnification Liabilities arise out of or are based upon, (i) any untrue statement of any material fact contained in the information provided to Lender by Borrower, any Affiliate of Borrower or any of their respective agents, counsel or representatives, or (ii) the omission to state therein a material fact required to be stated in such information or necessary in order to make the statements in such information, in light of the circumstances under which they were made, not misleading, provided, that, notwithstanding the foregoing or anything to the contrary in this Section 9.2, the foregoing indemnification shall relate solely to (A) the sections of the Disclosure Documents entitled “Summary of Offering Circular,” (but only the following sections of such Summary – “The Mortgage Loan” through “The Mezzanine Loan”), “Risk Factors” (but only the extent that the information therein relates to the Borrower, any Affiliate of the Borrower, the Properties, the Property Manager, the Management Agreement, the Franchise Agreement and the Operating Lease), “Description of the Properties,” “Description of the Borrowers and Related Parties,” “Description of the Property Manager, the Management Agreement and the Assignment of Management Agreement,” “Description of the Franchise Agreements,” “Description of the Operating Lease,” and “Description of the Mortgage Loan;” and the section of the Structural and Collateral Term Sheet entitled “Executive Summary,” “Mortgage Loan Terms,” “Portfolio Overview,” “Borrower Sponsors and Manager Overview,” and “Organizational Chart”, and Annex A and Annex B (other than the portions of the foregoing that Lender and Borrower agree to strike through) and (B) the extent that such sections of the Disclosure Documents were submitted by Lender to Borrower for review, and, in each case, further, provided, that notwithstanding the foregoing or anything herein to the contrary, Borrower shall not be liable for any untrue statement or omission resulting from Lender’s failure to accurately reflect Borrower’s (or its counsel’s) written comments to the Disclosure Documents. Borrower also agrees to reimburse each Securitization Indemnified Party for any legal or other out-of-pocket costs and expenses reasonably incurred by such Securitization Indemnified Party in connection with investigating or defending the Securitization Indemnification Liabilities. Borrower’s liability under this paragraph will be limited to any such liability, obligation, loss, damage, penalty, action, judgment, suit, claim, cost or expense that arises out of or is based upon an untrue statement or omission made therein in reliance upon and in conformity with information furnished by or on behalf of Borrower in connection with the preparation of the Disclosure Documents or in connection with the underwriting or closing of the Loan (including, without limitation, financial statements of Borrower and Mortgage Borrower, operating statements and rent rolls with respect to the Property). This indemnity provision will be in addition to any obligation or liability which Borrower may otherwise have. Borrower shall be provided no less than seven (7) days to review the initial drafts of the Disclosure Documents, and Borrower shall be provided no less than two (2) Business Days to review subsequent drafts of the Disclosure Documents. All reasonable third party costs and expenses (including reasonable attorney’s fees and expenses) incurred by Borrower in connection with Borrower’s examination of the provisions of the Disclosure Documents pursuant to this Section 9.2 in excess of $10,000 shall be reimbursed by Lender.

(c) In connection with Exchange Act Filings and information therein or other reports containing comparable information that are required to be made “available” to holders of the Securities under Regulation AB or applicable Legal Requirements, as it relates to the Property, the Collateral, Borrower, Mortgage Borrower, Op Co Pledgor, Operating Lessee, Guarantor, any Affiliate of Borrower, Operating Lessee or Guarantor or any other aspect of the Loan, Borrower agrees to, subject to limitations set forth in Section 9.2(b) above, (i) indemnify the Securitization Indemnified Parties for Securitization Indemnification Liabilities to which any Securitization Indemnified Party may become subject insofar as the Securitization Indemnification Liabilities arise out of, or are based upon, an untrue statement or omission of any material fact made in reliance upon, and in conformity with, information furnished to Lender by or on behalf of Borrower in connection with the preparation of the Disclosure Document, in connection with the underwriting or closing of the Loan or any of the reports, statements or other information furnished by or on behalf of Borrower pursuant to the terms of this Agreement, including financial statements of Borrower, operating statements and rent rolls with respect to the Property, and (ii) reimburse each Securitization Indemnified Party for any out-of-pocket legal or other costs and expenses reasonably incurred by such Securitization Indemnified Party in connection with defending or investigating the Securitization Indemnification Liabilities.

(d) Promptly after receipt by a Securitization Indemnified Party of notice of any claim or the commencement of any action or suit, such Securitization Indemnified Party shall, if a claim for indemnification in respect thereof is to be made against Borrower, notify Borrower in writing of the claim or the commencement of such action or suit; provided, however, that the failure to notify Borrower shall not relieve Borrower from any liability which it may have under the indemnification provisions of this Section 9.2 except to the extent that it has been materially prejudiced by such failure and, provided further that the failure to notify Borrower shall not relieve Borrower from any liability which it may have to any Securitization Indemnified Party otherwise than under the provisions of this Section 9.2. If any such claim, action or suit shall be brought against any Securitization Indemnified Party, and it shall notify Borrower thereof, Borrower shall be entitled to participate therein and, to the extent that it wishes, assume the defense thereof with counsel reasonably satisfactory to such Securitization Indemnified Party. After notice from Borrower to the applicable Securitization Indemnified Party of Borrower’s election to assume the defense of such claim, action or suit, Borrower shall not be liable to such Securitization Indemnified Party for any legal or other costs and expenses subsequently incurred by such Securitization Indemnified Party in connection with the defense thereof except as provided in the following sentence; provided, however, if the defendants in any such action or suit include both Borrower, on the one hand, and one or more Securitization Indemnified Parties on the other hand, and a Securitization Indemnified Party shall have reasonably concluded that there are legal defenses available to it and/or other Securitization Indemnified Parties that are different or in addition to those available to Borrower, the Securitization Indemnified Party or Parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action or suit on behalf of such Securitization Indemnified Party or Parties. The Securitization Indemnified Party shall instruct its counsel to maintain reasonably detailed billing records for fees and disbursements for which such Securitization Indemnified Party is seeking or intends to seek reimbursement hereunder and shall submit copies of such detailed billing records to substantiate that such counsel’s fees and disbursements are related solely to the defense of a claim for which Borrower is required hereunder to indemnify such Securitization Indemnified Party. Borrower shall not be liable for the costs and expenses of more than one (1) such separate counsel unless a Securitization Indemnified Party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to another Securitization Indemnified Party.

(e) Without the prior written consent of the applicable Securitization Indemnified Party (which consent shall not be unreasonably withheld or delayed), Borrower shall not settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Securitization Indemnified Party is an actual or potential party to such claim, action, suit or proceeding) unless Borrower shall have given the applicable Securitization Indemnified Party reasonable prior notice thereof and shall have obtained an unconditional release of each Securitization Indemnified Party from all Securitization Indemnification Liabilities arising out of or relating to such claim, action, suit or proceeding. As long as Borrower has complied with its obligations to defend and indemnify hereunder, Borrower shall not be liable for any settlement made by any Securitization Indemnified Party without the consent of Borrower (which consent shall not be unreasonably withheld or delayed).

(f) Borrower agrees that if any indemnification or reimbursement sought pursuant to this Section 9.2 is finally judicially determined to be unavailable for any reason or is insufficient to hold any Securitization Indemnified Party harmless (with respect only to the Securitization Indemnification Liabilities that are the subject of this Section 9.2), then Borrower, on the one hand, and such Securitization Indemnified Party, on the other hand, shall contribute to the Securitization Indemnification Liabilities for which such indemnification or reimbursement is held unavailable or is insufficient: (i) in such proportion as is appropriate to reflect the relative benefits to Borrower, on the one hand, and such Securitization Indemnified Party, on the other hand, from the transactions to which such indemnification or reimbursement relates; or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative faults of Borrower, on the one hand, and all Securitization Indemnified Parties, on the other hand, as well as any other equitable considerations. Notwithstanding the provisions of this Section 9.2, (A) no Person found liable for a fraudulent misrepresentation shall be entitled to contribution from any other Person who is not also found liable for such fraudulent misrepresentation, and (B) Borrower agrees that in no event shall the amount to be contributed by the Securitization Indemnified Parties collectively pursuant to this Section 9.2(f) exceed the amount of the fees actually received by the Securitization Indemnified Parties in connection with the closing of the Loan.

(g) Borrower agrees that the indemnification, contribution and reimbursement obligations set forth in this Section 9.2 shall apply whether or not any Securitization Indemnified Party is a formal party to any claim, action, suit or proceeding. Borrower further agrees that the Securitization Indemnified Parties are intended third party beneficiaries under this Section 9.2.

(h) The liabilities and obligations of Borrower and the Securitization Indemnified Parties under this Section 9.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Debt.

(i) Notwithstanding anything to the contrary contained herein, Borrower shall have no obligation to act as depositor with respect to the Loan or an issuer or registrant with respect to the Securities issued in any Securitization.

X. DEFAULTS

Section 10.1 Event of Default.

(a) Each of the following events shall constitute an event of default hereunder (an “Event of Default”):

(i) (A) if any monthly Debt Service, any monthly deposit of Reserve Funds or the payment due on the Maturity Date is not paid when due or (B) if any other portion of the Debt is not paid when due; provided that, with respect to this clause (B), such non-payment continues for ten (10) days following notice to Borrower that the same is due and payable; further, provided that, with respect to clause (A)(other than the payment due on the Maturity Date) or clause (B), in the event that there are sufficient funds on deposit in the Cash Management Account or relevant sub-account under Section 2.7.2 of the Mortgage Loan Agreement on the applicable date, and Mortgage Lender or its servicer fails to apply or cause to be applied (pursuant to and in accordance with the Mortgage Loan Agreement) such funds in satisfaction of such then due amounts and Mortgage Lender’s or its servicer’s access to such funds has not been impaired or impeded by Borrower or Mortgage Borrower, then such failure by Mortgage Lender or its servicer to apply such amounts shall not be deemed a Default or an Event of Default under this clause (i);

(ii) if any of the Taxes or Other Charges are not paid prior to delinquency; provided, however, in the event that there are sufficient Tax Funds on deposit in the Tax Account at such time as set forth in the Mortgage Loan Agreement, and Mortgage Lender or its Servicer fails to apply or cause to be applied (pursuant to and in accordance with the Mortgage Loan Agreement) such Tax Funds in satisfaction of such then due Taxes or Other Charges and Mortgage Lender’s or Servicer’s access to such Tax Funds has not been impaired or impeded by Borrower or Mortgage Borrower, then such failure by Mortgage Lender or its Servicer to pay such amounts shall not be deemed a Default or an Event of Default under this clause (ii);

(iii) if the Policies are not kept in full force and effect; provided, however, if such failure to keep the Policies in full force and effect arises solely due to the non-payment of the applicable Insurance Premiums then, in the event that there are sufficient Insurance Funds on deposit in the Insurance Account at such time as set forth in the Mortgage Loan Agreement, and Mortgage Lender or its Servicer fails to apply or cause to be applied (pursuant to and in accordance with the Mortgage Loan Agreement) such Insurance Funds in payment of such then expiring Policies, and Mortgage Lender’s or Servicer’s access to such Insurance Funds has not been impaired or impeded by Borrower or Mortgage Borrower, then such failure by Mortgage Lender or its Servicer to pay such amounts shall not be deemed a Default or an Event of Default under this clause (iii);

(iv) if Borrower commits, permits or suffers a Transfer in violation of the provisions of this Agreement;

(v) if any certification, representation or warranty made by Borrower or Op Co Pledgor herein (including any representation or warranty of Mortgage Borrower or Operating Lessee that is incorporated herein by reference pursuant to Section 3.1.51 hereof and made by Borrower or Op Co Pledgor hereunder) or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished by or on behalf of Borrower or Op Co Pledgor to Lender shall have been false or misleading in any material respect as of the date such certification, representation or warranty was made (provided, however, as to any such false or misleading certification, representation or warranty which was not known to Borrower or to be false or misleading when made or submitted to Lender, and the condition causing such certification, representation or warranty to be false or misleading is susceptible of being cured, the same shall not be an Event of Default hereunder unless Borrower fails within ten (10) Business Days following written notice thereof to Borrower to undertake and complete all action necessary to either cure the same or make such certification, representation or warranty true and correct in all material respects as and when made) provided, that if any such breach is susceptible to cure but cannot reasonably be cured within such ten (10) Business Day period and Borrower or Op Co Pledgor shall have commenced (or have caused Mortgage Borrower or Operating Lessee to commence, as applicable) such cure within such ten (10) Business Day period and thereafter diligently and expeditiously proceeds to cure the same, such ten (10) Business Day period shall be extended for an additional period of time as is reasonably necessary for Borrower or Op Co Pledgor (or Mortgage Borrower or Operating Lessee, as applicable) to cure the same, such additional period not to exceed sixty (60) days;

(vi) (A) if Borrower or Mortgage Borrower shall make an assignment for the benefit of creditors, or (B) if Op Co Pledgor or Operating Lessee shall make an assignment for the benefit of creditors, or (C) if Guarantor shall make an assignment for the benefit of creditors; provided, however, that in connection with any Default by Guarantor with respect to this clause (C), it shall not be an Event of Default under this clause (vi) if, within thirty (30) days following such assignment by Guarantor, Borrower causes an Acceptable Replacement Guarantor to replace the Guaranty and the Environmental Indemnity pursuant to (I) a guaranty substantially in the form of the Guaranty covering all obligations arising under such Guaranty from and after the date of this Agreement and (II) an environmental indemnity substantially in the form of the Environmental Indemnity covering all obligations arising under such Environmental Indemnity from and after the date of this Agreement (and, for the avoidance of doubt, such Acceptable Replacement Guarantor shall be liable under such replacement guaranty and environmental indemnity for all obligations and liabilities under the Guaranty and the Environmental Indemnity as if such replacement guarantor entered into such documents on the Closing Date (i.e., such replacement guaranty and environmental indemnity shall be effective as of the Closing Date, nunc pro tunc));

(vii) (A) if Borrower or Mortgage Borrower fails or admits its inability to pay debts generally as they become due, or (B) if Op Co Pledgor or Operating Lessee fails or admits its inability to pay debts generally as they become due, or (C) if, Guarantor fails or admits its inability to pay debts generally as they become due; provided, however, that in connection with any Default by Guarantor with respect to this clause (C), it shall not be an Event of Default under this clause (vii) if, within thirty (30) days following such failure or admission by Guarantor, Borrower causes an Acceptable Replacement Guarantor to replace the Guaranty and the Environmental Indemnity pursuant to (I) a guaranty substantially in the form of the Guaranty covering all obligations arising under such Guaranty from and after the date of this Agreement and (II) an environmental indemnity substantially in the form of the Environmental Indemnity covering all obligations arising under such Environmental Indemnity from and after the date of this Agreement (and, for the avoidance of doubt, such Acceptable Replacement Guarantor shall be liable under such replacement guaranty and environmental indemnity for all obligations and liabilities under the Guaranty and the Environmental Indemnity as if such replacement guarantor entered into such documents on the Closing Date (i.e., such replacement guaranty and environmental indemnity shall be effective as of the Closing Date, nunc pro tunc));

(viii) (A) if a receiver, liquidator or trustee shall be appointed for Borrower or Mortgage Borrower or if Borrower or Mortgage Borrower shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal Bankruptcy Law, or any similar federal or state law, shall be filed by or against, or consented to by, Borrower or Mortgage Borrower, or if any proceeding for the dissolution or liquidation of Borrower or Mortgage Borrower shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower or Mortgage Borrower, upon the same not being discharged, stayed or dismissed within one hundred twenty (120) days, (B) if a receiver, liquidator or trustee shall be appointed for Op Co Pledgor or Operating Lessee or if Op Co Pledgor or Operating Lessee shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal Bankruptcy Law, or any similar federal or state law, shall be filed by or against, or consented to by, Op Co Pledgor or Operating Lessee, or if any proceeding for the dissolution or liquidation of Op Co Pledgor or Operating Lessee shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Op Co Pledgor or Operating Lessee, upon the same not being discharged, stayed or dismissed within one hundred twenty (120) days, or (C) if a receiver, liquidator or trustee shall be appointed for Guarantor or if Guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal Bankruptcy Law, or any similar federal or state law, shall be filed by or against, or consented to by, Guarantor, or if any proceeding for the dissolution or liquidation of Guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Guarantor, upon the same not being discharged, stayed or dismissed within one hundred twenty (120) days or if an order for relief is entered; provided, however, that solely in connection with any Default by Guarantor with respect to this clause (C), it shall not be an Event of Default under this clause (viii) if, within thirty (30) days following such failure or admission by

Guarantor, Borrower causes an Acceptable Replacement Guarantor to replace the Guaranty and the Environmental Indemnity pursuant to (I) a guaranty substantially in the form of the Guaranty covering all obligations arising under such Guaranty from and after the date of this Agreement and (II) an environmental indemnity substantially in the form of the Environmental Indemnity covering all obligations arising under such Environmental Indemnity from and after the date of this Agreement (and, for the avoidance of doubt, such Acceptable Replacement Guarantor shall be liable under such replacement guaranty and environmental indemnity for all obligations and liabilities under the Guaranty and the Environmental Indemnity as if such replacement guarantor entered into such documents on the Closing Date (i.e., such replacement guaranty and environmental indemnity shall be effective as of the Closing Date, nunc pro tunc));

(ix) if Borrower, Op Co Pledgor, or Guarantor attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

(x) if Borrower or Op Co Pledgor shall be in material default beyond any applicable cure periods under any agreement (other than the Loan Documents) creating a Lien on the Collateral or any part thereof, which Lien is not discharged within thirty (30) days after the earlier of (A) Lender’s written notice to Borrower or (B) the date on which Borrower or Op Co Pledgor becomes aware of such Lien; provided that the same shall not constitute an Event of Default so long as Borrower is contesting the same in accordance with Section 4.2.1 or other similar provision of the Loan Documents;

(xi) with respect to any term, covenant or provision set forth herein which specifically contains a notice requirement or grace period, if Borrower or Op Co Pledgor shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period;

(xii) if Borrower shall continue to be in Default under any of the terms, covenants or provisions set forth in Section 9.1, Section 11.29 or Section 11.30 hereof, or fails to cooperate with Lender in connection with a Secondary Market Transaction in accordance with the terms, covenants and provisions set forth in Section 9.1 hereof, for (A) two (2) Business Days in the case of a request to execute a Securitization Loan Agreement Amendment, or (B) in all other cases, five (5) Business Days after written notice to Borrower and Op Co Pledgor from Lender;

(xiii) if any of the factual assumptions relating to Borrower contained in any Insolvency Opinion that are material to the opinions expressed therein is or shall become untrue in any material respect; provided that in the event any such assumptions consist of representations, warranties or covenants contained in Section 3.1.24 or substantially similar thereto, then the provisions of clause (xiv) below shall instead apply;

(xiv) if Borrower or Op Co Pledgor breaches any representation, warranty or covenant contained in Section 3.1.24 hereof; provided that, any such breach shall not constitute an Event of Default (A) if such breach is inadvertent and non-recurring, (B) if such breach is curable, if Borrower or Op Co Pledgor shall promptly cure such breach within thirty (30) days after such breach occurs, and (C) within ten (10) Business Days of written request of Lender, if Borrower or Op Co Pledgor delivers to Lender an additional Insolvency Opinion or a modification of the Insolvency Opinion, as applicable, to the effect that such breach shall not in any way impair, negate or amend the opinions rendered in the Insolvency Opinion;

(xv) if there is any modification or amendment to any of the Mortgage Loan Documents made without the prior written consent of Lender, except to the extent any such modification or amendment is permitted pursuant to the Intercreditor Agreement;

(xvi) intentionally omitted;

(xvii) intentionally omitted;

(xviii) if a material default by Mortgage Borrower has occurred and continues beyond any applicable cure period under the Management Agreement and such default permits Manager thereunder to terminate or cancel the Management Agreement, and a Replacement Management Agreement is not put in place within thirty (30) days thereafter;

(xix) if a material default by Operating Lessee has occurred and continues beyond any applicable cure period under the Franchise Agreement and such default results in Franchisor terminating or canceling the Franchise Agreement and a Replacement Franchise Agreement is not put in place within forty-five (45) days thereafter;

(xx) if Mortgage Borrower ceases to do business as a hotel at any Individual Property or terminates such business for any reason whatsoever (other than temporary cessation in connection with any continuous and diligent renovation or restoration of the applicable Individual Property following a Casualty or Condemnation);

(xxi) if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in clauses (i) to (xx) above, for ten (10) Business Days after notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that Borrower shall have commenced to cure such Default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed one hundred twenty (120) days;

(xxii) if there shall be Default under any of the other Loan Documents beyond any applicable notice and cure periods contained in such Loan Documents, whether as to Borrower, Mortgage Borrower, Op Co Pledgor, Operating Lessee, Guarantor, the Property, or the Collateral, or if any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt; provided, however, that in connection with any Default by Guarantor with respect to a failure to maintain the financial covenants set forth in Article V of the Guaranty, it shall not be an Event of Default under this clause (xxii) if, within thirty (30) days following such declaration by Lender, Borrower causes an Acceptable Replacement Guarantor to replace the Guaranty and the Environmental Indemnity pursuant to (I) a guaranty substantially in the form of the Guaranty covering all obligations arising under such Guaranty from and after the date of this Agreement and (II) an environmental indemnity substantially in the form of the Environmental Indemnity covering all obligations arising under such Environmental Indemnity from and after the date of this Agreement (and, for the avoidance of doubt, such Acceptable Replacement Guarantor shall be liable under such replacement guaranty and environmental indemnity for all obligations and liabilities under the Guaranty and the Environmental Indemnity as if such replacement guarantor entered into such documents on the Closing Date (i.e., such replacement guaranty and environmental indemnity shall be effective as of the Closing Date, nunc pro tunc));

(xxiii) if the Liens created pursuant to any Loan Document shall cease to be a fully enforceable first priority security interest due to any intentional or willful act or omission of Borrower (unless such unenforceability results solely from an act or omission of Lender);

(xxiv) if at any time the equity interests pledged by Borrower and/or Op Co Pledgor pursuant to the Pledge Agreement are evidenced by new, replacement or additional certificates and Borrower and/or Op Co Pledgor fails to deliver such certificates to Lender, together with an executed stock, membership or partnership power, as applicable, in blank; or

(xxv) if a Mortgage Loan Event of Default shall occur.

(b) Upon the occurrence and continuance of an Event of Default (other than an Event of Default described in Section 10.1(a)(vi), (vii) or (viii) above) and at any time thereafter, Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, take such action, without notice or demand (except for such notice or demand as may be expressly required under this Agreement or any other Loan Document), that Lender deems advisable to protect and enforce its rights against Borrower, Op Co Pledgor, and in and to the Collateral, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents and may exercise the rights and remedies of a secured party under the UCC against Borrower, Op Co Pledgor, and the Collateral, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in Section 10.1(a)(vi), (vii) or (viii) above, the Debt shall immediately and automatically become due and payable, without notice or demand, and Borrower and Op Co Pledgor hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

Section 10.2 Remedies.

(a) Upon the occurrence and during the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower and Op Co Pledgor under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower and Op Co Pledgor or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any portion of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or initiated or taken other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to all or any part of the Collateral. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole and absolute discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrower and Op Co Pledgor agree that, if an Event of Default has occurred and remains outstanding, (i) Lender is not subject to any “one action” or “election of remedies” law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its rights and remedies against the Collateral and the Pledge Agreement has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Obligations or the Debt has been paid in full. Lender hereby waives any right to seek special, consequential, exemplary or punitive damages, in each case except to the extent the same are payable by Lender to any third party.

(b) With respect to Borrower, Op Co Pledgor and the Collateral, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to the Collateral for the satisfaction of any of the Debt in any order, proportion or priority, and Lender may seek satisfaction out of the Collateral, or any part thereof, in its sole and absolute discretion in respect of the Debt. In addition, Lender shall have the right from time to time to partially foreclose upon the Collateral in any manner and for any amounts secured by the Pledge Agreement then due and payable as determined by Lender in its sole and absolute discretion including, without limitation, the following circumstances: (i) in the event Borrower or Op Co Pledgor defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose upon the Collateral to recover such delinquent payments or (ii) in the event Lender elects to accelerate less than the entire Outstanding Principal Balance, Lender may foreclose upon the Collateral to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by the Pledge Agreement as Lender may elect. Notwithstanding one or more partial foreclosures, the Collateral shall remain subject to the Pledge Agreement to secure payment of sums secured by the Pledge Agreement and not previously recovered.

(c) Upon the occurrence and during the continuance of an Event of Default (but without limiting Lender’s rights under Section 9.1, Section 11.29 or Section 11.30 hereof), Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (collectively, the “Severed Loan Documents”) in such denominations and priority as Lender shall determine in its sole and absolute discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower and Op Co Pledgor shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. During the continuance of an Event of Default, Borrower and Op Co Pledgor hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower and Op Co Pledgor ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until five (5) Business Days after notice has been given to Borrower by Lender of Lender’s intent to exercise its rights under such power. Borrower shall be obligated to pay any reasonable out-of-pocket costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents and other matters and documentation in connection therewith. The Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower and Op Co Pledgor only as of the Closing Date.

(d) Any amounts recovered from the Collateral or any other collateral for the Loan after the occurrence and continuance of an Event of Default may be applied by Lender toward the payment of any principal and/or interest of the Loan and/or any other amounts due under the Loan Documents in such order, proportion and priority as Lender in its sole and absolute discretion shall determine.

Section 10.3 Right to Cure Defaults.

Lender may, but without any obligation to do so and without notice to or demand on Borrower or Op Co Pledgor and without releasing Borrower and Op Co Pledgor from any obligation hereunder or under the other Loan Documents or being deemed to have cured any Event of Default, make, do or perform any obligation of Borrower or Op Co Pledgor hereunder or under the other Loan Documents in such manner and to such extent as Lender may deem necessary. Lender is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property or the Collateral for such purposes. All reasonable out-of-pocket costs and expenses incurred by Lender in remedying or attempting to remedy such Event of Default or such other breach or default by Borrower or Op Co Pledgor or in appearing in, defending, or bringing any action or proceeding shall bear interest at the Default Rate from the date such costs and expenses were incurred to the date reimbursement payment is received by Lender. All such reasonable out-of-pocket costs and expenses incurred by Lender, together with interest thereon calculated at the Default Rate, shall be deemed to constitute a portion of the Obligations, shall be secured by the liens and security interests provided to Lender under the Loan Documents and shall be immediately due and payable upon demand by Lender therefore.

Section 10.4 Remedies Cumulative.

The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower and Op Co Pledgor pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s sole and absolute discretion. No delay or omission to exercise any right, power or remedy accruing upon an Event of Default shall impair any such right, power or remedy or shall be construed as a waiver thereof, but any such right, power or remedy may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default shall not be construed to be a waiver of any subsequent Default or Event of Default or to impair any right, power or remedy consequent thereon.

XI. MISCELLANEOUS

Section 11.1 Successors and Assigns.

This Agreement and all agreements, covenants, representations and warranties in this Agreement, by or on behalf of Borrower and Operating Lessee, shall inure to the benefit of the legal representatives, successors and assigns of Lender. Notwithstanding the foregoing, provided no Event of Default has occurred and is continuing, other than with respect to the sale or other transfer of Securities issued in connection with a Securitization of the Loan or any portion thereof, Lender agrees not to sell or otherwise transfer the Loan or any portion thereof to any of the Persons set forth on Schedule XI attached hereto (such Persons, the “Prohibited Lenders”), or Controlled Affiliate of the Prohibited Lenders; provided, further, that Lender may definitively rely on an a representation from any assignee or transferee of the Loan or any portion thereof for purposes of determining whether such assignee or transferee is a Prohibited Lender or a Controlled Affiliate of a Prohibited Lender.

Section 11.2 Lender’s Discretion.

Whenever pursuant to this Agreement Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive. Prior to a Securitization, whenever pursuant to this Agreement the Rating Agencies are given any right to approve or disapprove, or any arrangement or term is to be satisfactory to the Rating Agencies, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory, based upon Lender’s determination of Rating Agency criteria, shall be substituted therefore.

Section 11.3 Governing Law.

(A) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE LOAN DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIEN AND SECURITY INTEREST CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE COLLATERAL IS LOCATED OR AS DETERMINED BY APPLICABLE LAW, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, AND THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(B) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:

CT CORPORATION

111 EIGHTH AVENUE

NEW YORK, NEW YORK 10011

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE AGENT IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

Section 11.4 Modification, Waiver in Writing.

No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement or of any other Loan Document, nor consent to any departure by Borrower or Op Co Pledgor therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to or demand on Borrower or Operating Lessee shall entitle Borrower or Op Co Pledgor to any other or future notice or demand in the same, similar or other circumstances.

Section 11.5 Delay Not a Waiver.

Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement in, or exercising any right, power, remedy or privilege under, this Agreement or any other Loan Document shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount. Lender shall have the right to waive or reduce any time periods that Lender is entitled to under the Loan Documents in its sole and absolute discretion.

Section 11.6 Notices.

All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a “Notice”) required, permitted, or desired to be given hereunder shall be in writing (a) sent by e-mail, (b) sent by registered or certified mail, postage prepaid, return receipt requested, (c) delivered by hand or (d) delivered by reputable overnight courier addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 11.6. Any Notice shall be deemed to have been received: (i) if sent by e-mail, on the date of sending the e-mail (provided that delivery of such notice or other written communication is also made within one (1) Business Day thereafter by one of the methods prescribed under the preceding clauses (b), (c) or (d)) if sent during business hours on a Business Day (otherwise on the next Business Day), (ii) if sent by registered or certified mail, on the date of delivery or the date of the first attempted delivery, in either case on a Business Day (otherwise on the next Business Day), (iii) if delivered by hand, on the date of delivery if delivered during business hours on a Business Day (otherwise on the next Business Day), and (iv) if sent by an overnight commercial courier, on the next Business Day, in each case addressed to the parties as follows:

If to Lender:	c/o Mack Real Estate Credit Strategies, L.P. 60 Columbus Circle New York, New York 10023 Attention: Kevin Cullinan Email: kcullinan@mackregroup.com

with a copy to:	Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: Julian M. Wise, Esq. Email: Julian.Wise@srz.com

If to Borrower
or Op Co Pledgor:	c/o Hersha Hospitality Trust 510 Walnut Street, 9th Floor Philadelphia, PA 19106 Attention: Ashish R. Parikh, Chief Financial Officer Email: ashish@hersha.com

with a copy to:	Cindat USA LLC 745 Fifth Avenue, Fifth Floor New York, New York 10151 Attention: Rodrigo Real Email: rodrigo.real@cindatusa.com

And a copy to:	Hunton and Williams LLP 2200 Pennsylvania Avenue NW Washington, DC 20037 Attention: Rori Malech, Esq. Email: rmalech@hunton.com

And a copy to:	Sidley Austin LLP 555 West Fifth Street Los Angeles, CA 90013 Attention: Joel H. Rothstein, Esq. Email: joel.rothstein@sidley.com

Section 11.7 Trial by Jury.

BORROWER, OP CO PLEDGOR AND LENDER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, OP CO PLEDGOR AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

Section 11.8 Headings.

The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 11.9 Severability.

Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 11.10 Preferences.

Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the Obligations. To the extent Borrower makes any payment to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other Person under any Bankruptcy Law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Obligations or a portion thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

Section 11.11 Waiver of Notice.

Neither Borrower nor Op Co Pledgor shall be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower or Op Co Pledgor and except with respect to matters for which Borrower and Op Co Pledgor is not, pursuant to the applicable Legal Requirements, permitted to waive the giving of notice. Borrower and Op Co Pledgor hereby expressly waive the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower and Op Co Pledgor.

Section 11.12 Remedies of Borrower and Operating Lessee.

In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where, by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower and Op Co Pledgor agree that neither Lender nor its agents shall be liable for any monetary damages, and Borrower’s and Op Co Pledgor’s sole remedy shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender or its agent has acted reasonably shall be determined by an action seeking declaratory judgment.

Section 11.13 Expenses; Indemnity.

(a) Subject to Section 9.1, Borrower shall pay or, if Borrower fails to pay, reimburse Lender, within ten (10) Business Days of receipt of written notice from Lender, for all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses) incurred by Lender in connection with (i) Borrower’s ongoing performance of and compliance with Borrower’s agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (ii) Lender’s ongoing performance of and compliance with all agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Borrower; (iv) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred, in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (v) enforcing or preserving any rights in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation or otherwise, in each case against, under or affecting Borrower, Mortgage Borrower, this Agreement, any other Loan Document, the Collateral, or any other security given for the Loan; (vi) enforcing any obligations of, or collecting any payments due from, Borrower or Guarantor under this Agreement or the other Loan Documents or with respect to the Collateral or in connection with any refinancing or restructuring of the credit arrangements provided under this

Agreement in the nature of a “work-out” or of any insolvency or bankruptcy proceedings; and (vii) securing Borrower’s compliance with any requests made by Lender pursuant to the provisions of this Agreement, including Section 9.1, Section 11.29 or Section 11.30 hereof; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. At Lender’s discretion, any such costs and expenses due and payable to Lender may be paid to Lender from any amounts in the Mezzanine Deposit Account.

(b) Borrower shall indemnify, defend and hold harmless Lender Indemnitees from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and expenses of counsel for any Lender Indemnitee in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Lender Indemnitee shall be designated a party thereto), that may be imposed on, incurred by, or asserted against any Lender Indemnitee in any manner relating to or arising out of (i) any breach by Borrower or Op Co Pledgor of its obligations under, or any misrepresentation by Borrower or Op Co Pledgor contained in, this Agreement or the other Loan Documents, (ii) any misstatement or omission in any report, certificate, financial statement, other agreement, instrument or document or other materials or information provided by or on behalf of Borrower or Operating Lessee pursuant to this Agreement or any other Loan Document or in connection with the Loan, or (iii) the use or intended use of the proceeds of the Loan (collectively, the “Indemnified Liabilities”); provided, however, that Borrower shall not have any obligation to the Lender Indemnitees hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of the Lender Indemnitees. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Lender Indemnitees. Notwithstanding the foregoing or anything in this Section 11.13 to the contrary, the indemnification provided for in this Section 11.13 shall not be deemed to include any indemnification with respect to Indemnified Taxes which shall exclusively be governed by the provisions of Section 2.9.

(c) Borrower shall pay for or, if Borrower fails to pay, to reimburse Lender for, any reasonable out-of-pocket fees, costs and expenses of any Rating Agency in connection with any consent, approval, waiver or confirmation required to be obtained from such Rating Agency pursuant to the terms and conditions of this Agreement or any other Loan Document and Lender shall be entitled to require payment of such fees, costs and expenses as a condition precedent to the obtaining of any such consent, approval, waiver or confirmation.

Section 11.14 Schedules Incorporated.

The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 11.15 Offsets, Counterclaims and Defenses.

Any assignee of Lender’s interest in and to this Agreement and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower or Op Co Pledgor may otherwise have against any assignor of such documents, and no such unrelated offset, counterclaim or defense shall be interposed or asserted by Borrower or Op Co Pledgor in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower and Operating Lessee.

Section 11.16 No Joint Venture or Partnership.

Borrower, Op Co Pledgor and Lender intend that the relationships created hereunder and under the other Loan Documents between Borrower and Lender be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Op Co Pledgor, on the one hand, and Lender, on the other hand.

Section 11.17 Publicity.

All news releases, publicity or advertising by Borrower, Op Co Pledgor or their Affiliates through any media which refers to the Loan, the Loan Documents or Lender or any of its Affiliates shall be subject to the prior approval of Lender. Borrower and Op Co Pledgor authorize Lender to issue press releases, advertisements and other promotional materials in connection with Lender’s own promotional and marketing activities, including in connection with a Secondary Market Transaction, and such materials may describe the Loan in general terms or in detail and Lender’s participation therein in the Loan. Notwithstanding the foregoing, disclosure required by any applicable laws, including any applicable federal or State securities laws, rules or regulations, as determined by Borrower’s and Op Co Pledgor’s counsel, shall not be subject to the prior written approval of Lender.

Section 11.18 Waiver of Marshalling of Assets.

To the fullest extent permitted by law, each of Borrower and Op Co Pledgor, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Op Co Pledgor, Borrower’s and Op Co Pledgor’s partners, members and others with interests in Borrower or Op Co Pledgor, and of the Collateral, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Collateral for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Collateral in preference to every other claimant whatsoever.

Section 11.19 Waiver of Offsets/Defenses/Counterclaims.

Borrower and Op Co Pledgor hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents or otherwise to offset any obligations to make the payments required by the Loan Documents. No failure by Lender to perform any of its obligations hereunder shall be a valid defense to, or result in any offset against, any payments which Borrower is obligated to make under any of the Loan Documents.

Section 11.20 Conflict; Construction of Documents; Reliance.

In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower and Op Co Pledgor acknowledge and agree that, with respect to the Loan, Borrower and Op Co Pledgor shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any legal, beneficial or economic interest any of them may acquire in Borrower or Op Co Pledgor, and Borrower and Op Co Pledgor hereby irrevocably waive the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. Borrower and Op Co Pledgor acknowledge that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower, Op Co Pledgor or their Affiliates.

Section 11.21 Brokers and Financial Advisors.

Borrower hereby represents that, except for Hodges Ward Elliot (“Broker”), it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower will pay Broker a commission pursuant to a separate agreement. Borrower shall indemnify, defend and hold Lender harmless from and against any and all liabilities, obligations, losses, damages, claims, costs and expenses of any kind (including Lender’s attorneys’ fees and expenses) in any way relating to or arising from a claim by any Person (including Broker) that such Person acted on behalf of Borrower or Lender in connection with the transactions contemplated herein. The provisions of this Section 11.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.

Section 11.22 Exculpation.

Notwithstanding any other provision of the Loan Documents to the contrary, but subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower or Op Co Pledgor to perform and observe the obligations contained in this Agreement, the Note, the Pledge Agreement or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower or Op Co Pledgor, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under this Agreement, the Note, the Pledge Agreement and the other Loan Documents, or in the Collateral, or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower and Op Co Pledgor only to the extent of Borrower’s and Op Co Pledgor’s interest in the Collateral, and in any other collateral given to Lender, and Lender, by accepting this Agreement, the Note, the Pledge Agreement and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Borrower and Op Co Pledgor in any such action or proceeding under or by reason of or under or in connection with this Agreement, the Note, the Pledge Agreement or the other Loan Documents. In addition, for the avoidance of doubt, in no event shall the Debt or any other liabilities or obligations of Borrower or Op Co Pledgor be recourse to any Person that directly or indirectly own any equity interest in or otherwise controls any partner, member, director, officer or representative thereof (other than, in each case, the Guarantor). The provisions of this Section 11.22 shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents, except to the extent Lender has expressly waived in this Section 11.22 the right to sue Borrower and Op Co Pledgor for a money judgment; (b) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Pledge Agreement; (c) affect the validity or enforceability of any guaranty or indemnity made in connection with the Loan or any of the rights and remedies of Lender thereunder, except to the extent Lender has expressly waived in this Section 11.22 the right to sue Borrower and Operating Lessee for a money judgment; (d) impair the right of Lender to obtain the appointment of a receiver; (e) constitute a prohibition against Lender to seek a deficiency judgment against Borrower for the sole purpose of fully realizing the security granted by the Pledge Agreement or to commence any other appropriate action or proceeding in order for Lender to exercise its rights and remedies against the Collateral or any other collateral given to Lender pursuant to the Loan Documents; or (f) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including reasonable out of pocket attorneys’ fees and costs incurred and excluding any consequential treble, special or punitive damages, except to the extent Lender is liable for such damages pursuant to a third party claim) arising out of or in connection with, and Borrower shall be personally liable for, the following (all such liability and obligation of Borrower for any or all of the following being referred to herein as the “Borrower’s Recourse Liabilities”):

(i) fraud or intentional material misrepresentation by Borrower, Mortgage Borrower, Operating Lessee, Op Co Pledgor, Guarantor or any Person which Controls Borrower, Mortgage Borrower, Operating Lessee, Op Co Pledgor, or Guarantor (each, a “Borrower Control Party”) in connection with the Loan;

(ii) the gross negligence or willful misconduct by or on behalf of Borrower, Mortgage Borrower, Operating Lessee, Op Co Pledgor, Guarantor or any Affiliate of Borrower, Mortgage Borrower, Operating Lessee, Op Co Pledgor or Guarantor in connection with the Loan;

(iii) the breach of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity concerning Environmental Laws and Hazardous Substances and any indemnification of Lender and other Persons with respect thereto in either document;

(iv) the removal or disposal of any material portion of the Property after the occurrence and during the continuance of an Event of Default, except for the replacement of FF&E in the ordinary course of business with like items of quality and value (unless such portion of the Property is obsolete and no longer required for normal operations);

(v) (A) the misappropriation or conversion by Borrower, Mortgage Borrower, Operating Lessee, Op Co Pledgor, Guarantor, or any Borrower Control Party of any Insurance Proceeds paid by reason of any Casualty or any Awards or other amounts received by Borrower, Mortgage Borrower, Operating Lessee, Op Co Pledgor, Guarantor, or any Borrower Control Party in connection with a Condemnation of all or a portion of the Property, or (B) the misappropriation or conversion by Borrower, Mortgage Borrower, Operating Lessee, Op Co Pledgor, Guarantor, or any Borrower Control Party of Rents or payments made by the Counterparty under any Interest Rate Protection Agreement;

(vi) any security deposits, advance deposits or any other deposits collected with respect to the Property which are not delivered to Mortgage Lender upon a foreclosure of the Property or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of the applicable Leases prior to the occurrence of such foreclosure or action in lieu thereof or such security deposits were deposited with Mortgage Lender prior to such foreclosure or action in lieu thereof;

(vii) Borrower’s or Op Co Pledgor’s failure to pay (or to cause Mortgage Borrower or Operating Lessee to pay) any Taxes or assessments affecting the Property; provided that there shall be no liability hereunder if (A)(1) there are sufficient funds on deposit in the Tax Account that are fully available to Mortgage Lender in accordance with the terms and conditions of the Mortgage Loan Documents and (2) Mortgage Lender fails to apply the requisite portion of the Tax Funds, in accordance with the terms and conditions of the Mortgage Loan Documents, to the payment of such taxes or assessments or (B) there is insufficient cash flow from the operation of the Property to pay such amounts;

(viii) Borrower’s or Op Co Pledgor’s failure to obtain and maintain in full force and effect (or to cause Mortgage Borrower or Operating Lessee to obtain and maintain in full force and effect) fully paid for Policies as required by this Agreement; provided that there shall be no liability hereunder if, to the extent such failure arises solely due to non-payment of the applicable Insurance Premiums, (A)(1) there are sufficient funds on deposit in the Insurance Account that are fully available to Mortgage Lender in accordance with the terms and conditions of the Mortgage Loan Documents and (2) Mortgage Lender fails to apply the requisite portion of the Insurance Funds, in accordance with the terms and conditions of the Mortgage Loan Documents, to the payment of such Insurance Premiums or (B) there is insufficient cash flow from the operation of the Property to pay the applicable Insurance Premiums;

(ix) Borrower’s failure to pay or to cause Mortgage Borrower or Operating Lessee to pay charges for labor or materials or other charges that can create Liens on any portion of the Property, except to the extent that (1) sums sufficient to pay such amounts have been deposited in escrow accounts with Mortgage Lender pursuant to the terms of the Mortgage Loan Agreement which accounts were established for the payment thereof, such escrowed sums are fully available to Mortgage Lender in accordance with the terms and conditions of the Mortgage Loan Documents, and Mortgage Lender fails to apply the requisite portion thereof in accordance with the terms and conditions of the Mortgage Loan Documents to the payment of such amounts or (2) there is insufficient cash flow from the operation of the Property to pay such amount);

(x) Borrower’s indemnification of Lender set forth in Section 9.2 hereof;

(xi) any intentional material physical waste at the Property by Borrower, Mortgage Borrower, Op Co Pledgor, Operating Lessee, Guarantor, or any Borrower Control Party, except, with respect to any such waste resulting from insufficient cash flow from the operation of the Property to prevent such waste at the Property (so long as such insufficiency is not due to a breach of clause (v)(B) above);

(xii) any willful or intentional damage or destruction to the Property caused by the acts of Borrower, Mortgage Borrower, Op Co Pledgor, Operating Lessee or Guarantor that is not covered by payments received by Lender under the Policies;

(xiii) the payment of fees or other amounts by Borrower, Mortgage Borrower, Op Co Pledgor, or Operating Lessee to any of their Affiliates in violation of the Loan Documents; or

(xiv) Borrower’s failure to maintain in full force and effect the Interest Rate Protection Agreement;

(xv) Borrower’s, Mortgage Borrower’s, Op Co Pledgor’s, or Operating Lessee’s commission of any criminal act by which results in the forfeiture of the Property, the Collateral, or any portion thereof;

(xvi) the breach of any representation, warranty or covenant set forth in Section 3.1.8 or Section 4.2.10 hereof;

(xvii) the breach of any backward looking representations set forth in Section 3.1.24 and 3.1.50 hereof or, except as set forth in clause (B)(1) below, Borrower’s or Op Co Pledgor’s failure to maintain its status as a single purpose entity;

(xviii) intentionally omitted;

(xix) if Mortgage Borrower or Operating Lessee terminates Manager and such Manager is not replaced with a replacement Manager in accordance with the terms of this Agreement, or, if applicable, any replacement Manager, without obtaining Lender’s prior written consent thereto to the extent required hereunder;

(xx) intentionally omitted;

(xxi) if Borrower, Mortgage Borrower, Op Co Pledgor, or Operating Lessee, Guarantor or any Affiliate of Borrower, Mortgage Borrower, Op Co Pledgor, or Operating Lessee or Guarantor contests, impedes, delays or opposes the due exercise by Lender of any enforcement actions, remedies or other rights it has under or in connection with this Agreement or the other Loan Documents or objects to any notice of strict foreclosure or similar notice, which, in any such case, a court of competent jurisdiction determines was frivolous or not brought in good faith;

(xxii) Borrower’s or Op Co Pledgor’s failure to obtain Lender’s prior consent to any Indebtedness or, except as set forth in clause (B)(2) below, Lien (other than Permitted Encumbrances) except to the extent expressly permitted by this Agreement;

(xxiii) if either (I) the Franchise Agreement (or the right to operate the Property thereunder) shall expire, or be cancelled, surrendered or terminated by Mortgage Borrower or Operating Lessee or any affiliate of Mortgage Borrower or Operating Lessee, or by reason of any failure of Mortgage Borrower or Operating Lessee or any affiliate of Mortgage Borrower or Operating Lessee to perform its obligations in connection therewith, (II) Mortgage Borrower or Operating Lessee amends or modifies the Franchise Agreement, or (III) Mortgage Borrower or Operating Lessee or any affiliate of Mortgage Borrower or Operating Lessee takes any action in furtherance of any of the foregoing, in each case without the prior written consent of Lender or, in the case of clause (X)(I) above, without concurrently entering into a Replacement Franchise Agreement in accordance with this Agreement;

(xxiv) any distribution made in violation of 4.2.23 hereof;

(xxv) any liabilities and obligations of Borrower, Op Co Pledgor, Mortgage Borrower, or Operating Lessee arising out of any obligation of Borrower, Op Co Pledgor, or any Affiliate of Borrower or Op Co Pledgor (collectively, a “Borrower Affiliate”) accruing prior to, on or after any acquisition of title to the Collateral pursuant to a UCC foreclosure sale, a UCC strict foreclosure, an assignment in lieu of foreclosure or other enforcement action under the Loan Documents (collectively, an “Equity Collateral Enforcement Action”; and the date on which an Equity Collateral Enforcement Action is consummated, an “Equity Collateral Transfer Date”) to pay (A) legal fees to legal counsel engaged by any Borrower Affiliate prior to the Equity Collateral Transfer Date (other than legal fees to legal counsel engaged by Mortgage Borrower or Operating Lessee with respect to ordinary course operations at the Property, including leasing counsel), (B) amounts due under any agreement between the Borrower, Op Co Pledgor, Mortgage Borrower, or Operating Lessee on the one hand, and any Borrower Affiliate, on the other hand (unless such agreement has been assumed in writing by the Person acquiring the Collateral on or after the Equity Collateral Transfer Date or the Person acquiring the Collateral accepts performance under such agreement) or (C) amounts due for sixty (60) days or more under any agreement (other than a Lease) between the Borrower, Op Co Pledgor, Mortgage Borrower, or Operating Lessee, on the one hand, and any Person not Affiliated with Borrower or Op Co Pledgor, on the other hand, that has been entered into without the prior written approval of Lender to the extent such prior written approval was required under the Loan Documents (unless such agreement has been assumed in writing by the Person acquiring the Collateral on or after the Equity Collateral Transfer Date or the Person acquiring the Collateral accepts performance under such agreement), but in all events excluding any liability or obligation in connection with the Mortgage Loan;

(xxvi) the failure by Borrower, Op Co Pledgor, or any Borrower Affiliate to pay over to Lender or Mortgage Lender the proceeds of any owner’s policy of title insurance insuring Mortgage Borrower in accordance with the terms and conditions this Agreement; or

(xxvii) Borrower’s or Op Co Pledgor’s payment of any fees or commissions to any Affiliate of Borrower, Op Co Pledgor, or Guarantor in violation of the Loan Documents upon the occurrence and during the continuance of an Event of Default (it being agreed that the amount of any such fees or commissions shall constitute the loss).

Notwithstanding anything to the contrary in this Agreement, the Note or any of the other Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b) or 1111(b) or any other provisions of the U.S. Bankruptcy Code or any other Bankruptcy Law to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Obligations in accordance with the Loan Documents, and (B) the Debt shall be fully recourse to Borrower in the event that any of the following occurs (each, a “Springing Recourse Event”): (1) Borrower or Op Co Pledgor fails to maintain its status as a single purpose entity as required by, and in accordance with the terms and provisions of, Section 3.1.24 of this Agreement, which failure is cited as a factor in the consolidation of Borrower or Op Co Pledgor with any other entity (unless Lender voluntarily brings a motion for, or makes a motion in support of, substantive consolidation); (2) Borrower, Op Co Pledgor, Mortgage Borrower, or Operating Lessee fails to obtain Lender’s prior consent to any voluntary Lien (other than Permitted Encumbrances) encumbering the Property, the Collateral, or any part thereof or interest therein of Borrower, Op Co Pledgor, Mortgage Borrower, or Operating Lessee except to the extent expressly permitted by this Agreement; (3) Borrower or Op Co Pledgor fails to obtain Lender’s prior consent to any Transfer except to the extent expressly permitted by this Agreement or the Security Instrument; (4) any breach of

Section 4.2.20 hereof, (5) Borrower, Mortgage Borrower, Op Co Pledgor, or Operating Lessee files a voluntary petition under the Bankruptcy Law; (6) an Affiliate, officer or director which Controls, directly or indirectly, Borrower, Mortgage Borrower, Op Co Pledgor, or Operating Lessee files, or joins in the filing of, an involuntary petition against Borrower, Mortgage Borrower, Op Co Pledgor, or Operating Lessee under the Bankruptcy Law, or solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower from any Person; (7) Borrower, Mortgage Borrower, Op Co Pledgor, or Operating Lessee files an answer consenting to or joining in any involuntary petition filed against it by any other Person under the Bankruptcy Law, or solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower, Mortgage Borrower, Op Co Pledgor, or Operating Lessee from any Person; (8) any Affiliate, officer or director which Controls, directly or indirectly, Borrower, Mortgage Borrower, Op Co Pledgor, or Operating Lessee consents to or acquiesces in or joins in an application for the appointment by a Person other than Lender of a custodian, receiver, trustee, or examiner for Borrower or any portion of the Property unless Lender consents in writing to any such application; or (9) Borrower, Mortgage Borrower, Op Co Pledgor, or Operating Lessee makes an assignment for the benefit of creditors, or admits, in writing or in any action or proceeding, its insolvency or inability to pay its debts as they become due (other than (i) if such Borrower, Mortgage Borrower, Op Co Pledgor, or Operating Lessee truthfully acknowledges insolvency or its inability to pay its debts as they become due in any non-collusive, involuntary bankruptcy proceeding or other non-collusive litigation and (ii) such admission is made pursuant to a court order that requires a response).

Section 11.23 Prior Agreements.

This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, including, without limitation, the Term Sheet, dated October 19, 2017, are superseded by the terms of this Agreement and the other Loan Documents.

Section 11.24 Servicer.

(a) At the option of Lender, the Loan may be serviced by a master servicer, primary servicer, special servicer and/or trustee (any such master servicer, primary servicer, special servicer and trustee, together with its agents, nominees or designees, are collectively referred to herein as “Servicer”) selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to Servicer pursuant to a pooling and servicing agreement, servicing agreement, special servicing agreement and/or other agreement providing for the servicing of one (1) or more mezzanine loans (collectively, the “Servicing Agreement”) between Lender and Servicer. Borrower and Op Co Pledgor shall be responsible for (i) any reasonable set-up fees or any other initial costs and expenses relating to or arising under the Servicing Agreement and (ii) any fees and expenses of Servicer (including, without limitation, attorneys’ fees and disbursements) in connection with any release of the Property, any prepayment, assumption, amendment or modification of the Loan, any documents or matters requested by Borrower, special servicing or work-out of the Loan or enforcement of the Loan Documents; provided, however, that Borrower and Op Co Pledgor shall not be responsible for payment of scheduled monthly servicing fees due to Servicer under the Servicing

Agreement. Without limiting the generality of the foregoing, Servicer shall be entitled to reimbursement of costs and expenses as and to the same extent (but without duplication) as Lender is entitled thereto under this Agreement and the other Loan Documents. In addition, notwithstanding anything in this Agreement to the contrary, Borrower shall promptly reimburse Lender on demand for (A) interest payable on advances made by Servicer with respect to delinquent debt service payments (to the extent interest at the Default Rate actually paid by Borrower in respect of such payments are insufficient to pay the same), (B) expenses paid or advanced by Servicer in respect of the protection and preservation of the Property (including, without limitation, payments of Taxes and Insurance Premiums) or the enforcement of the Lender’s rights under the Loan Documents, together with any interest payable on advances made by the Servicer in connection therewith, (C) the following costs and expenses payable by Lender to Servicer as a result of an Event of Default or the Loan becoming specially serviced under the Servicing Agreement: (i) all liquidation fees that are due and payable to Servicer under the Servicing Agreement in connection with the exercise of any and all remedies permitted under this Agreement, (ii) all workout fees, special servicing fees, operating advisor fees and other similar fees that are due and payable to Servicer under the Servicing Agreement, which fees may be due and payable under the Servicing Agreement on a periodic or continuing basis, and (iii) the costs of all property inspections and/or appraisals of the Property (or any updates to any existing inspection or appraisal) that Servicer may be required to obtain (other than the cost of regular annual inspections required to be borne by Servicer under the Servicing Agreement), and (D) all reasonable costs and expenses payable by Lender to Servicer as a result of any special requests made by Borrower or Guarantor during the term of the Loan, including, without limitation, in connection with a prepayment, assumption or modification of the Loan.

(b) Upon notice thereof from Lender, Servicer shall have the right to exercise all rights of Lender and enforce all obligations of Borrower and Guarantor pursuant to the provisions of this Agreement and the other Loan Documents.

(c) Provided Borrower shall have been given notice of Servicer’s address by Lender, Borrower shall deliver, or cause to be delivered, to Servicer duplicate originals of all notices and other documents and instruments which Borrower or Guarantor may or shall be required to deliver to Lender pursuant to this Agreement and the other Loan Documents (and no delivery of such notices or other documents and instruments by Borrower or Guarantor shall be of any force or effect unless delivered to Lender and Servicer as provided above).

Section 11.25 Joint and Several Liability.

It is the intent of the parties hereto in determining whether (a) a breach of any representation, warranty or covenant has occurred, (b) a Default or Event of Default has occurred, or (c) an event has occurred which would create recourse obligations under Section 11.22 of this Agreement, that any such breach, occurrence or event with respect to Borrower or Op Co Pledgor shall be deemed to be such a breach, occurrence or event with respect to each of Borrower and Op Co Pledgor and that Borrower and Op Co Pledgor need not have both been involved with such breach, occurrence or event in order for the same to be deemed such a breach, occurrence or event with respect to each of Borrower and Op Co Pledgor.

Section 11.26 Creation of Security Interest.

Notwithstanding any other provision set forth in this Agreement, the Note, the Pledge Agreement or any of the other Loan Documents, Lender may at any time grant a security interest in all or any portion of its rights under this Agreement, the Note, the Pledge Agreement or any of the other Loan Documents (including, without limitation, the payments owing to it) (a) to any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System or to the central reserve bank or similar authority of any other country to secure any obligation of Lender or its Affiliates to such bank or similar authority or (b) to secure any borrowing by Lender or its Affiliates from any company that purchases or funds financial assets by issuing commercial paper.

Section 11.27 Intentionally Omitted.

Section 11.28 Set-Off.

In addition to any other rights and remedies of Lender provided by the Loan Documents and by law, during the continuance of an Event of Default, Lender shall have the right, without prior notice to Borrower or Operating Lessee, any such notice being expressly waived by Borrower and Operating Lessee to the extent permitted by applicable law, upon any amount becoming due and payable by Borrower hereunder or under the other Loan Documents (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Lender or any Affiliate of Lender to or for the credit or the account of Borrower. Lender agrees to promptly notify Borrower and Operating Lessee after any such set-off and application made by Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

Section 11.29 Component Notes.

Without in any way limiting Lender’s other rights under this Agreement or any other Loan Document (including Lender’s rights under Section 9.1 and Section 11.30 hereof), but subject to the terms and conditions set forth in Section 9.1, Lender shall have the right, at any time and in its sole and absolute discretion, to require Borrower to execute and deliver new component notes (including senior and junior notes) to replace the original note or modify the original note to reflect multiple components of the Loan, which notes may be paid in such order of priority as may be designated by Lender, provided that (a) the aggregate principal amount of such component notes or shall, on the date created, equal the Outstanding Principal Balance immediately prior to the creation of such component notes, (b) the weighted average interest rate of all such component notes shall, on the date created, equal the interest rate which was applicable to the Loan immediately prior to the creation of such component notes, and (c) the scheduled debt service payments on all such component notes shall, on the date created, equal the scheduled debt service payments under the Loan immediately prior to the creation of such component notes. Subject to the terms and conditions set forth in Section 9.1 and this Section 11.29, Borrower, at its cost and expense, shall cooperate with all reasonable requests of Lender in order to establish the component notes and shall execute and deliver, and cause to be executed and delivered, such documents as shall reasonably be required by Lender or any Rating Agency in connection therewith, all in form and substance reasonably satisfactory to Lender and, if applicable, satisfactory to such Rating Agency (including, without limitation, the severance of security documents). Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to establish the component notes as described in this Section 11.29, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until five (5) Business Days after notice has been given to Borrower by Lender of Lender’s intent to exercise its rights under such power. Following the Closing Date, all reasonable out-of-pocket third party costs and expenses incurred by Borrower, Guarantor, Manager and their respective Affiliates in connection with the creation of the component notes and all requirements relating thereto shall be paid by Lender.

Section 11.30 Mezzanine Loan.

Without in any way limiting Lender’s other rights under this Agreement or any other Loan Document (including Lender’s rights under Section 9.1 and Section 11.29 hereof), Lender shall have the right (the “Mezzanine Option”) at any time, in its sole and absolute discretion, to divide the Loan into one or more mezzanine loans (each individually, a “New Mezzanine Loan”). In effectuating the foregoing, Lender will make one or more mezzanine loans to single purpose, bankruptcy remote entities that own, directly or indirectly, all of the legal, beneficial and economic interests in Borrower (each individually, a “New Mezzanine Borrower”) in the amount of the related New Mezzanine Loan; each New Mezzanine Borrower will contribute the amount of its New Mezzanine Loan and the proceeds of any junior New Mezzanine Loan contributed to such New Mezzanine Borrower by its immediately junior New Mezzanine Borrower to Borrower or to its immediately senior New Mezzanine Borrower, as applicable; and Borrower will apply the contribution to pay down the Loan. In connection with the Mezzanine Option:

(a) Lender shall have the right to establish different interest rates and debt service payments for the Loan and the New Mezzanine Loans and to require the payment of the Loan and the New Mezzanine Loans in such order of priority as may be designated by Lender; provided, that (i) the aggregate principal amount of the Loan and the New Mezzanine Loans shall equal the Outstanding Principal Balance immediately prior to the creation of the Loan and the New Mezzanine Loans, (ii) the weighted average interest rate of the Loan and the New Mezzanine Loans shall, on the date created, equal the interest rate which was applicable to the Loan immediately prior to creation of the Loan and the New Mezzanine Loans and (iii) the scheduled debt service payments on the Loan and the New Mezzanine Loans shall, on the date created, equal the scheduled debt service payments under the Loan immediately prior to creation of the Loan and the New Mezzanine Loans.

(b) Each New Mezzanine Borrower shall be a single purpose, bankruptcy remote entity under the criteria established by the Rating Agencies and shall own directly one hundred percent (100%) of the legal, beneficial and economic interests in Borrower or its immediately senior New Mezzanine Borrower, as applicable. The security for any New Mezzanine Loan shall include a pledge by the related New Mezzanine Borrower of one hundred percent (100%) of the direct ownership interests in Borrower or its immediately senior New Mezzanine Borrower, as applicable.

(c) Borrower and New Mezzanine Borrowers shall cooperate with all reasonable requests of Lender in order to convert the Loan into the Loan and the New Mezzanine Loans and shall execute and deliver, and cause to be executed and delivered, such documents as shall reasonably be required by Lender or any Rating Agency in connection therewith, all in form and substance substantially similar to the Loan Documents and otherwise reasonably satisfactory to Lender and, if applicable, satisfactory to such Rating Agency (including, without limitation, the delivery of bankruptcy non-consolidation opinions and the modification of organizational documents and loan documents). Each of Borrower and New Mezzanine Borrowers hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to convert the Loan as described in this Section 11.30, each of Borrower and New Mezzanine Borrowers ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until five (5) days after notice has been given to Borrower by Lender of Lender’s intent to exercise its rights under such power. Following the Closing Date, all reasonable out-of-pocket third party costs and expenses incurred by Borrower, Guarantor, Manager and their respective Affiliates in connection with the creation of the New Mezzanine Loan and all requirements relating thereto shall be paid by Lender.

Section 11.31 Approvals; Third Parties; Conditions.

(a) All approval rights retained or exercised by Lender with respect to any Leases, contracts, plans, studies and other matters are solely to facilitate Lender’s credit underwriting, and shall not be deemed or construed as a determination that Lender has passed on the adequacy thereof for any other purpose and may not be relied upon by Borrower, Operating Lessee or any other Person.

(b) This Agreement and the other Loan Documents are for the sole and exclusive use of Borrower, Op Co Pledgor and Lender and may not be enforced, nor relied upon, by any other Person. Nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon any Person other than Borrower, Op Co Pledgor and Lender any right to insist upon or to enforce the performance or observance of any of the terms, covenants and conditions contained herein or therein. All conditions to the obligations of Lender hereunder or under the other Loan Documents are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions or be entitled to assume that Lender will refuse to make the Loan (or, if applicable, make any advances) or otherwise perform or satisfy such obligations in the absence of strict compliance with any or all of such conditions and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender at any time in Lender’s sole and absolute discretion.

Section 11.32 Limitation on Liability of Lender’s Officers, Employees, etc.

Any obligation or liability whatsoever of Lender which may arise at any time under this Agreement or any other Loan Document shall be satisfied, if at all, out of Lender’s interest in the Collateral only. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, any other asset or property of Lender or the asset or property of any of Lender’s shareholders, directors, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.

Section 11.33 Certain Additional Rights of Lender (VCOC).

Notwithstanding anything to the contrary contained in this Agreement, Lender shall have:

(a) the right to routinely consult with and advise Borrower’s and Op Co Pledgor’s management regarding the significant business activities and business and financial developments of Borrower and Op Co Pledgor; provided, however, that such consultations shall not include discussions of environmental compliance programs or disposal of Hazardous Substances. Consultation meetings should occur on a regular basis (no less frequently than quarterly) with Lender having the right to call special meetings at any reasonable times upon reasonable notice;

(b) the right, in accordance with the terms of this Agreement, to examine the books and records of Borrower and Op Co Pledgor at any reasonable times upon reasonable notice;

(c) the right, in accordance with the terms of this Agreement, to receive the financial reports described herein, as and when described herein; and

(d) the right, without restricting any other rights of Lender under this Agreement (including any similar right), to approve any acquisition by Borrower, Mortgage Borrower, Op Co Pledgor, or Operating Lessee of any other significant property (other than personal property required for the day to day operation of the Property or the ownership of the Collateral).

The rights described above in this Section 11.33 may be exercised by any entity which owns and Controls, directly or indirectly, substantially all of the interests in Lender.

Section 11.34 Intentionally Omitted.

Section 11.35 Intercreditor Agreement.

Borrower hereby acknowledges and agrees that the Intercreditor Agreement is solely for the benefit of Lender and Mortgage Lender, and that neither Borrower nor Mortgage Borrower shall be third-party beneficiaries (intended or otherwise) of any of the provisions therein, have any rights thereunder, or be entitled to rely on any of the provisions contained therein. Lender and Mortgage Lender have no obligation to disclose to Borrower or Mortgage Borrower the contents of the Intercreditor Agreement. Borrower’s obligations under the Loan Documents are and will be independent of the Intercreditor Agreement and shall remain unmodified by the terms and provisions thereof.

Section 11.36 Limitation on Liability of Op Co Pledgor.

Notwithstanding the foregoing or any other provision of this Agreement or any of the other Loan Documents to the contrary, Lender, and its successors and assigns, agrees that Op Co Pledgor is not the “Borrower” hereunder, that Op Co Pledgor has not executed the Note, and that under no circumstances whatsoever will Op Co Pledgor be personally liable hereunder or under any of the other Loan Documents for the repayment of the Debt; provided, however, that the foregoing shall in no way relieve Op Co Pledgor of its obligations hereunder or under any other Loan Documents to which it is a party or limited Lender’s rights with respect to any Lien granted by Op Co Pledgor pursuant to any Loan Document to secure the payment or performance of any of Borrower’s or Op Co Pledgor’s obligations under the Loan Documents, including, without limitation, to pay the Debt.

Section 11.37 Waiver of Rights, Defenses and Claims.

Each of Borrower and Op Co Pledgor hereby unconditionally and irrevocably waives all rights, defenses and claims that Borrower and Op Co Pledgor may have based on the fact that certain terms and provisions of the Mortgage Loan Agreement, including without limitation certain definitions set forth in Section 1.1 of the Mortgage Loan Agreement, are incorporated into this Agreement by reference.

Section 11.38 Additional Provisions. Notwithstanding anything to the contrary contained herein, each of Borrower and Op Co Pledgor hereby agrees as follows:

(a) If any action, proposed action or other decision is consented to or approved by Mortgage Lender, such consent or approval shall not be binding or controlling on Lender. Each of Borrower and Op Co Pledgor hereby acknowledges and agrees that (i) the risks of Mortgage Lender in making the Mortgage Loan are different from the risks of Lender in making the Loan, (ii) in determining whether to grant, deny, withhold or condition any requested consent or approval, Mortgage Lender and Lender may reasonably reach different conclusions, and (iii) Lender has an absolute independent right to grant, deny, withhold or condition any requested consent or approval based on its own point of view, but subject to the standards of consent set forth herein. Furthermore, the denial by Lender of a requested consent or approval shall not create any liability or other obligation of Lender if the denial of such consent or approval results directly or indirectly in a default under the Mortgage Loan, and each of Borrower and Op Co Pledgor hereby waives any claim of liability against Lender arising from any such denial unless Lender has not complied with any applicable standard for consent. Notwithstanding anything to the contrary contained in this Section 11.38(a), to the extent that Mortgage Lender requires Mortgage Borrower to perform, or refrain from performing, any action pursuant to the terms of the Mortgage Loan Documents, Lender shall not withhold its consent to the performance of, or the refraining from performing, such action if such failure to act or refrain from acting by Mortgage Borrower (after the expiration of any applicable notice and cure periods) would be a Mortgage Loan Event of Default.

(b) Each of Borrower and Op Co Pledgor hereby grants Lender and its designees the right to enter upon the Property at any time following the occurrence and during the continuance of any Event of Default or the assertion by Mortgage Lender that a default has occurred, under the Mortgage Loan Documents, for the purpose of taking any such action or to appear in, defend or bring any action or proceeding to protect Lender’s interest. Lender may take such action as Lender deems reasonably necessary or desirable to carry out the intents and purposes of this Section (including communicating with Mortgage Lender with respect to any Mortgage Loan defaults), without prior notice to, or consent from, Borrower, Mortgage Borrower, Op Co Pledgor, or Operating Lessee. Lender shall have no obligation to complete any cure or attempted cure undertaken or commenced by Lender. All sums so paid and the costs and expenses incurred by Lender in exercising rights under this Section (including, without limitation, reasonable attorneys’ and other professional fees), with interest at the Default Rate, for the period from the date of demand by Lender to Borrower for such payments to the date of payment to Lender, shall constitute a portion of the Debt, shall be secured by the Pledge Agreement and shall be due and payable to Lender within ten (10) Business Days following demand therefor.

(c) Without obtaining the prior written consent of Lender, neither Borrower nor Op Co Pledgor shall cause or knowingly permit Mortgage Borrower, Operating Lessee, or any Guarantor or Affiliate of Borrower or Op Co Pledgor to (i) grant any additional collateral to, or incur any guaranty, indemnity or other obligation on account of the Mortgage Loan in favor of Mortgage Lender, except for collateral and guaranty, indemnity and other obligations as required pursuant to the Mortgage Loan Documents on the date hereof; or (ii) refinance or prepay in full the Mortgage Loan unless such refinancing or prepayment occurs simultaneously with the payment in full of the Debt.

(d) In connection with the exercise of its rights set forth in the Loan Documents or the Intercreditor Agreement, Lender shall have the right at any time and from time to time to discuss the Property, the Collateral, the Loan, the Mortgage Loan or any other matter relating to the Property, the Collateral, the Loan or the Mortgage Loan directly with Mortgage Lender or Mortgage Lender’s consultants, agents or representatives, without notice to or permission from Mortgage Borrower, Operating Lessee, Borrower, Op Co Pledgor, Guarantor or any other Person, nor shall Lender have any obligation to disclose such discussions or the contents thereof with Mortgage Borrower, Operating Lessee, Borrower, Op Co Pledgor, any Guarantor or any other Person.

(e) If at any time and from time to time all or part of any payment made by Borrower under or with respect to this Agreement or the other Loan Documents violated the terms of the Mortgage Loan Documents and must be paid or released to Mortgage Lender pursuant to the Intercreditor Agreement, then the obligations of Borrower hereunder and the other Loan Documents shall, to the extent of such payment, be deemed to have continued in existence and been reinstated, notwithstanding such previous payment to Lender by Borrower, all as though such previous payment had never been made, provided that the amount turned over to Mortgage Lender pursuant to the Intercreditor Agreement is applied to amounts due under the Mortgage Loan.

(f) Borrower, Op Co Pledgor, and Lender hereby acknowledge and agree that, as to any clauses or provisions contained in this Agreement or any of the other Loan Documents to the effect that (i) Borrower or Op Co Pledgor shall cause Mortgage Borrower or Operating Lessee, as applicable, to act or to refrain from acting in any manner or (ii) Borrower or Op Co

Pledgor shall cause to occur or not to occur, or otherwise be obligated in any manner with respect to, any matters pertaining to Mortgage Borrower, Operating Lessee, or the Property, as applicable, or (iii) other similar effect, such clause or provision, in each case, is intended to mean, and shall be construed as meaning, that Borrower or Op Co Pledgor, as applicable, has undertaken to act and is obligated to act only in Borrower’s or Op Co Pledgor’s respective capacity as the sole member of Mortgage Borrower (which Mortgage Borrower, in turn, is the fee owner of the Property) or Operating Lessee, as applicable, but not directly with respect to Mortgage Borrower, Operating Lessee, or the Property or in any other manner which would violate any of the covenants contained in Section 3.1.24 hereof or other similar covenants contained in Borrower’s Organizational Documents or Operating Lessee’s Organizational Documents.

(g) Without obtaining the prior written consent of Lender, neither Borrower nor Op Co Pledgor shall cause or permit Mortgage Borrower or Operating Lessee to (i) enter into or be bound by any Mortgage Loan Documents after the date hereof or enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any of the Mortgage Loan Documents (other than ministerial or de minimis modifications, which do not affect any of the economic terms therein or change any rights or obligations of the parties thereunder), or (ii) grant to Mortgage Lender any consent or waiver. Borrower and Op Co Pledgor shall cause Mortgage Borrower and Operating Lessee to provide Lender with a copy of any amendment, waiver, supplement, termination or other modification to the Mortgage Loan Documents within five (5) days after the execution thereof. Without obtaining the prior written consent of Lender, neither Borrower nor Op Co Pledgor shall cause or permit Mortgage Borrower or Operating Lessee to amend or modify the Organizational Documents of Mortgage Borrower or Operating Lessee in any respect which would (i) limit distributions to be made to Borrower or Op Co Pledgor, (ii) limit cure rights of Borrower or Op Co Pledgor, (iii) modify the special purpose entity requirements set forth therein or (iv) would in any other respect have any material adverse effect on Lender.

(h) Borrower and Op Co Pledgor shall, or shall cause Mortgage Borrower or Operating Lessee to, from time to time, use commercially reasonable efforts to obtain from Mortgage Lender such certificates of estoppel with respect to compliance by Mortgage Borrower and Operating Lessee with the terms of the Mortgage Loan Documents as may be reasonably requested by Lender. In the event or to the extent that Mortgage Lender is not legally obligated to deliver such certificates of estoppel and is unwilling to deliver the same, or is legally obligated to deliver such certificates of estoppel but breaches such obligation, then Borrower and Op Co Pledgor shall not be in breach of this provision so long as Borrower and Op Co Pledgor furnish to Lender an estoppel executed by Borrower, Op Co Pledgor, Mortgage Borrower, and Operating Lessee expressly representing to Lender the information requested by Lender regarding compliance by Mortgage Borrower and Operating Lessee with the terms of the Mortgage Loan Documents. Borrower hereby indemnifies Lender from and against all liabilities, obligations, losses, damages, penalties, assessments, actions, or causes of action, judgments, suits, claims, demands, costs, expenses (including, without limitation, reasonably attorneys’ and other professional fees, whether or not suit is brought and settlement costs) and disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Lender based in whole or in part upon any fact, event, condition, or circumstances relating to the Mortgage Loan which was misrepresented in, or which warrants disclosure and was intentionally omitted from such estoppel executed by Borrower, Op Co Pledgor, Mortgage Borrower, and Operating Lessee.

(i) Borrower and Op Co Pledgor shall, or shall cause Mortgage Borrower or Operating Lessee, as applicable, to: (i) diligently perform and observe all of the terms, covenants and conditions of the Mortgage Loan Documents on the part of any Mortgage Borrower or Operating Lessee to be performed and observed, unless such performance or observance shall be waived in writing by Mortgage Lender (provided, however, nothing herein is intended to constitute a guaranty of Mortgage Borrower’s or Operating Lessee’s payment or performance under the Mortgage Loan Documents); (ii) promptly notify Lender of the giving of any notice by Mortgage Lender to Mortgage Borrower or Operating Lessee of any default by Mortgage Borrower or Operating Lessee in the performance or observance of any of the terms, covenants or conditions of the Mortgage Loan Documents on the part of Mortgage Borrower or Operating Lessee to be performed or observed and deliver to Lender a true copy of each such notice; and (iv) deliver a true, correct and complete copy of all material notices, demands, requests or material correspondence given or received by Mortgage Borrower or Operating Lessee or Guarantor to or from Mortgage Lender or its agent. Without limiting the foregoing, Borrower shall cause Mortgage Borrower to fund all reserves required to be funded pursuant to the Mortgage Loan Documents.

(j) Borrower acknowledges that (A)(i) Lender is a subsidiary of Claros Mortgage Trust, Inc. (“CMTG”); (ii) CMTG is a mortgage REIT managed by an affiliate of Mack Real Estate Credit Strategies, L.P. (“MRECS”); (iii) certain principals of MRECS and/or their family members (collectively, the “Mack Persons”) have interests in a variety of investment vehicles and portfolio companies, some of whom may (x) have business relationships with Borrower and/or (y) now, or in the future, manage, franchise or otherwise provide services to the hotel located on the Property and/or Borrower, and (B) notwithstanding that an Other Entity (as hereinafter defined) may now, or in the future, manage, franchise or otherwise provide services to the hotel located on the Property and/or Borrower, (x) none of the provisions of this Agreement shall in any way limit the activities of Mack Persons and its affiliates, investment vehicles or portfolio companies who are not parties to this Agreement (each, an “Other Entity” and, collectively, the “Other Entities”), and (y) the business activities of the Other Entities shall not affect Borrower’s obligations and liabilities hereunder.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

LENDER:

CMTG LENDER 12 LLC,
a Delaware limited liability company

By: Claros Mortgage Trust, Inc.
A Maryland Corporation

By:	/s/ J. Michael McGillis
Name:	J. Michael McGillis
Title:	Authorized Signatory

BORROWER:

CINDAT HERSHA OWNER JV ASSOCIATES, LLC,
a Delaware limited liability company

By:	/s/ Ashish R. Parikh
Name: Ashish R. Parikh
Title: Authorized Signatory

OP CO PLEDGOR:

CINDAT HERSHA LESSEE JV ASSOCIATES, LLC,
a Delaware limited liability company

By:	/s/ Ashish R. Parikh
Name: Ashish R. Parikh
Title: Authorized Signatory